As filed with the Securities and Exchange Commission
                                on April 23, 1998

                              Registration No. 33-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   FORM S-4 EF
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             SALISBURY BANCORP, INC.
                             -----------------------
             (Exact name of Registrant as specified in its charter)

                                  ------------

CONNECTICUT                         0-14550                     PENDING
-----------                         -------                     -------
(State or other           (Primary Standard                  (I.R.S. Employer
jurisdiction of           Classification Code                Identification No.)
incorporation or          Number)
organization)

                            -----------------------
                            SALISBURY BANCORP, INC.
                                5 BISSELL STREET
                            LAKEVILLE, CT 06039-1868
                               TEL. (860) 435-9801
                               -------------------
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                5 BISSELL STREET
                            LAKEVILLE, CT 06039-1868
                               TEL. (860) 435-9801
                               -------------------
          (Address of principal place of business or intended principal place of business)

                                 JOHN F. PEROTTI
                                5 BISSELL STREET
                            LAKEVILLE, CT 06039-1868
                               TEL. (860) 435-9801
                               -------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                      With copies of all communications to:
                                 J. J. CRANMORE
                          CRANMORE, FITZGERALD & MEANEY
                             49 WETHERSFIELD AVENUE
                           HARTFORD, CONNECTICUT 06114
                            TELEPHONE (860) 522-9100
                                   -----------
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
                                   -----------
         If any of the securities being registered on this Form are to be offered: in connection with the Formation of a holding company and there is compliance with General Instruction G, check the following box: [X ]

============================================================================================================================
                                               CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
 Title of Each Class of
    Securities to be      Proposed Maximum Amount      Proposed Maximum        Aggregate Offering     Amount of Registration
      Registered            to be Registered        Offering Price Per Unit           Price                    Fee *
----------------------------------------------------------------------------------------------------------------------------
 Common Stock par value         1,577,856                    N/A                       N/A                  $10,557.32
     $.10 per share
============================================================================================================================

* Estimated solely for the purpose of computing the registration fee. Pursuant to Rule 457(f)(1) under the Securities Act of 1933, the registration fee is based upon the market value of the 260,273 shares of common stock of Salisbury Bank and Trust Company to be exchanged in the Reorganization ($35,787,537), has not been allocated among the common stock of the registrant to be issued in the Reorganization and is not based on the market value of such securities.

                             SALISBURY BANCORP, INC.

         Cross-Reference Sheet Between Items in Form S-4 and Prospectus
                    Pursuant to Item 501(b) of Regulation S-K


Item No.          Form S-4 Caption                          Heading In Prospectus
--------          ----------------                          ---------------------

                  A. INFORMATION ABOUT THE TRANSACTION

Item 1.           Forepart of Registration Statement and             Cover Page of Registration
                  Outside Front Page                                 Statement; Cross Reference
                  Front Cover Page of Prospectus                     Sheet; Outside Front Cover Page
                                                                     of Prospectus

Item 2.           Inside Front and Outside Back Cover                Inside Front Cover Page of
                  Pages of Prospectus                                Prospectus; Available Information;
                  Table of Contents

Item 3.           Risk Factors, Ratio of Earnings to                 Summary; Risk Factors; Introduction;
                  Fixed Charges and Other Information                Approval of the Plan and Exchange


Item 4.           Terms of the Transaction                           Summary; Approval of the Plan and
                                                                     Exchange; Company Capital Stock;
                                                                     Comparison of the Rights of
                                                                     Holders of Bank Common Stock and
                                                                     Company Common Stock

Item 5.           Pro Forma Financial Information                    Historical and Pro Forma
                  Combined Capitalization

Item 6.           Material Contracts with the Company                *
                  Acquired

Item 7.           Additional Information Required for                *
                  Reoffering by Persons and Parties Deemed
                  to be Underwriters

Item 8.           Interests of Named Experts and Counsel             *

Item 9.           Disclosure of Commission Position on               *
                  Indemnification for Securities Act
                  Liabilities

                  B. INFORMATION ABOUT THE REGISTRANT

Item 10.          Information with Respect to S-3                    *
                  Registrants

Item 11.          Incorporation of Certain Information by            *
                  Reference

Item 12.          Information with Respect to S-2 or S-3             *
                  Registrants

Item No. Form S-4 Caption                                            Heading In Prospectus
-------------------------                                            ---------------------

Item 13.          Incorporation of Certain Information by            *
                  Reference

Item 14.          Information with Respect to Registrants            Available Information; Summary;
                  Other than S-2 or S-3 Registrants                  Approval of the Plan of Exchange;
                                                                     Historical and Pro Forma Combined
                                                                     Capitalization; Management of the
                                                                     Company

                  C.  INFORMATION ABOUT THE COMPANY
                          BEING ACQUIRED

Item 15.          Information with Respect to S-3 Companies          *

Item 16.          Information with Respect to S-2 or S-3             *
                  Companies

Item 17.          Information with Respect to Companies              Available Information; Summary;
                  Other than S-2 or S-3 Companies                    Business of Salisbury; Selected
                                                                     Consolidated Financial Data,
                                                                     Management's Discussion Analysis

                  D.  VOTING AND MANAGEMENT INFORMATION

Item 18.          Information if Proxies, Consents or                Summary; Introduction; Approval
                  Authorizations Are to be Solicited                 of the Plan and Exchange

Item 19.          Information if Proxies, Consent or                 *
                  Authorization Are Not to be Solicited
                  or in an Exchange Offer

--------------------
* Omitted because inapplicable or answer is in the negative.

                        SALISBURY BANK AND TRUST COMPANY

                                5 BISSELL STREET
                          LAKEVILLE, CONNECTICUT 06039

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 27, 1998

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Salisbury Bank and Trust Company (the "Bank") will be held at the Main Office of the Bank, 5 Bissell Street, Lakeville, Connecticut on Saturday, the 27th day of June, 1998, at 10:00 a.m. for the following purposes:

         1. To elect two (2) directors for a three (3) year term; who with the eight (8) directors whose terms do not expire at this meeting, will constitute the full Board of Directors of the Bank.

         2. To approve the appointment by the Board of Directors of Shatswell, MacLeod & Company, P.C. as independent auditors for the year ending December 31, 1998.

         3. To approve the Agreement and Plan of Reorganization by which the Bank's proposed holding company, Salisbury Bancorp, Inc. would acquire all of the outstanding common stock of the Bank in exchange for its common stock.

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed May 15, 1998 as the record date for the determination of shareholders entitled to notice of, and to vote at, this Annual Meeting or any adjournment thereof. In order that you may be represented at the meeting, please complete, date, sign, and mail promptly the enclosed proxy for which a postage-prepaid return envelope is provided. If you attend the meeting and desire to vote in person, your proxy will not be used.

                                             BY ORDER OF THE BOARD OF DIRECTORS,
                                             SALISBURY BANK AND TRUST COMPANY


                                             /s/ MARGARET M. WILCOX
                                             -----------------------------------
                                                 Margaret M. Wilcox
                                                 Secretary

May 22, 1998

             The Proxy is being solicited by the Board of Directors.



                             SALISBURY BANCORP, INC.
                                       AND
                        SALISBURY BANK AND TRUST COMPANY
                                5 BISSELL STREET
                          LAKEVILLE, CONNECTICUT 06039
                                 (860) 435-9801

                         PROXY STATEMENT AND PROSPECTUS

                      3,000,000 Shares of Common Stock, par
                 value $.10 per share of Salisbury Bancorp, Inc.

         This document serves as a Proxy Statement for the Annual Meeting of Shareholders of Salisbury Bank and Trust Company ("Salisbury" or the "Bank") and as a Prospectus of Salisbury Bancorp, Inc. (the "Company") with respect to shares of Company common stock, par value $.10 per share (the "Company Common Stock") to be offered in connection with a proposed acquisition by the Company of Salisbury pursuant to an Agreement and Plan of Reorganization (the "Plan") between Salisbury and the Company.

         At the Annual Meeting, shareholders will be asked to vote upon a proposal to approve the Plan by which the Company would acquire all of the outstanding Salisbury Common Stock, par value $3.33 per share (the "Bank Common Stock") in a transaction whereby each shareholder of Salisbury will receive six
(6) shares of the Company's Common Stock for each share of Salisbury Common Stock owned by them. Salisbury will thereby become a wholly owned subsidiary of the Company.

         Shareholders also will be asked at the Annual Meeting to vote on to elect two (2) directors for a three (3) year term; who with the eight (8) directors whose terms do not expire at this meeting, will constitute the full Board of Directors of the Bank and the ratification of the appointment of Shatswell, MacLeod & Company, P.C. as Salisbury's independent certified public accountants to audit the books and accounts for the year ending December 31, 1998.

         Any shareholders who object to the Plan and who give proper notice thereof on or before the date of the Annual Meeting have the right, under Connecticut law, to receive payment for the value of their stock if they follow the required statutory procedures. See the section entitled "Appraisal Rights of Dissenting Shareholders" for further information concerning the rights of dissenting shareholders.

         NO  PERSON  IS  AUTHORIZED  TO GIVE  ANY  INFORMATION  OR TO  MAKE  ANY
REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT AND PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS

HAVING BEEN AUTHORIZED. THE PROXY STATEMENT AND PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT AND PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION, TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT AND PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES MADE UNDER THIS PROXY STATEMENT AND PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS PROXY STATEMENT AND PROSPECTUS.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC") OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC, THE FDIC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT AND PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The date of this Proxy Statement and Prospectus is __________, 1998.

                              AVAILABLE INFORMATION

         Salisbury Bank and Trust Company ("Salisbury" or the "Bank") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules, and regulations thereunder. In accordance therewith, Salisbury files reports, proxy statements and other information with the Federal Deposit Insurance Corporation (the "FDIC"). Such reports, proxy statements and other information filed by Salisbury are available for inspection and copying, upon payment of prescribed fees, at the public reference facilities maintained by the FDIC at 550 17th Street, Room F-643, N.W., Washington, DC 20429 and are available for inspection in the Public Inspection File maintained by the Public Information Department of the Federal Reserve Bank in New York at 33 Liberty Street, New York, New York 10045.

         It is expected that the Company will be subject to the informational requirements of the Exchange Act and in accordance therewith will file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements, and other information, when filed can be inspected and copied at the SEC's Public Reference Section, Room 1204, 450 Fifth Street, N.W., Washington, DC 20549, and at the following Regional Offices of the SEC: New York Regional Office, Room 1028, Federal Building, 26 Federal Plaza, New York, New York 10006; and Chicago Regional Office, Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604. Copies of such material can also be obtained from the Public Reference Section of the SEC, 450 Fifth Street N.W., Washington, DC 20549 at prescribed rates. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the SEC. The address of the SEC's Web site is (http://www.sec.gov).

         NO AGENT, OFFICER OR DIRECTOR OF SALISBURY OR THE COMPANY OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROXY STATEMENT AND PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SALISBURY OR THE COMPANY.

                                TABLE OF CONTENTS
                                                                            PAGE
AVAILABLE INFORMATION .........................................................4
SUMMARY ...................................................................... 8
RISK FACTORS .................................................................12
HISTORICAL AND PRO FORMA COMBINED CAPITALIZATION .............................14
INTRODUCTION .................................................................15
      General ................................................................15
      Record Date; Voting Rights. ............................................15
      Solicitation, Revocation and Use of Proxies ............................16
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT ...............................17
MANAGEMENT OF THE BANK .......................................................19
      Principal Shareholders of the Bank .....................................19
PROPOSAL 1 - ELECTION OF DIRECTORS ...........................................19
      Committees of the Board of Directors ...................................21
      Fees ...................................................................22
      Director Attendance ....................................................22
      Certain Business Relationships .........................................22
      Indebtedness of Management and Others ..................................22
EXECUTIVE COMPENSATION OF PRINCIPAL OFFICERS .................................24
      Summary Compensation Table .............................................24
      Options/SAR Grants In Last Fiscal Year .................................24
      Aggregated Options/SAR Exercises in Last Fiscal Year
           and Fiscal Year-End Options/SAR Values ............................25
      Insurance ..............................................................25
      Pension Plan ...........................................................25
      Compliance  with  Section  16(a) of the  Exchange  Act 26 ..............26
PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT
   OF INDEPENDENT AUDITORS ...................................................27
PROPOSAL 3 - APPROVAL OF THE PLAN AND THE EXCHANGE ...........................27
      General ................................................................27
      Background of the Exchange .............................................28
      Reasons for the Exchange ...............................................29
      Vote Required ..........................................................28
      Exchange of Salisbury Shares ...........................................29
      Governmental and Regulatory Approvals ..................................30
      Federal Income Tax Consequences ........................................30
      Conditions to the Exchange .............................................31
      Amendment ..............................................................31
      Termination and Abandonment ............................................31
      Accounting Treatment ...................................................32
      Salisbury Stock Options ................................................32
      Expenses ...............................................................32
      Resale of Company  Common  Stock .......................................32
      Listing on the AMEX Stock Market .......................................32

      Deregistration of the Bank's Common Stock ..............................33
APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS ..................................33
CERTAIN LEGAL MATTERS ........................................................34
      The Bank Holding Company Act ...........................................34
      Connecticut Bank Holding Company and Bank Acquisition Act ..............36
COMPANY CAPITAL STOCK ........................................................36
      Voting Rights ..........................................................36
      Preemptive Rights ......................................................37
      Dividend Rights ........................................................37
      Transfer Agent and Registrar ...........................................37
      Market .................................................................37
BANK CAPITAL STOCK ...........................................................37
      Market .................................................................37
      Dividends ..............................................................38
COMPARISON OF THE RIGHTS OF HOLDERS OF BANK COMMON STOCK
    AND COMPANY COMMON STOCK .................................................39
      General ................................................................39
      Limitation of Liability of Directors ...................................39
      Capitalization .........................................................40
      Voting and Other Rights ................................................40
      Dividends ..............................................................40
      Preemptive Rights ......................................................41
      Shareholders' Meetings .................................................41
      Board of Directors .....................................................41
      Fair Price Provision ...................................................42
      Board of Directors Approval of a Business Combination or Stock Purchase 43
      Certificate of Incorporation Amendments ................................44
      Bylaw Amendments .......................................................44
      Appraisal Rights .......................................................45
      Transfer Agent and Registrar ...........................................45
      Indemnification ........................................................46
      Preferred Stock ........................................................46
REGULATION AND SUPERVISION ...................................................46
      Connecticut Regulation .................................................46
      Capital Requirements ...................................................47
      FDIC Regulation ........................................................48
      Federal Reserve System Regulation ......................................48
      Effects of Government Policy ...........................................52
THE BUSINESS OF THE COMPANY ..................................................52
      Competition ............................................................52
      Bank Properties ........................................................54
      Legal Proceedings ......................................................54
      Certain Supervisory Matters ............................................55
SELECTED CONSOLIDATED FINANCIAL DATA OF THE BANK .............................56
MANAGEMENT'S DISCUSSION AND ANALYSIS .........................................57

      Overview ...............................................................57
      Results of Operations ..................................................58
      Average Balances, Interest Earned or Paid And Rates ....................60
      Financial Condition ....................................................61
      Recent Accounting Pronouncement ........................................64
      Disclosures Relating to "Year 2000" ....................................64
      Forward Looking Statements .............................................65
FINANCIAL STATEMENTS ..................... ...................................66
MANAGEMENT OF THE COMPANY ....................................................67
      General Information ....................................................67
      Board of Directors of the Company ......................................67
PROPOSAL 4 - OTHER BUSINESS ..................................................67
SHAREHOLDER PROPOSALS ........................................................68
SHAREHOLDER INFORMATION ......................................................68
LEGAL MATTERS ................................................................68
EXPERTS ......................................................................68

Agreement and Plan of Reorganization .................................Appendix A
Connecticut Statute Governing Appraisal Rights .......................Appendix B

                                     SUMMARY

         This summary is provided to assist shareholders in their review of this Proxy Statement and Prospectus. This summary should not be considered complete and is qualified in its entirety by the more detailed information appearing elsewhere herein and in the Appendix attached hereto.

INTRODUCTION

         This Proxy Statement and Prospectus is furnished in connection with the solicitation of proxies by the Board of Directors of Salisbury for the Annual Meeting of Shareholders of Salisbury. This Proxy Statement and Prospectus relates to an Agreement and Plan of Reorganization (the "Plan"), dated as of April 22, 1998, between Salisbury and the Company pursuant to which the Company will acquire all of the outstanding shares of common stock of Salisbury, par value $3.33 per share ("Bank Common Stock") for shares of common stock of the Company, par value $.10 per share ("Company Common Stock") (the "Exchange" or the "Reorganization"). Upon the consummation of the Exchange, each share of Bank Common Stock (other than Salisbury Dissenting Shares) will be converted into six
(6) shares of Company Common Stock. As a result of the Exchange, Salisbury will become a wholly-owned subsidiary of the Company. See "SUMMARY OF THE AGREEMENT AND PLAN OF REORGANIZATION."

         This Proxy Statement and Prospectus also relates to the election of two
(2) Directors for a three (3) year term; who with the eight (8) directors whose terms do not expire at this meeting, will constitute the full Board of Directors of the Bank and the ratification of the appointment of Shatswell, MacLeod & Company, P.C. as Salisbury's independent certified public accountants for the year ending December 31, 1998.

         The proposals for approval of the Plan, election of directors and ratification of the appointment of independent certified public accountants are to be voted on by the shareholders of Salisbury at the Annual Meeting of Shareholders of Salisbury to be held on June 27, 1998 (the "Annual Meeting"). The Plan must be approved by the holders of at least two-thirds of the issued and outstanding shares of Bank Common Stock.

BUSINESS OF THE COMPANY

         The Company was organized in April 1998 as a corporation under the laws of the State of Connecticut. The Company has not owned any assets or engaged in any business since it was incorporated. After the consummation of the Exchange, the principal business of the Company will be the business of Salisbury.

         As of the Effective Time, the Company will have no significant assets other than the shares of Bank Common Stock acquired through the Exchange.

BUSINESS OF SALISBURY

A. SALISBURY

         Salisbury is a state-chartered, FDIC insured bank and trust company which assumed its present name in 1925 following the acquisition by The Robbins Burrall Trust Company of the

Salisbury Savings Society. The Robbins Burrall Trust Company was incorporated in 1909 as the successor to a private banking firm established in 1874. The Salisbury Savings Society was incorporated in 1848.

         The Bank operates its main office in Lakeville within the Town of Salisbury and has two branch offices in Salisbury and Sharon.

         The principal offices of Salisbury and the Company are located at 5 Bissell Street, Lakeville, Connecticut 06039, and the telephone number is (860) 435-9801.

         The Bank is a full-service commercial bank. On December 31, 1997, it had total assets of $183,433,000, total net loans outstanding of $116,691,000 and total deposits of $156,173,000. The Bank's activities encompass a broad range of banking services and include all types of business and personal accounts, commercial lending, consumer lending, personal trust services and safe deposit box facilities. The Bank extends secured and unsecured loans, including demand, installment and mortgage loans.

         The Bank owns and operates one subsidiary, SBT Realty, Inc. which is incorporated under the laws of the State of New York. SBT Realty, Inc. holds and manages bank owned real estate situated in New York State.

THE ANNUAL MEETING

         DATE, TIME AND PLACE. The Annual Meeting of Shareholders of Salisbury will be held on Saturday, June 27, 1998, at 10:00 a.m. at the Bank's Main Office, 5 Bissell Street, Lakeville, Connecticut.

         PROXIES. The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of Salisbury. Shares of Bank Common Stock represented by properly executed proxies will be voted in accordance with the instructions indicated therein. If no instructions are indicated, such shares will be voted "FOR" the election of the nominees for directors named herein, "FOR" the ratification of Shatswell, MacLeod & Company, P.C. as Salisbury's independent certified public accountants, "FOR" the adoption of the Plan, and in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting.

         A shareholder who has given a proxy may revoke it at any time before it is voted at the Annual Meeting either by filing with the Secretary of Salisbury an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

         RECORD DATE AND SECURITIES ENTITLED TO VOTE. The Board of Directors has fixed the record date for the Annual Meeting as the close of business on May 15, 1998 (the "Record Date"). Only shareholders of record on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 260,273 shares of Bank Common Stock issued and outstanding. Each share of Bank Common Stock outstanding is entitled to one vote on each matter submitted to a vote at the Annual Meeting. A majority of the issued and outstanding Bank Common Stock entitled to vote at the Annual Meeting, present either in person or by proxy, will constitute a quorum for the transaction of business.

         In addition to being the Proxy Statement of Salisbury with respect to the Annual Meeting, this document also constitutes the Prospectus of the Company with respect to the shares of Company Common Stock to be received by Salisbury's shareholders pursuant to the Plan and the Exchange.

ELECTION OF DIRECTORS (PROPOSAL 1)

         The holders of Bank Common Stock will be asked at the Annual Meeting to vote on the election of two (2) Directors for a three (3) year term; who with the eight (8) directors whose terms do not expire at this meeting, will constitute the full Board of Directors of the Bank. Unless contrary instructions are given, shares represented by proxies will be voted FOR the election of Craig
E. Toensing and Michael A. Varet who are the nominees of the Board of Directors. In the event any one or more of the nominees should unexpectedly become unavailable for election, proxies will be voted for the election of such person or persons as may be recommended by the Board of Directors. See "ELECTION OF DIRECTORS (PROPOSAL 1)."

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 2)

         The holders of Salisbury Common Stock will also be asked at the Annual Meeting to vote on the ratification of the appointment of Shatswell, MacLeod & Company, P.C. as Salisbury's independent certified public accountants to audit the books and accounts for the fiscal year ending December 31, 1998. Unless otherwise directed, proxies will be voted in favor of such ratification. See "RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 2)."

APPROVAL OF THE PLAN AND THE EXCHANGE (PROPOSAL 3)

         At the Annual Meeting, the holders of Bank Common Stock will also be asked to consider and to vote upon the Plan pursuant to which Salisbury would become a subsidiary of the Company and the holders of Bank Common Stock would become the holders of Company Common Stock. This restructuring will be accomplished by an exchange of Bank Common Stock for Company Common Stock. At the Effective Time of the Exchange, each share of Bank Common Stock outstanding immediately prior to the Effective Time (other than Salisbury Dissenting Shares) will be converted automatically and without further action by the holders thereof into six (6) shares of Company Common Stock. Salisbury will continue as a Connecticut-chartered commercial bank and its banking operations are expected to represent substantially all of the Company's business in the near term.

RECOMMENDATIONS AND REASONS FOR THE EXCHANGE

         The Board of Directors of Salisbury believes that the holding company structure will better suit the current and future interests of Salisbury shareholders. The Board of Directors has determined that the establishment of a bank holding company will provide additional flexibility to respond to the changing and expanding needs of Salisbury's present and future customers for financial services.

SHAREHOLDER VOTE REQUIRED FOR APPROVAL

         Approval of the proposed Plan will require the affirmative vote of at least two-thirds of the issued and outstanding shares of Bank Common Stock.

DISSENTERS' RIGHTS

         Shareholders of Salisbury who object to the Plan will have the right, under Connecticut law, to receive payment for the value of their Bank Common Stock from Salisbury, if such shareholders follow the procedure contained in
Section 36a-181(c) of the Connecticut General Statutes, which is described herein. See "APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS." If the holders of more than 5% of the outstanding Bank Common Stock exercise such appraisal rights, Salisbury may exercise its right not to consummate the Exchange.

REGULATORY APPROVALS

         The Plan requires, in addition to the approval of the holders of Bank Common Stock, the authorizations of both the Connecticut Banking Commissioner and the Federal Reserve Board. The application for the approval of the Federal Reserve Board is anticipated to be filed prior to the Annual Meeting. Additionally, it is anticipated that the application to the Connecticut Banking Commissioner will be filed prior to the Annual Meeting.

         Salisbury operates under Connecticut law and is subject to supervision, examination and regulation by the Connecticut Banking Commissioner. The deposits of Salisbury are insured by the FDIC to legal limits, and the FDIC also has supervisory and regulatory authority over Salisbury.

TAX CONSEQUENCES

         The Exchange is designed to result in the exchange by Salisbury's shareholders of their Bank Common Stock for Company Common Stock on a tax-free basis. Consummation of the Exchange is conditioned upon receipt by Salisbury of an opinion as to certain federal tax consequences of the Exchange, including the tax-free nature of the Exchange. The shareholders of Salisbury are urged to consult their personal tax or financial advisors as to the tax consequences of the Exchange to them. See "APPROVAL OF THE PLAN AND THE EXCHANGE-FEDERAL INCOME TAX CONSEQUENCES" and "APPROVAL OF THE PLAN AND THE EXCHANGE-CONDITIONS TO THE EXCHANGE."

ACCOUNTING TREATMENT

         The parties intend that the Exchange be accounted for in the same manner as a "pooling of interests." See "APPROVAL OF THE PLAN AND THE EXCHANGE-ACCOUNTING TREATMENT."

RIGHTS OF SHAREHOLDERS

         Salisbury is a Connecticut-chartered bank and trust company and is governed by the corporate laws of Connecticut and the banking laws of the United States and Connecticut. The Company is a corporation and is governed by the corporate laws and the bank holding company laws of the United States and Connecticut. The provisions of the Certificate of Incorporation and Bylaws of the Company contain various provisions that may discourage non-negotiated takeover attempts. These "anti-takeover" provisions include the classification of the members of the Board of Directors into classes, restrictions on the ability of a person to remove directors and restrictions on the consummation of certain business combinations with certain large shareholders. "COMPARISON OF THE RIGHTS OF HOLDERS OF BANK COMMON STOCK AND COMPANY COMMON STOCK."

MANAGEMENT

         The directors and officers of the Company are persons now serving as directors and officers of Salisbury.

EFFECTIVE TIME

         The Exchange will become effective upon the later of (i) the date of the last to be received of the required regulatory approvals applied for pursuant to the Plan and the expiration of any waiting periods required after such approvals are granted; or (ii) the date on which the last of the conditions in the Plan have been satisfied or otherwise fulfilled or compliance therewith has been waived. Consummation of the Exchange will require the approval of the Federal Reserve Board and the expiration of the U.S. Department of Justice's review period. The Exchange must also receive the approval of the Connecticut Banking Commissioner. It is currently anticipated that the Exchange will become effective during the Summer of 1998. See "APPROVAL OF THE PLAN AND THE EXCHANGE-CONDITIONS TO THE EXCHANGE."

AMENDMENT, TERMINATION AND ABANDONMENT

         The Plan may not be altered, changed or amended except by a written agreement approved by the Boards of Directors of the Company and Salisbury. Any material amendment to the Plan made subsequent to approval of the Plan by the shareholders of Salisbury would require further shareholder approval.

         The Plan may be terminated by the mutual agreement of the Boards of Directors of the Company and Salisbury at any time prior to the Effective Time (whether or not the Plan has previously been approved by the shareholders of Salisbury). The Plan may be terminated by the Board of Directors of Salisbury at any time subsequent to shareholder approval and prior to the Effective Time if the Board determines for any reason that the consummation of the transactions in the Plan would be inadvisable or not in the best interests of the Bank or its subsidiary. See "APPROVAL OF THE PLAN AND THE EXCHANGE-AMENDMENT" and "APPROVAL OF THE PLAN AND THE EXCHANGE-TERMINATION AND ABANDONMENT."

LISTING ON THE AMEX STOCK MARKET

         Application has been made for quotation of the Salisbury Bancorp, Inc. Common Stock on the American Stock Exchange. See "Approval of the Plan and Exchange-Listing on the Amex Stock Market ("AMEX")."

                                  RISK FACTORS

         In addition to the other information contained in this Proxy Statement and Prospectus, the following factors should be considered carefully in evaluating the purchase of the shares of Company Common Stock offered hereby. In addition to historical and factual statements, the information discussed in this Proxy Statement and Prospectus contains forward-looking statements, which can be identified by the use of forward-looking phrases such as "believes," "expects," "may," "should," "projected," "contemplates," or "anticipates" or the negative thereof or comparable words that involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in the forward-looking statements. The following matters are cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results discussed in such forward-looking statements.

THE COMPANY'S FINANCIAL CONDITION

         Shareholders of the Bank electing to receive Company Common Stock in exchange for Bank Common Stock do so without the ability of analyzing the historical financial performance of the Company. The Company is a newly formed Connecticut corporation and has no history of financial performance. The Company's financial condition immediately following the Effective Time of the Reorganization contemplated by the Plan will depend on the operation and profitability of the Bank at the time of and after the Effective Time of the Reorganization. As the Company continues to operate in the future, additional factors may affect its profitability including, among others: (1) the business started or acquired by the Company other than the Bank; (2) the nature of federal or state laws and regulations applicable to the Company; and (3) the effect of management.

SUPERVISION AND REGULATION

         Bank holding companies and banks operate in a highly regulated environment and are subject to extensive supervision and examination by federal and state regulatory agencies. The Company is subject to the Bank Holding Company Act of 1956, as amended, and to regulation and supervision by the Federal Reserve Board. The Bank, as a Connecticut chartered commercial bank, is subject to regulation and supervision by the State of Connecticut, Department of Banking and, as a result of the insurance of its deposits, the Federal Deposit Insurance Corporation (the "FDIC"). These regulations are intended primarily for the protection of depositors, rather than for the benefit of investors. The Company and the Bank are subject to changes in federal and state law, as well as changes in regulation and governmental policies, income tax laws and accounting principles. The effects of any potential changes cannot be predicted but could adversely affect the business and operations of the Company and the Bank in the future.

         Federal Reserve Board policy requires a bank holding company such as the Company to serve as a source of financial strength to its banking subsidiaries and commit resources to their support. The Federal Reserve Board has required bank holding companies to contribute cash to their troubled bank subsidiaries based upon this "source of strength" regulation, which could have the effect of decreasing funds available for distributions to shareholders. See "Regulation and Supervision."

DIVIDEND HISTORY AND RESTRICTIONS ON ABILITY TO PAY DIVIDENDS

         It is the policy of the Federal Reserve Board that bank holding companies should pay cash dividends on common stock only out of income available over the past year and only if prospective earnings retention is consistent with the organization's expected future needs and financial condition. The policy provides that bank holding companies should not maintain a level of cash dividends that undermines the bank holding company's ability to serve as a source of strength to its banking subsidiaries.

         The Company's principal source of funds to pay dividends on the shares of Company Common Stock will be cash dividends from the Bank. The payment of dividends by the Bank to the Company is subject to restrictions imposed by state banking laws, regulations and authorities. Without regulatory approval, the total of all dividends declared by a bank in any calendar year, may not, unless specifically approved by the Connecticut Banking Commissioner, exceed the total of its net profits of that year combined with its net profits of the preceding two years. As of December 31, 1997, approximately $11,855,000 was available for payment of dividends by the Bank to the Company under these restrictions without regulatory approval.

         The federal banking statutes also prohibit a bank from making any capital distribution (including a dividend payment), if, after making the distribution, the institution would be "undercapitalized," as defined by statute. In addition, the relevant federal regulatory agencies also have authority to prohibit a bank from engaging in an unsafe or unsound practice in conducting its business, as determined by the agency. The payment of dividends could be deemed to constitute such an unsafe or unsound practice, depending upon the financial condition of the Bank. Regulatory authorities could also impose administratively stricter limitations on the ability of the Bank to pay dividends to the Company if such limits were deemed appropriate to preserve the Bank's capital. See "Regulation and Supervision."

CERTAIN CHARTER AND BYLAW PROVISIONS

         The Company's Certificate of Incorporation and Bylaws contain certain provisions that could delay, discourage or prevent an attempted acquisition or change of control of the Company. See "Comparison of the Rights of Holders of Bank Common Stock and Company Common Stock."

         In addition, federal law also requires the approval of the Federal Reserve Board prior to the acquisition of "control" of a bank holding company. See "Regulation and Supervision."

                HISTORICAL AND PRO FORMA COMBINED CAPITALIZATION
                                   (Unaudited)
                                December 31, 1997

         The following table sets forth the capitalization at December 31, 1997 of the Bank and the pro forma combined capitalization of the Bank and the Company after giving effect to the Exchange. This table should be read in conjunction with the historical financial statements and notes thereto of the Bank.

                                                                 Salisbury Bank
                                                                      and Trust                      Salisbury
                                                                    Company and                       Bancorp,
                                                                     Subsidiary      Pro Forma            Inc.
                                                                        1997        Adjustments       Adjusted
                                                                        ----        -----------       --------
Shareholders' equity:
  Common stock, par value $3.33 per share; authorized
  500,000 shares; issued 263,956 shares; outstanding,
  261,398 shares                                                   $   878,973      $ (878,973)     $
  Common stock, par value, $.10 per share; authorized                                  156,839
  3,000,000 shares; issued 1,568,388*                                                  555,427           156,839
  Paid-in capital                                                    4,701,450                         5,256,877
  Retained earnings                                                 14,772,805                        14,772,805
  Treasury Stock (2,558 shares)                                       (166,707)
  Net unrealized holding gain on available-for-sale securities         296,589                           296,589
      Total shareholders' equity                                                        166,707
                                                                   -----------      -----------      -----------
                                                                   $20,483,110      $                $20,483,110
                                                                   ===========      ===========      ===========


--------------------
* The Company was incorporated in Connecticut on April 22, 1998, with authorized share capital of 3,000,000 shares for the purpose of acquiring all of the outstanding common stock of the Bank. See "Approval of the Plan and Exchange." Based upon the assumption that the Exchange is consummated and each of the issued and outstanding shares of the Bank is exchanged for six (6) shares of the Company, the pro forma consolidated financial statements of the Company are equivalent to the historical financial statements of the Bank. Accordingly, the pro forma combined balance sheet and income statement are not presented herein.

                            SALISBURY BANCORP, INC.
                                       AND
                        SALISBURY BANK AND TRUST COMPANY

                         PROXY STATEMENT AND PROSPECTUS

                                  INTRODUCTION
                                  ------------
GENERAL

   This Proxy Statement and Prospectus is being furnished to the shareholders of Salisbury, a Connecticut bank and trust company ("Salisbury" or the "Bank"), in connection with the solicitation by the Board of Directors of Salisbury of proxies for use at the Annual Meeting of Shareholders of Salisbury to be held on June 27, 1998, and at any adjournment thereof (the "Annual Meeting"). The purpose of the Annual Meeting is to consider and vote upon the following proposals: (i) to elect two (2) directors for a three (3) year term; who with the eight (8) directors whose terms do not expire at this meeting, will constitute the full Board of Directors of the Bank; (ii) to ratify the appointment by the Board of Directors of Shatswell, MacLeod & Company, P.C. as independent auditors for the year ending December 31, 1998; and (iii) to approve and adopt an Agreement and Plan of Reorganization (the "Plan") pursuant to which Salisbury will become a wholly-owned subsidiary of Salisbury Bancorp, Inc. a corporation (the "Company").

   Pursuant to the terms of the Plan, the holders of shares of the common stock of Salisbury, par value $3.33 per share ("Bank Common Stock"), would become the holders of the common stock, par value $.10 per share, of the Company ("Company Common Stock") (the "Exchange" or the "Reorganization").

   The principal executive offices of the Company and Salisbury are located at 5 Bissell Street, Lakeville, Connecticut 06039. The telephone number of the Company and Salisbury is (860) 435-9801.

   This Proxy Statement and Prospectus is first being mailed to shareholders on or about May 22, 1998.

RECORD DATE; VOTING RIGHTS

   Shareholders of record at the close of business on May 15, 1998 (the "Record Date") are entitled to vote at the Annual Meeting, or at any adjournment thereof. As of the Record Date, there were 260,273 shares of Bank Common Stock outstanding and entitled to vote. Each share of Bank Common Stock entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting. Pursuant to the Bylaws of the Bank, a majority of the issued and outstanding shares of Salisbury Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the Annual Meeting.

   The affirmative vote of the holders of two-thirds of the issued and outstanding shares of Bank Common Stock is required by the Connecticut Bank Holding Company and Bank Acquisition Act (the "Connecticut BHC Act") to approve the Plan and the Exchange. The various obligations of the Company and Salisbury to consummate the Exchange are subject to the condition that such affirmative votes be obtained. The affirmative vote of the holders of a plurality of the issued and outstanding shares of Bank Common Stock is required to approve the election of directors. The proposal to ratify the appointment of Shatswell, MacLeod & Company, P.C. as the Bank's
independent certified public accountants for the year ending 1998 will be approved if the affirmative votes cast exceed the votes opposing the transaction.

   The principal officers and directors of Salisbury, together with their affiliates, beneficially owned, directly or indirectly, as of May 15, 1998, an aggregate of 27,052 shares of Bank Common Stock constituting approximately 10.4% of such shares outstanding and entitled to vote on that date. Of that aggregate, non-employee directors own 24,170 shares of Bank Common Stock, or 9.3% of the total, and principal officers of Salisbury own 2,882 of such shares, or 1.1%.

   Salisbury has been advised that all of the principal officers and directors of Salisbury and their affiliates intend to vote their shares of Bank Common Stock in favor of the proposal to approve the Plan, in favor of the election of directors and in favor of the ratification of Shatswell, MacLeod & Company, P.C. independent certified public accountants.

SOLICITATION, REVOCATION AND USE OF PROXIES

   A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SALISBURY TO COMPLETE, DATE, SIGN, AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

   You have three (3) choices on Proposals 2 and 3 to be voted upon at the Annual Meeting. By checking the appropriate box on the proxy card you may: (i) vote "FOR" the Proposal (ii) vote "AGAINST" the Proposal; or (iii) "ABSTAIN" from voting on the proposal. On Proposal 1, you may vote for all nominees, withhold authority to vote for all nominees, or withhold authority to vote for any nominee(s).

   Accordingly, any Salisbury shareholder who fails to submit a proxy card or alternatively, to vote in person at the Salisbury Annual Meeting will, for purposes of the vote tally, in effect, have voted "AGAINST" the Approval of the Plan and Exchange. Votes withheld, abstentions and broker non-votes by Salisbury shareholders will have the same effect as a vote against the proposal to approve the Plan and Exchange. Votes withheld, abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Annual Meeting.

   You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of Salisbury, by submitting a subsequently dated proxy, or by attending the Annual Meeting and withdrawing the proxy. Each unrevoked proxy card properly executed and received prior to the close of the Annual Meeting will be voted as indicated. Where specific instructions are not indicated, the proxy will be voted "FOR" the adoption of the Plan; "FOR" the proposal to elect two (2) nominees to the Board of Directors; and "FOR" the ratification of the appointment of Shatswell, MacLeod & Company, P.C. as the Bank's independent certified public accountants for the year ending 1998.

   The expense of preparing, printing and mailing this Proxy Statement and Prospectus will be paid by Salisbury. The estimated cost of such solicitation will be approximately $10,000, plus expenses. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of Salisbury without additional compensation. Salisbury will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of Bank Common Stock.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

   The following table sets forth certain information as of May 15, 1998 regarding the number of shares of Common Stock beneficially owned by each director and officer and by all directors and officers as a group.

                                Number Of Shares (1)     Percentage Of Class (2)
                                --------------------     -----------------------

Richard A. Arnoff                       999 (3)                      .38%
John R. H. Blum                       2,365 (4)                      .91%
Louise F. Brown                         705 (5)                      .27%
John F. Foley                           616 (6)                      .24%
Gordon C. Johnson                       167 (7)                      .06%
Holly J. Nelson                          83 (8)                      .03%
John F. Perotti                       1,757 (9)                      .67%
John E. Rogers                        4,795 (10)                    1.84%
Walter C. Shannon, Jr.                  524 (11)                     .20%
Craig E. Toensing                       509 (12)                     .19%
Michael A. Varet                     10,940 (13)                    4.20%
Anna Whitbeck                         3,592 (14)                    1.38%
                                     ----------                     -----
All Directors and  Officers
as a group of  (12 persons)          27,052 (15)                   10.37%


(1) The shareholdings also include, in certain cases, shares owned by or in trust for a director's spouse and/or his children or grandchildren, and in which all beneficial interest has been disclaimed by the director.

(2) Percentages are based upon the 260,273 shares of the Bank's Common Stock outstanding and entitled to vote on May 15, 1998. The definition of beneficial owner includes any person who, directly or indirectly, through any contract, agreement or understanding, relationship or otherwise has or shares voting power or investment power with respect to such security.

--------------------------------------
Footnotes continued from previous page

(3)      Includes 298 shares owned jointly by Richard A. Arnoff and his wife.

(4)      Includes 159 shares owned by John R. H. Blum's wife.

(5) Includes 356 shares owned by Louise F. Brown as custodian for her children.

(6) Mr. Foley is not a director of the Bank. He serves as Vice President, Comptroller and Principal Financial Officer of the Bank.

(7)      Includes 110 shares owned by Gordon C. Johnson's wife.

(8) Includes 1 share owned by Holly J. Nelson as guardian for a minor child.

(9) Includes 1,284 shares owned jointly by John F. Perotti and his wife and 188 shares in trust for his children. Also includes options to acquire 285 shares which are exercisable pursuant to the Bank's Employee Stock Purchase Plan.

(10)     Includes 1,895 shares owned by John E. Rogers' wife.

(11) Includes 140 shares owned by the Profit Sharing Plan Trust of Wagner McNeil, Inc. Walter C. Shannon, Jr. serves as a trustee of the Trust.

(12) Includes 7 shares owned by Craig E. Toensing as custodian for his son. Also includes options to acquire 211 shares which are exercisable pursuant to the Bank's Employee Stock Purchase Plan.

(13) Includes 13 shares owned by Mr. Varet personally (which he intends to transfer to a trust), 100 shares held in IRAs, 4,647 shares held by an irrevocable trust of which Mr. Varet is the settlor and beneficiary, 3,090 shares owned by Michael A. Varet's wife, 1,031 shares owned by his son and 2,062 shares as custodian for his children. Mr. Varet disclaims beneficial ownership of the shares owned by his wife and children.

(14)     All shares are owned individually by Anna Whitbeck.

(15) Includes options to acquire shares which are exercisable pursuant to the Bank's Employee Stock Purchase Plan.

MANAGEMENT OF THE BANK

   The following table sets forth the name and age of each Executive Officer, his principal occupation for the last five years and the year in which he was first appointed an Executive Officer of the Bank.

                                                                    EXECUTIVE
                                                                  OFFICER OF THE
     NAME            AGE               POSITION                    BANK SINCE:
     ----            ---               --------                    -----------

John F. Perotti      51      President and Chief Executive Officer     1982
                             of the Bank
Craig E. Toensing    60      Senior Vice President and Trust           1982
                             Officer of the Bank
John F. Foley        47      Vice President, Comptroller and           1986
                             Principal Financial Officer of the Bank

PRINCIPAL SHAREHOLDERS OF THE BANK

   Management is not aware of any person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) who owns beneficially more than 5% of the Bank's Common Stock.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

   The Certificate of Incorporation and Bylaws of the Bank provide for a Board of Directors of not less than seven (7) members, as determined from time to time by resolution of the Board of Directors. The Board of Directors of the Bank is divided into three (3) classes as nearly equal in number as possible. Classes of directors serve for staggered three (3) year terms. The terms of office of the members of one class expire, and a successor class is to be elected at each annual meeting of shareholders. Vacant directorships may be filled, until the expiration of the term of the vacated directorship, by the vote of a majority of the directors then in office. The Bank does not have a nominating committee or a prescribed procedure for shareholders to make a nomination.

   There are two (2) directorships on the Board of Directors which are up for election this year and the following individuals have been nominated by the Board of Directors to serve for a two (2) year term: Craig E. Toensing, and Michael A. Varet. The two (2) nominees are members of the present Board of Directors. Unless otherwise directed, the enclosed proxy will be voted "FOR" such nominees. In the event any one or more nominees is unable or declines to serve (events which are not anticipated), the persons named in the proxy may vote for some other person or persons.

   The following table sets forth certain information, as of April 22, 1998, with respect to the directors of the Bank.

                                            Positions Held       Director      Term
        Name                     Age         With The Bank        Since       Expiring
        ----                     ---         -------------        -----       --------
Richard A. Arnoff                64             Director           1983         1998
NOMINEES FOR DIRECTOR
Craig E. Toensing                60        Sr. Vice President      1995         1998
                                             Trust Officer
                                              and Director
Michael A. Varet                 56             Director           1997         1998

CONTINUING DIRECTORS
John R. H. Blum                  68             Director           1995         1999
Louise F. Brown                  54             Director           1992         1999
John F. Perotti                  51          President, CEO,       1985         1999
                                             and Director
Anna Whitbeck                    71             Director           1974         1999
Gordon C. Johnson                63             Director           1994         2000
Holly J. Nelson                  44             Director           1995         2000
John E. Rogers                   68             Director           1964         2000
Walter C. Shannon, Jr.           62             Director           1993         2000


   Presented below is additional information concerning the directors of the Bank. Unless otherwise stated, all directors have held the positions described below for at least five years.

   Richard A. Arnoff is Chairman of Arnoff Moving & Storage, Inc. (moving company). Mr. Arnoff has indicated that he will not stand for re-election at the expiration of his term.

   Craig E. Toensing is Senior Vice President & Trust Officer of the Bank.

   Michael A. Varet has been a partner in the law firm of Piper and Marbury L.L.P. since 1995. Prior to 1995, Mr. Varet was a member and Chairman of Varet & Fink P.C., formerly Milgrim, Thomajan & Lee P.C. Mr. Varet was appointed to serve as a director of the Bank in December 1997 to serve the remainder of Mr. Louis Trotta's term, which became vacant upon his resignation in 1997.

   Louise F. Brown is a partner at the Sharon office of the law firm of Gager & Peterson.

   Anna Whitbeck is a Partner of Whitbeck Enterprises, LLC. Prior to that she was Secretary of Salisbury Pharmacy, Inc.

   John F. Perotti is President and Chief Executive Officer of the Bank. Prior to that he served as Executive Vice President and Chief Operating Officer, and prior to that he was Executive Vice President and Treasurer of the Bank.

   Gordon C. Johnson is a Doctor of Veterinary Medicine.

   Holly J. Nelson is a partner in the store Oblong Books and Music.

   John E. Rogers retired as Chairman of the Board of the Bank in 1984. He also served as President of the Bank from 1969 to 1981.

   Walter C. Shannon, Jr. is President of Wagner McNeil, Inc., President of William J. Cole Agency, Inc. and Chairman of OLIGNY Insurance, Inc.

COMMITTEES OF THE BOARD OF DIRECTORS

   The Board of Directors of the Bank currently has five (5) standing committees: Executive, Loan, Trust, Audit and ALCO/Investment. The members of the committees are appointed by the Board of Directors.

   The Executive Committee has general supervision over the affairs of the Bank between meetings of the Board of Directors. The members of the Executive
Committee include John R. H. Blum, John F. Perotti, John E. Rogers, Walter C. Shannon, Jr. and Craig E. Toensing.

   The Loan Committee has full authority over all loans and loan related transactions. Its members are John R. H. Blum, John F. Perotti, John E. Rogers, Walter C. Shannon, Jr. and Craig E. Toensing. In addition, Richard A. Arnoff, Louise F. Brown, Gordon C. Johnson, Holly J. Nelson and Anna Whitbeck are alternates. Senior Vice President, Secretary and Senior Consumer Lending Officer Margaret M. Wilcox, Vice President and Senior Commercial Lending Officer Robert
W. Peterson and Vice President and Treasurer Richard J. Cantele, Jr., although not Directors, attend meetings of this Committee, but have no voting authority on matters which come before the Committee.

   The Trust Committee reviews the administration of and investments made by the Bank in all of its trust accounts. Its members are Louise F. Brown, John F. Perotti, John E. Rogers, Walter C. Shannon, Jr. and Craig E. Toensing.

   The Audit Committee reviews the internal auditor's report of the operating staff's compliance with operating policies and procedures. Its members are Louise F. Brown, Gordon C. Johnson and Holly J. Nelson.

   The ALCO/Investment Committee implements and monitors compliance regarding the Bank's asset and liability management practices with regard to interest rate risk, liquidity, capital and investments as set in accordance with policies established by the Bank's Board of Directors. Its members are John R.H. Blum, Holly J. Nelson, John F. Perotti, Walter C. Shannon, Jr., Craig E.

Toensing and Anna Whitbeck. Richard J. Cantele, Jr., Vice President and Treasurer, John F. Foley, Vice President and Comptroller and Robert W. Peterson, Vice President and Senior Commercial Lending Officer, although not Directors, attend meetings of this Committee, but have no voting authority on matters which come before the Committee..

   The Board of Directors met twenty (20) times during 1997. The Executive Committee met three (3) times, the Loan Committee met thirty-five (35) times, the Trust Committee met twelve (12) times, the Audit Committee met five (5) times, and the ALCO/Investment Committee met seven (7) times in 1997.

FEES

   Directors received $300 for each meeting of the Board of Directors attended in 1997. In addition, members of various committees of the Bank's Board receive a fee of $100 for each committee meeting attended. Directors Perotti and Toensing receive no additional compensation for their services as members of any board committee.

DIRECTOR ATTENDANCE

   During 1997, no director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Bank's Board of Directors which he/she was entitled to attend, and (2) the total number of meetings held by all committees of the Bank's Board of Directors on which he/she served.

CERTAIN BUSINESS RELATIONSHIPS

   Louise F. Brown is a director of the Bank and a partner in the law firm of Gager & Peterson, which represented the Bank during 1997 and which the Bank proposes to retain in 1998 in connection with certain legal matters.

   John H. Blum is a director of the Bank and an attorney engaged in the private practice of law who represented the Bank during 1997 and which the Bank proposes to retain in 1998 in connection with certain legal matters.

   Walter C. Shannon, Jr. a director of the Bank is the President of Wagner McNeil, Inc. which serves as insurance agent for many of the Bank's insurance needs.

INDEBTEDNESS OF MANAGEMENT AND OTHERS

   Some of the directors and officers of the Bank, as well as firms and companies with which they are associated, are or have been customers of the Bank and as such have had banking transactions with the Bank. As a matter of policy, loans to directors and officers are made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

   Some of the Directors and Officers of the Bank and companies or organizations with which they are associated, have had, and may have in the future, banking transactions with the Bank in the ordinary course of the Bank's business. Total loans to such persons and their associates amounted to $4,583,551 as of December 31, 1997. During 1997 advances of $962,716 were made and repayments totaled $1,064,129.

   Federal banking laws and regulations limit the aggregate amount of indebtedness of all insiders. Pursuant to such laws and regulations, banks may extend credit to officers, directors, principal shareholders or any related interest of such persons, if the extension of credit to such persons is in an amount that, when aggregated with the amount of all outstanding extensions of credit to such individuals, does not exceed the Bank's unimpaired capital and unimpaired surplus. As of December 31, 1997, the aggregate amount of extensions of credit to Bank insiders was well below this limit.

   All loans and commitments to loan to the Bank's Directors, Officers and their related interests are made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons and, in the opinion of Management, do not involve more than a normal risk of collection or, present other unfavorable features.

                  EXECUTIVE COMPENSATION OF PRINCIPAL OFFICERS

   The following table provides certain information regarding the compensation paid to certain executive officers (the "Named Executive Officers") of the Bank for services rendered in all capacities during the fiscal years ended December 31, 1997, 1996 and 1995. No other current executive officer of the Bank received cash compensation in excess of $100,000.


                   SUMMARY COMPENSATION TABLE
                                                                         Long-term
                                                                        Compensation
                                              Annual                ---------------------
                                           Compensation             Securities Underlying
                                                                          Options/            All Other
          Name And Principal                                                Sars            Compensation
               Position           Year       Salary($)      Bonus($)        (#)                ($)(1)
--------------------------------------------------------------------------------------------------------
           John F. Perotti        1997       $135,864       $25,092         285               $6,000(2)
            President and         1996        128,760         3,247         297                3,900(2)
       Chief Executive Officer    1995        121,540        11,552         306                3,750(2)


          Craig E. Toensing       1997       $100,320       $19,297         211               $5,700(2)
        Senior Vice President     1996         96,000         2,435         224                3,300(2)
          and Trust Officer       1995         89,391         8,449         224                3,000(2)


--------------------

(1) Compensation above does not include accrual of benefits under the Bank's defined pension plan or supplemental arrangements described below.

(2)  Directors fees paid.


                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

   The following table contains information concerning the grant of stock options made during the year ended December 31, 1997 to the Named Executive Officers.

                         Number Of       Percent Of Total
                         ---------       ----------------
                         Securities        Options/sars
                         ----------        ------------
                         Underlying       Granted To All       Exercise Or                           Grant Date
                         ----------       --------------       -----------                           ----------
                       Option(s)/sars      Employees In        Base Price         Expiration        Present Value
                       --------------      ------------        ----------         ----------        -------------
        Name           Granted (#)(1)     Fiscal Year (2)        ($/Sh)              Date              ($)(3)
        ----           --------------     ---------------        ------              ----              ------

John F. Perotti.....        285                 8%               $47.60           1/31/1999           $2,522.25

Craig E. Toensing...        211                 6%               $47.60           1/31/1999           $1,867.35

--------------------

(1) In 1988, the Bank adopted an Employee Stock Purchase Plan under Section 423 of the Internal Revenue Code of 1986 for the benefit of its eligible employees. It was designed to provide employees with an opportunity to have a stake in the long term future of the Bank by purchasing its stock. Under the plan, the Bank may grant options to employees and the Bank receives no cash payments in connection with the grant of options under the plan. The grant of stock options may be made to all employees who have completed one year of service. The exercise price of the options on the date of the grant is equal to 85% of the fair market value of the stock on the date of the grant. All employees granted options will have the same rights and privileges. Each option will provide that the employee may purchase a number of shares of Common Stock for an aggregate purchase price equal to a percentage of compensation as determined by the Compensation Committee (which shall be uniform for all employees and may not exceed 10%). Messrs. Perotti and Toensing are members of the Executive Committee but did not participate in any discussions regarding the grant of options pursuant to the Employment Stock Purchase Plan. The Employee Stock Purchase Plan was terminated effective December 31, 1997.

(2) The percentages in the tables are based upon a total of 3,570 options granted to the Bank's employees in 1997 all of which were granted under the Employee Stock Option Plan.

(3) The grant date values shown in the table are determined using the Black-Scholes option-pricing model. The assumptions used in calculating the Black-Scholes present value of approximately $8.85 per option for new option grants in 1997 were as follows: (a) a dividend yield of four percent (4%); (b) expected volatility of ten percent (10%); (c) a risk-free interest rate of 5.62 percent (5.62%); (d) an expected life of one year; and (e) an estimated forfeiture rate of 55 percent (55%).


              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTIONS/SAR VALUES

                                                                          Number Of
                                                                         Securities
                                                                         Underlying
                                                                         Unexercised
                                                                        Options/sars          Value Of Unexercised
                                                                        at Fy-end (#)            Options/sars
                             Shares Acquired       Value Realized       -------------             Options/sars
Name                         On Exercise (#)           ($)(1)            Exercisable            at Fy-end ($)(2)
----                         ---------------           ------            -----------            ----------------


John F. Perotti. . . .             297               $11,479.05             285                  $10,659.00

Craig E. Toensing. . .             221               $ 6,939.40             211                  $ 7,891.40

--------------------

(1) Value realized is the difference between the fair market value of the Bank's Common Stock on the date exercised and the exercise price of the options exercised.

(2) Value is the difference between the fair market value of the Bank's Common Stock at year end and the exercise price of the option.


INSURANCE

   In addition to the cash compensation paid to the executive officers of the Bank, the executive officers receive group life, health, hospitalization and medical insurance coverage. However, these plans do not discriminate in scope, terms, or operation, in favor of officers or directors of the Bank and are available generally to all full-time employees.

PENSION PLAN

   The Bank maintains a noncontributory defined benefit pension plan for officers and other salaried employees who become participants after attaining age 21 and completing one year of service. Pension benefits are based upon average base salary (determined as of each January 1st) during the highest five consecutive years of service prior to attaining normal retirement date. The amount of annual benefit is fifty percent (50%) of average base salary less fifty percent (50%) of the primary Social Security benefit, pro rated for less than 25 years of service, plus one-half of one percent (.5%) of average base salary for each of up to ten additional years of service. This benefit formula may be modified to conform with recent changes in the pension laws.

    The present average base salary and years of service to date of Messrs. Perotti and Toensing are: Mr. Perotti: $129,579; 25 years; Mr. Toensing:
$99,337; 17 years. The following table shows estimated annual retirement benefits payable at normal retirement date as a straight life annuity for various average base salary and service categories before the offset of a portion of the primary Social Security benefit.

Average
Base Salary                      Estimated Annual Retirement Benefit With
At Retirement                    Years Of Service At Retirement Indicated
-------------                    ----------------------------------------
                           10 Years       20 Years      25 Years        35 Years
$60,000                    $12,000         $24,000       $30,000         $33,000
 70,000                     14,000          28,000        35,000          38,500
 80,000                     16,000          32,000        40,000          44,000
 90,000                     18,000          36,000        45,000          49,500
100,000                     20,000          40,000        50,000          55,000
110,000                     22,000          44,000        55,000          60,500
120,000                     24,000          48,000        60,000          66,000
130,000                     26,000          52,000        65,000          71,500
140,000                     28,000          56,000        70,000          77,000


   The Bank has also entered into a supplemental retirement arrangement with John F. Perotti. Following retirement at age 65, Mr. Perotti will receive payments for a period of ten years. These payments are in addition to any payments under the Bank's retirement plan.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Bank's executive officers, directors and persons who own more than ten percent (10%) of the Bank's Common Stock, to file with the Federal Deposit Insurance Corporation (the "FDIC") reports of ownership and changes in ownership of the Bank's Common Stock. Executive officers, directors and shareholders owning greater than ten percent (10%) of the Bank's Common Stock are required by the FDIC's regulations to furnish the Bank with copies of all such reports that they file.

   Based solely on a review of copies of reports filed with the FDIC since February, 1998 and of written representations by certain executive officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis except that John R. H. Blum filed one (1) late report disclosing two (2) transactions, John F. Perotti filed one
(1) late report disclosing three (3) transactions, Anna Whitbeck filed one (1) late report disclosing one (1) transaction, Robert Peterson filed one (1) late report disclosing (2) transactions and Margaret M. Wilcox filed one (1) late report disclosing two (2) transactions.

   THE BOARD OF DIRECTORS  RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ELECT THE TWO
(2) NOMINEES TO THE BOARD OF DIRECTORS FOR A TERM OF THREE (3) YEARS. DIRECTORS ARE ELECTED BY A PLURALITY OF THE VOTES CAST BY THE SHARES ENTITLED TO VOTE AT THE MEETING. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD.

                                   PROPOSAL 2

                       RATIFICATION OF THE APPOINTMENT OF
                              INDEPENDENT AUDITORS

   Shatswell, MacLeod & Company, P.C. served as the Bank's independent public accountants for the fiscal year ending December 31, 1997. The Board of Directors has appointed Shatswell, MacLeod & Company, P.C. as independent public accountants for the fiscal year ending December 31, 1998. Shareholders are asked to consider and ratify the appointment by the Board of Directors.

   The Bank has been advised that a representative of Shatswell, MacLeod & Company, P.C. may be present at the Annual Meeting of Shareholders. They will be afforded the opportunity to make a statement, should they desire to do so, and respond to appropriate questions.

   THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE RATIFICATION OF PROPOSAL 2. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD.

   THE PROPOSAL TO RATIFY THE APPOINTMENT OF SHATSWELL, MACLEOD & COMPANY, P.C. WILL BE APPROVED IF THE AFFIRMATIVE VOTES CAST EXCEED THE VOTES CAST OPPOSING THE TRANSACTION.

                                   PROPOSAL 3

                      APPROVAL OF THE PLAN AND THE EXCHANGE

   Set forth below is a brief description of the Exchange, a summary of the Plan, and certain background information. The summary of the Plan attempts to summarize all material matters but does not purport to be complete and is qualified in its entirety by reference to the Plan.

GENERAL

    Under the terms of the Plan, at the Effective Time (as defined below), the Company will acquire in a single transaction all of the issued and outstanding shares of Bank Common Stock, so that immediately thereafter, each share of Bank Common Stock (other than Salisbury Dissenting Shares as defined below) will be converted automatically and without further action by the holders thereof into six (6) shares of Company Common Stock. The Effective Time will occur upon the later of: (i) the date of the last to be received of the required regulatory approvals applied for pursuant to the Plan (as defined below) and the expiration of any waiting periods required after such approvals are granted; or (ii) the date on which the last of the conditions to the Exchange as specified in the Plan has been satisfied or otherwise fulfilled or compliance therewith has been waived. It is presently expected that the Effective Time will occur during the Summer of 1998.

    As used herein, the term "Salisbury Dissenting Shares" means shares of Bank Common Stock owned by a shareholder of Salisbury who, pursuant to the appraisal provisions of Section 36a-181(c) of the Connecticut Bank Holding Company Act:
(i) has on or before the date of the Annual Meeting given to Salisbury his or her written objection to the Exchange; and (ii) within ten days after the Plan has been filed with the Secretary of the State of the State of Connecticut, has demanded in writing payment from Salisbury of the "value" of his or her shares of Bank Common Stock as of the Effective Time. If Salisbury and the shareholder are unable to agree upon the value of his or her shares, such value will be determined by a committee of three (3) disinterested persons, one to be chosen by such shareholder, one by Salisbury and the third by the two (2) thus selected.

BACKGROUND OF THE EXCHANGE

    During the past two years, the Board of Directors of Salisbury evaluated the possible reorganization of Salisbury as a subsidiary of a newly-formed holding company. The Board considered issues such as the tax and regulatory consequences of such a restructuring, and the costs to Salisbury of the formation of a holding company. The Board determined that it would be in the best interests of Salisbury and its shareholders to restructure Salisbury into a holding company structure for the reasons set forth below.

REASONS FOR THE EXCHANGE

    The Board of Directors of Salisbury believes that the holding company structure will better suit the current and future interests of Salisbury's shareholders. In the opinion of the Board of Directors of the Bank, the formation of a bank holding company will provide the Bank with greater flexibility in acquiring other financial institutions and flexibility in engaging in non-banking activities, to utilize alternative sources of capital that are not available to the Bank and in responding to changes in law, and will provide investors and potential investors with increased access to financial information with respect to the Company and subsidiary through the SEC's Internet site.

    Under the Bank Holding Company Act, with the prior approval of the Federal Reserve Board, the Company may organize or acquire certain other financially related businesses without stockholder approval. The Company has no present plans for such acquisitions. See "Regulation and Supervision."

    The Bank's primary federal regulatory agency is the Federal Deposit Insurance Corporation (the "FDIC"). Because the Bank's Common Stock is registered under the Securities Act and the 1934 Act, the Bank is subject to certain reporting requirements and is required to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and proxy statements. However, all of these filings are made with the FDIC rather than the SEC. While this information is available to the public at the offices of the FDIC, the FDIC does not maintain an Internet site such as the Edgar service maintained by the SEC permitting online computer access to documents filed by the Bank. The Company will file its periodic reports and proxy statements with the SEC. Accordingly, such reports and statements will be available to the public via online computer access through the SEC's Edgar system. The Board of Directors of the Bank believes that this access will be beneficial both for current investors and prospective investors in the Company.

VOTE REQUIRED

    Under Section 36a-181 of the Connecticut General Statutes, approval of the Plan requires the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Bank Common Stock.

    THE PLAN MUST BE APPROVED BY A TWO-THIRDS MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF BANK COMMON STOCK. THE BOARD OF DIRECTORS OF SALISBURY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE PLAN.

    The terms of the Exchange were determined unilaterally by the Boards of Directors of Salisbury and of the Company and are not the result of arms-length negotiations. The Plan was approved unanimously by the directors of the Company and Salisbury.

EXCHANGE OF SALISBURY SHARES

    Upon consummation of the Exchange each holder of the Bank's Common Stock will become the holder of six (6) shares of Company Common Stock for each share of the Bank's Common Stock owned by them immediately prior to the Effective Time. Dissenting shareholders of Salisbury who follow the statutory procedures described herein under "APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS" will be paid the value of their shares of Bank Common Stock in cash by Salisbury, unless the Company exercises its right not to conclude the Exchange.

    Pursuant to the terms of the Plan, any shareholder of Salisbury who, on or before the date of the Annual Meeting, gave written notice to Salisbury of his or her intent to demand payment for the value of his or her Bank Common Stock pursuant to the requirements of Section 36a-181(c) of the Connecticut General Statutes and who later perfects his or her right by demanding such payment shall have no further rights as a shareholder of Salisbury, and the certificates held by such dissenting shareholder shall represent only the right to receive the value of the Bank Common Stock.

    At the Effective Time, a certificate representing one share of Bank Common Stock shall be deemed to represent six (6) shares of Company Common Stock, except for certificates representing Salisbury Dissenting Shares. After the Effective Time, shareholders will exchange their present certificates for new certificates representing shares of Company Common Stock. Shareholders will be notified by the transfer agent for Salisbury and the Company as to the procedure for the exchange of Bank Common Stock certificates for Company Common Stock certificates. Their present stock certificates will for all purposes after the Effective Time until exchanged with the transfer agent represent shares of Company Common Stock, and the holders of those certificates will have all rights of shareholders of the Company.

                  SHAREHOLDERS OF SALISBURY WILL EXCHANGE THEIR
                    PRESENT CERTIFICATES FOR NEW CERTIFICATES
                   REPRESENTING COMPANY COMMON STOCK AFTER THE
                            EXCHANGE IS CONSUMMATED.

GOVERNMENTAL AND REGULATORY APPROVALS

   The Exchange requires approval by the Federal Reserve Board because it involves the acquisition by the Company of 100% of the voting shares of a bank. An application for such approval is anticipated to be filed prior to the Annual Meeting.

   The Exchange is also subject to the prior approval of the Connecticut Banking Commissioner (the "Commissioner"), which approval cannot be given until after the holders of at least two-thirds of the issued and outstanding shares of Bank Common Stock have approved the Plan and the Exchange. An application for the approval of the Commissioner has been filed with the Department of Banking and the application is pending. The Commissioner must determine whether the terms of the Plan are reasonable and in accordance with law and sound public policy. See "CERTAIN LEGAL MATTERS."

FEDERAL INCOME TAX CONSEQUENCES

   The Bank and the Company will not request a ruling from the Internal Revenue Service, but will obtain an opinion, that the federal income tax consequences of the Exchange will be substantially as follows:

   (a) Shareholders of Salisbury will recognize neither gain nor loss under the provisions of the Code on receiving shares of Company Common Stock in exchange for their Bank Common Stock (except for those shareholders who receive payment for the value of their Bank Common Stock from Salisbury in accordance with
Section 36a-181(c) of the Connecticut BHC Act);

   (b) The adjusted basis of each share of Company Common Stock received by each former shareholder of Salisbury by reason of the Exchange will be the same as the adjusted basis of the Bank Common Stock exchanged therefor; and

   (c) The holding period of each share of Company Common Stock received by each former shareholder of Salisbury by reason of the Exchange will include the holding period of the Bank Common Stock exchanged therefor, provided that such Bank Common Stock was held as a capital asset at the time of the Exchange.

    Shareholders of Salisbury who exercise their dissenters' appraisal rights and receive cash in exchange for their shares of Bank Common Stock will recognize taxable income or loss for federal income tax purposes in connection with the transaction. The amount of that income or loss and the tax treatment of that income or loss (that is whether it constitutes ordinary income or loss, short-term capital gain or loss or long-term capital gain or loss) will turn upon a number of factual considerations peculiar to the individual shareholder.

    Shareholders of Salisbury considering exercising their dissenters' appraisal rights with respect to their shares of Bank Common Stock should consult their personal income tax advisors for specific advice with respect to the federal income tax consequences of that exercise.

           IT IS RECOMMENDED THAT EACH SHAREHOLDER OF SALISBURY CONFER
           WITH HIS OR HER OWN TAX OR FINANCIAL ADVISOR AS TO THE TAX
            CONSEQUENCES OF THE EXCHANGE, INCLUDING THE CONSEQUENCES
                           UNDER STATE AND LOCAL LAW.

CONDITIONS TO THE EXCHANGE

   The obligations of the Company and Salisbury to cause the Exchange to be consummated are subject to the satisfaction, prior to or at the Effective Time, of the following conditions: (1) receipt of all regulatory approvals and authorizations, including, without limitation, the approvals of (i) all state securities law agencies that have jurisdiction over the offers and sales of the Company Common Stock pursuant to the Exchange, (ii) the Federal Reserve Board under the Bank Holding Company Act of 1956 (the "Federal BHC Act") and (iii) the Commissioner under the Connecticut BHC Act, and all other consents, approvals and permissions necessary to permit consummation of the Exchange shall have been received and shall be in full force and effect; (2) this Proxy Statement and Prospectus shall have been filed in accordance with the rules and regulations of the FDIC and shall have been mailed to the shareholders of Salisbury in accordance with such rules and regulations; (3) at the Annual Meeting, the Plan shall have been approved by the affirmative vote of the holders of at least two-thirds of all outstanding shares of Bank Common Stock; and (4) Salisbury and the Company shall have received an opinion satisfactory to them with respect to such tax consequences of the Exchange.

   In addition to those conditions outlined above, the obligations of the Company under the Plan are subject (unless waived by the Company) to the fulfillment prior to or at the Effective Time that each of the "affiliates" of Salisbury shall have delivered to the Company a letter agreement with respect to restrictions on resale of the Company Common Stock received by such affiliates. See "APPROVAL OF THE PLAN AND THE EXCHANGE-RESALE OF COMPANY COMMON STOCK."

AMENDMENT

   The Plan may not be altered, changed or amended in any way except by a writing approved by the respective Boards of Directors of the Company and Salisbury executed by a person or persons so authorized by them. Any material amendment to the Plan made subsequent to any approval of the Plan by the shareholders of Salisbury would require further shareholder approval.

TERMINATION AND ABANDONMENT

   The  Plan  may  be  terminated   before  the  Effective  Time  of  the  Plan,
notwithstanding any approval by the shareholders of Salisbury if:

   (1) the number of shares of Bank Common Stock owned by dissenting shareholders shall make consummation of the transactions contemplated by the Plan inadvisable in the opinion or the Bank or the Company; (2) any action, suit, proceeding or claim has been instituted, made or threatened relating to the Plan which shall make consummation of the transactions contemplated by the Plan inadvisable in the opinion of the Bank or the Company; (3) the Reorganization shall not have been consummated by December 31, 1998; or (4) for any reason consummation of the transactions contemplated by the Plan is inadvisable in the opinion of the Bank or the Company.

ACCOUNTING TREATMENT

   The Company and Salisbury intend that the Exchange be accounted for in the same manner as a "pooling of interests" in accordance with generally accepted accounting principles. Under this concept, the assets, liabilities and shareholders' equity of Salisbury, as reported on its balance sheet, will be combined with the assets, liabilities and shareholders' equity of the Company.

SALISBURY STOCK OPTIONS

   All options to acquire Bank Common Stock which are issued pursuant to the Bank's Employee Stock Purchase Plan, and which are outstanding at the Effective Time will be assumed by the Company at the Effective Time, and each such option will become an option to acquire six (6) shares of Company Common Stock.

EXPENSES

   Salisbury's expenses incident to the consummation of the Exchange are to be paid by Salisbury and the Company's expenses are to be paid by the Company.

RESALE OF COMPANY COMMON STOCK

   Company Common Stock to be received by shareholders of Salisbury may be freely sold, except for shares to be received by those shareholders of Salisbury, including its directors, who may be deemed "affiliates" of the Company (i.e., persons controlling, controlled by or under common control with the Company). Sales of Company Common Stock by those persons may be made only in compliance with the provisions of Rule 144 under the Securities Act of 1933 or in a manner otherwise in compliance with such act. In general, such affiliates could resell Company Common Stock under Rule 144 only in brokers' transactions or in transactions directly with a market maker, and only if the number of shares sold by each affiliate (or, if two or more affiliates agree to act together, then the aggregate number of shares sold by them) during any period of three (3) months does not exceed the greater of 1% of the outstanding Company Common Stock or the average weekly volume of trading in Company Common Stock in the four weeks preceding the sale.

LISTING ON THE AMEX STOCK MARKET

   The Bank's Common Stock is not traded on any exchange or in the over-the-counter market. The Company was formed recently and the Company has never issued capital stock. Application has been made for quotation of the Company Common Stock on the AMEX Stock Market under the symbol "SBTL". The Company will seek to encourage at least three (3) market makers to make a market in the Company's Common Stock.

   Making a market involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. A public trading market having the desirable characteristics of depth, liquidity, and orderliness depends upon the existence of willing buyers and sellers at any given time, the presence of which is dependent on the individual decisions of buyers and sellers over which neither the Company nor any market maker has control. Accordingly, there can be no assurance that an active and liquid trading market for the Company Common Stock will develop or, if developed, will continue. In addition, there can be no assurance that the Company's Application to AMEX will be approved.

DEREGISTRATION OF THE BANK'S COMMON STOCK

   If the Reorganization is consummated, the Bank's Common Stock will cease to be traded, and the Bank intends to seek the deregistration of its Common Stock from the provisions of the Exchange Act. However, the Company's Common Stock will be registered with the SEC and the Company has applied for quotation of the Company Common Stock on the AMEX Stock Market.

                  APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS

   Connecticut law provides an exclusive appraisal right for dissenting shareholders of Salisbury. Under Section 36a-181(c) of the Connecticut BHC Act, a holder of Bank Common Stock has the right, provided the conditions specified are met, to be paid the "value" of his Bank Common Stock. In order to qualify for such payments a shareholder of Salisbury must, on or before the date of the Annual Meeting, give written notice to Salisbury of his objection to the Plan and the Exchange. If the requisite number of holders of Bank Common Stock approve the Exchange and the Plan is filed with the Connecticut Secretary of State in accordance with Connecticut law, then a shareholder of record of Salisbury desiring to receive the "value" of his Bank Common Stock and who has timely given his written objection must, within ten days after the Plan has been filed with the Connecticut Secretary of State, demand in writing payment from Salisbury of the "value" of his shares of Bank Common Stock as of the Effective Time. Salisbury must pay such dissenting shareholder the "value" of his shares within three (3) months of the Effective Time.

   In case of disagreement between Salisbury and the dissenting shareholder with respect to the "value" of his shares, such "value" shall be ascertained by three
(3) disinterested persons, one to be chosen by the dissenting shareholder, one by Salisbury and the third by the two thus selected. If the award determined by the three (3) disinterested persons is not paid within sixty days from its date, the award shall become a debt of Salisbury and the dissenting shareholder may collect it as such and, upon receiving payment therefor, must transfer his Bank Common Stock to Salisbury.

   Pursuant to the terms of the Plan, at the Effective Time, any shareholder of Salisbury, who, on or before the date of the Annual Meeting, gave written notice to Salisbury of his or her intent to demand payment for the value of his or her Bank Common Stock pursuant to the requirements of Section 36a-181(c) of the Connecticut Bank Holding Company Act shall have no further rights as a shareholder of Salisbury, and the certificates held by such dissenting shareholder shall represent only the right to receive the value of the Bank Common Stock.

   The foregoing summary of the rights of dissenting shareholders under Connecticut law is qualified in its entirety by reference to Section 36a-181(c) of the Connecticut General Statutes, the text of which is set forth in Appendix B.

   The receipt of cash pursuant to the exercise of appraisal rights will be a taxable transaction for federal income tax purposes. See "APPROVAL OF THE PLAN AND THE EXCHANGE FEDERAL INCOME TAX CONSEQUENCES."

   Any shareholder of Salisbury who desires to exercise his or her appraisal rights should carefully review Section 36a-181(c) of the Connecticut BHC Act and is urged to consult his or her legal advisor before electing or attempting to exercise such rights. A shareholder's failure to vote against the Plan and the Exchange will not constitute a waiver of his appraisal rights. However, each shareholder of Salisbury who fails to object in writing to the Plan and the Exchange on or before the date of the Annual Meeting and to demand in writing payment of the "value" of his Bank Common Stock within ten days after the Plan has been filed with the Connecticut Secretary of State will be deemed to have assented to the Plan and the Exchange, whether or not he or she voted to approve the Plan and the Exchange, and will be entitled to receive a certificate representing shares of Company Common Stock in the manner and on the terms specified in the Plan. An objection must be in addition to and separate from any proxy or vote against the Plan and the Exchange and should be submitted to Margaret M. Wilcox, Secretary of Salisbury Bank and Trust Company, Bissell Street, Lakeville, Connecticut 06039. Salisbury presently intends to inform dissenting shareholders of its intention to file the Plan with the Connecticut Secretary of State and the date when the Plan will be so filed.

          A VOTE AGAINST THE PLAN AND THE EXCHANGE WILL NOT SATISFY THE REQUIREMENTS THAT A DISSENTING SHAREHOLDER DELIVER HIS OR HER WRITTEN
    OBJECTION TO THE EXCHANGE PRIOR TO OR ON THE DATE OF THE ANNUAL MEETING.

                              CERTAIN LEGAL MATTERS

   The Exchange is subject to the requirements of Federal and Connecticut banking statutes, rules and regulations, which provide that certain acquisitions may not be consummated without the approval of the Federal Reserve Board and the Connecticut Banking Commissioner.

THE BANK HOLDING COMPANY ACT

   The Company was organized to act as a "bank holding company" as such term is defined in the Bank Holding Company Act of 1956, as amended (the "BHCA"). Under the BHCA, the Company must submit an application (the "FRB Application") to the Federal Reserve Board before the Company may become a bank holding company and before the Exchange contemplated by the Plan can be consummated. The Company has prepared and submitted the FRB Application to the Federal Reserve Board for approval to become a bank holding company. Such approval is a condition to the obligations of the Company and Salisbury to consummate the Exchange.

   The Federal Reserve Board is prohibited from approving any acquisition or merger pursuant to Section 3 of the BHCA; (i) that would result in a monopoly or that would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States; or (ii) the effect of which in any section of the United States may be substantially to lessen competition, or to tend to create a monopoly, or result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

   Additionally, in reviewing the FRB Application, the Federal Reserve Board will consider the financial condition and future prospects of the Company, and Salisbury as well as the competency, experience, and integrity of their respective officers and directors. In addition, the Federal Reserve Board's Regulation Y provides that the Federal Reserve Board may not approve an application if the applicant has failed to provide the Federal Reserve Board with adequate assurances it will make available information about its operations and activities to permit the Federal Reserve Board to determine and enforce compliance with the BHCA. As part of, or in addition to, consideration of the above factors, it is anticipated that the Federal Reserve Board will consider the regulatory status of the parties, current and projected economic conditions in the New England region, and the overall capital and safety and soundness consideration established by Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"). Salisbury is currently considered a "well capitalized" institution under the framework established by FDICIA.

   In addition, under the Community Reinvestment Act of 1977, as amended (the "CRA"), the Federal Reserve Board must take into account the record of performance of Salisbury in meeting the convenience and needs of its entire community, including the low and moderate income neighborhoods existing therein. Salisbury received a CRA rating of "satisfactory" after its most recent CRA regulatory examination.

   Regulation Y, which is the implementing Federal Reserve Board regulation under the BHCA, requires the Federal Reserve Board to furnish notice and a copy of the FRB Application to the primary banking supervisor of the bank to be acquired, which in Salisbury's case is the FDIC. The primary banking supervisor has 30 days to submit its views and recommendations to the Federal Reserve Board. The Federal Reserve Board is required to hold a public hearing in the event its receives a written recommendation of disapproval of the application from the primary banking supervisor within such 30 day period.

   Furthermore, the BHCA and Regulation Y require publication of notice of, and the opportunity for public comment on, the FRB Application and authorize the Federal Reserve Board to permit interested parties to intervene in the proceedings and to hold a public hearing in connection therewith if the Federal Reserve Board determines that such a hearing would be appropriate. Any such intervention by third parties could prolong the period during which the FRB Application is subject to review by the Federal Reserve Board.

   Even if the Federal Reserve Board approves the Exchange, the United States Department of Justice nevertheless may, at any time within 30 days after such approval, bring an action challenging the Exchange under the Federal antitrust laws, in which case the effectiveness of the Federal Reserve Board's approval would be stayed pending a final ruling by an appropriate United States District Court and any possible appeal. Failure of the Department of Justice to challenge the Exchange does not, however, exempt the Company from complying with both state and Federal antitrust laws after the Exchange has been consummated, or immunize the Exchange from future challenge by the Department of Justice or a private litigant under Section 2 of the Sherman Act. Any action or failure to act by the Department of Justice with regard to the Exchange also does not immunize the Exchange from challenge by a private litigant under Section 7 of the Clayton Act prior to consummation of the Exchange and prior to termination of the 30 day period in which the Department of Justice may bring an action challenging the Exchange or, if such an action is commenced, prior to termination of any such action.

CONNECTICUT BANK HOLDING COMPANY AND BANK ACQUISITION ACT

   Under the Connecticut BHC Act, the Plan must be approved by the Commissioner and filed by him with the Connecticut Secretary of the State. It is a condition to the obligations of the Company and Salisbury to consummate the Exchange, that such approval be obtained and such filing be made. The Company has applied to the Banking Commissioner for approval of the Plan and the application is pending.

                             COMPANY CAPITAL STOCK

   At the Effective Time the certificate of incorporation of the Company will authorize the issuance of 3,000,000 shares of common stock, par value $.10 per share.

   If the Exchange is consummated, there will be outstanding at the Effective Time a number of shares of Company Common Stock equal to six (6) times the number of shares of Bank Common Stock then outstanding, less shares for which dissenter's appraisal rights have been exercised. Additional shares of Company Common Stock will be reserved for the exercise of options outstanding and to be granted under the Bank's Employee Stock Purchase Plan. All such options will be assumed by the Company once the Exchange is consummated. See "APPROVAL OF THE PLAN AND THE EXCHANGE - SALISBURY STOCK OPTIONS."

   Thus, once the Exchange is consummated, options outstanding and to be granted under the Bank's Employee Stock Purchase Plan to purchase Bank Common Stock will become options to purchase Company Common Stock.

   If the Exchange were consummated as of May 15, 1998, 1,561,638 shares of Company Common Stock would be issued and outstanding and a maximum of 16,218 shares would be reserved for issuance upon exercise of options outstanding and to be granted under the Bank's Employee Stock Purchase Plan.

   All shares of Company Common Stock issued upon consummation of the Exchange or exercise of options will be, when issued as described herein, fully paid and non-assessable.

   Certain provisions of the Certificate of Incorporation and Bylaws of the Company may make the accomplishment of certain mergers and other business combinations more difficult. Such provisions affect the rights of holders of Company Common Stock, and the amendment of such provisions is subject to "super-majority" voting requirements. See "COMPARISON OF THE RIGHTS OF HOLDERS OF BANK COMMON STOCK AND COMPANY COMMON CAPITAL STOCK."

VOTING RIGHTS

   Each holder of Company Common Stock is entitled to one vote for each share held. The shares of Company Common Stock do not have cumulative voting rights.

PREEMPTIVE RIGHTS

   Under the Company's Certificate of Incorporation, shareholders of the Company do not have preemptive rights to subscribe for or purchase shares of any class of capital stock now or hereafter authorized or securities convertible into shares of any class of capital stock of the Company. Without preemptive rights, a shareholder's ownership is subject to dilution if additional shares are issued.

DIVIDEND RIGHTS

   The holders of Company Common Stock will be entitled to receive dividends when, as and if declared by the Board of Directors of the Company. Dividends may be declared and paid by the Company only out of funds legally available therefor. For the foreseeable future, the sole source of amounts available to the Company for the declaration of dividends will be dividends declared and paid by Salisbury on Bank Common Stock after consummation of the Exchange. Any amounts received by the Company will be used to pay the operating expenses of the Company, and for other activities in which it may engage before any dividends can be paid on Company Common Stock. For a description of limitations on the ability of Salisbury to declare and pay any dividends on Bank Common Stock, see "BANK CAPITAL STOCK-DIVIDENDS." The present intention of the Board of Directors of the Company is to declare and pay cash dividends on a quarterly basis. The payment and amount of any dividend will depend on the future earnings of the Company and Salisbury.

TRANSFER AGENT AND REGISTRAR

   Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey will be the transfer agent and registrar for Company Common Stock.

MARKET

   Because no shares of Company Common Stock have been issued, other than the shares issued in connection with the formation of the Company, no market for Company Common Stock has been established, and there have been no transactions therein.

                               BANK CAPITAL STOCK

   The Certificate of Incorporation of Salisbury authorizes the issuance of 500,000 shares of common stock, par value $3.33 per share; the Bank's Certificate of Incorporation does not provide for the issuance of preferred stock. As of the Record Date, 260,273 shares of Bank Common Stock were issued and outstanding and were held by 633 shareholders of record.

MARKET

   THE COMMON STOCK OF THE BANK IS TRADED ONLY INFREQUENTLY AND NO SUBSTANTIAL PUBLIC MARKET FOR THE STOCK PRESENTLY EXISTS. THE COMMON STOCK IS NOT QUOTED ON THE NASDAQ INTER-DEALER QUOTATION SYSTEM. Some trading does take place however, in the over-the-counter market, where the stock is traded as a non-NASDAQ issue. The stock has several market makers who list the issue in the National Bureau "Pink Sheets," an interdealer quotation system. Salisbury Bank and Trust Company has the bulletin board quotation symbol SBTL. Those trades which have occurred may not provide a reliable indication of the market value of the Common Stock, as only a limited trading market exists, and the market price may be substantially affected by the relatively insubstantial volume of transactions.

   As of May 15, 1998 there were approximately 633 stockholders of record of the Bank's Common Stock.

   The following table sets forth for the periods indicated the range of high and low prices by quarter of the Bank's Common Stock. These prices represent actual sales between individual purchasers and sellers, and do not reflect commissions paid to brokers.

                                                     HIGH/LOW
1996
   First quarter                                 $ 53.00    $ 51.00
   Second quarter                                $ 53.00    $ 53.00
   Third quarter                                 $ 56.00    $ 53.00
   Fourth quarter                                $ 56.00    $ 56.00
1997
        First quarter                            $ 66.75    $ 60.00
        Second quarter                           $ 67.00    $ 64.00
        Third quarter                            $ 72.50    $ 67.25
        Fourth quarter                           $ 85.00    $ 73.00

1998
        First quarter                            $125.00    $100.00
        Second quarter
        (April 1-
        May 15, 1998)                            $          $

DIVIDENDS

         Holders of Bank Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. Under the Connecticut banking statutes, subject to any restrictions contained in its Certificate of Incorporation, a bank such as Salisbury may not declare a dividend on its capital stock except from its net profits. "Net Profits" is defined as the remainder of all earnings from current operations. The total of all dividends by a bank in any calendar year may not, unless specifically approved by the Banking Commissioner, exceed the total of its net profits of that year combined with its retained net profits of the proceeding two years. See "COMPARISON OF THE RIGHTS OF HOLDERS OF BANK COMMON STOCK AND COMPANY COMMON STOCK DIVIDENDS."

         After the Exchange is consummated, Salisbury expects to continue to pay regular quarterly cash dividends to the Company. There is no assurance, however, that Salisbury will generate sufficient revenue to declare and pay regular cash dividends to the Company. Such dividends will be used for the Company's operating expenses and for other activities in which it may engage and, depending on its financial condition, for the payment of dividends.

                   COMPARISON OF THE RIGHTS OF HOLDERS OF BANK
                      COMMON STOCK AND COMPANY COMMON STOCK

GENERAL

         As a result of the Exchange, holders of Bank Common Stock, whose rights are presently governed by the provisions of Connecticut and Federal banking law and the Certificate of Incorporation and Bylaws of Salisbury, will become shareholders of the Company. Accordingly, their rights will be governed by the provisions of Connecticut corporate law, Connecticut and Federal banking law relating to bank holding companies, and the Certificate of Incorporation and Bylaws of the Company.

         The Certificate of Incorporation and Bylaws of the Company have certain provisions which are substantially similar to the provisions of the Certificate of Incorporation and Bylaws of Salisbury. The Certificate of Incorporation and Bylaws of the Company also include provisions which are not contained in Salisbury's Certificate of Incorporation and Bylaws.

         Certain provisions in both Salisbury's and the Company's Certificates of Incorporation are intended to enhance the negotiating ability of the Board of Directors in order to serve the best interests of the shareholders and may make it more difficult for third parties to acquire or to exercise control of Salisbury and the Company. The Board of Directors of Salisbury is not aware at this time of any attempt by any person or entity to gain control of Salisbury or the Company.

         The following discussion is only a summary and is not intended in any way to be a complete description of all of the provisions of the Connecticut and Federal statutes or the Certificates of Incorporation and Bylaws of Salisbury and the Company which may affect the rights of shareholders. It is qualified in its entirety by reference to the Connecticut Business Corporation Act, the banking laws of the United States and the State of Connecticut, and the Certificates of Incorporation and Bylaws of Salisbury and the Company (which are available upon request from Salisbury).

LIMITATION OF LIABILITY OF DIRECTORS

         The Company's Certificate of Incorporation contains a provision which provides that to the fullest extent permitted by law, no director of the Company shall have any personal liability to the Company or its shareholders for monetary damages for breach of their fiduciary duty as a director, provided that the provisions will not eliminate or limit the liability of a director in certain circumstances. Specifically, liability will not be eliminated or limited
(i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) for any unlawful payment of dividends, unlawful stock purchase or unlawful redemption; or (iv) for any transaction from which the director derived an improper personal benefit.

         The Bank's Certificate of Incorporation does not contain any provision regarding limitation of liability of the Bank's directors.

CAPITALIZATION

         Salisbury has authorized capital stock consisting of 500,000 shares of common stock, par value $3.33 per share.

         Under Connecticut banking law, the Commissioner must approve an increase or decrease in Salisbury's authorized capital stock or the par value thereof. In addition, the authorized capital stock of Salisbury may not be reduced below the minimum requirements for a new capital stock bank, unless otherwise approved by the Commissioner. No such restrictions or need for Commissioner approval apply to changes in the capitalization of the Company.

         The Board of Directors of Salisbury has no present plans to issue any shares of Bank Common Stock prior to the Exchange. The Board of Directors of the Company has no present plans to issue any shares of Company Common Stock beyond the number to be issued in connection with the Exchange, except for shares that will be issued pursuant to the Bank's Employee Stock Purchase Plan after the Exchange is consummated.

         The Company has authorized capital stock consisting of 3,000,000 shares of common stock, par value $.10 per share.

VOTING AND OTHER RIGHTS

         Each holder of Bank Common Stock is entitled to one vote for each share owned of record. There are no cumulative voting rights in the election of directors. All of the issued and outstanding shares of Bank Common Stock are fully paid and nonassessable. The Certificate of Incorporation of Salisbury does not provide for any conversion rights, sinking fund provisions, redemption provisions or restrictions on alienability with respect to the Bank Common Stock.

         Holders of Company Common Stock will possess the same voting rights as holders of Bank Common Stock. See "COMPANY CAPITAL STOCK - VOTING RIGHTS."

DIVIDENDS

         Holders of Bank Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor.

         Under Connecticut banking statutes, subject to any restrictions contained in its Certificate of Incorporation, banks such as the Bank may not pay out in dividends in any calendar year an amount exceeding its net profits, unless the dividend is specifically approved by the Commissioner. Net profits is defined as the remainder of all earnings from current operations. The total of all dividends by a Bank in any calender year may not, unless specifically approved by Banking Commissioner, exceed the total of its net profits of that year combined with its retained net profits of the preceding two (2) years. See "BANK CAPITAL STOCK - DIVIDENDS."

         The Company is prevented from paying dividends except from funds legally available therefore. See "COMPANY CAPITAL STOCK - DIVIDEND RIGHTS."

         The present  intention  of the Board of  Directors  of  Salisbury is to declare and pay cash dividends on a quarterly basis. The Company expects to continue Salisbury's dividend policy, taking into account factors including, but not limited to, net income, capital requirements, financial condition, prevailing economic conditions, industry practices, the needs of the Company, and other factors deemed relevant at the time. See "BANK CAPITAL STOCK - DIVIDENDS."

PREEMPTIVE RIGHTS

         The Shareholders of Salisbury and the Shareholders of the Company do not have preemptive rights. See "COMPANY CAPITAL STOCK - PREEMPTIVE RIGHTS."

SHAREHOLDERS' MEETINGS

         The annual meeting of the shareholders of Salisbury is held during the first six (6) months of each calendar year on such date as is determined by the Board of Directors in order to elect directors and transact any other business properly before the meeting. The presence in person or by proxy of holders of shares entitled to cast a majority of the votes of all outstanding shares of Bank Common Stock constitutes a quorum at any shareholders' meeting.

         The Company's Bylaws provide that the Annual Meeting of Shareholders shall be held on such date and at such time and place within the first six (6) months of each year as the Board of Directors may determine from time to time.

BOARD OF DIRECTORS

         Certain provisions of the Company's Certificate of Incorporation and Bylaws impede change in majority control of the Board of Directors. The Company's Certificate of Incorporation provides that the Board of Directors of the Company will consist of not less than seven (7) members and not more than twelve (12) members and will be divided into three (3) classes, with directors in each class elected for three (3) year terms. The Board of Directors may increase the number of directors by no more than two (2) in each fiscal year, and may decrease the number of directors at any time (but to not less than seven
(7) directors). No decrease in the number of directors will shorten the term of any incumbent director. The Company's Certificate of Incorporation and Bylaws also impose restrictions on the ability of shareholders to nominate candidates for the Board of Directors, requiring, in general, not less than thirty (30) nor more than fifty (50) days prior written notice of such nominations. The Company's Certificate of Incorporation and the Company's Bylaws provide that vacancies created by an increase in the number of directorships can be filled for the unexpired term by the Board of Directors. Vacancies occurring for any other reasons, such as death or resignation, would be filled by the remaining directors. The effect of these provisions would prevent a new majority shareholder from increasing the size of the Board of Directors and from then filling the vacancies created by such increase. They would also prevent a new majority shareholder from filling any vacancies on the Board of Directors arising by resignation, death or other reason.

         The Company's Certificate of Incorporation and the Company's Bylaws provide that any director of the Company may be removed from office at any time with cause by the affirmative vote of at least two-thirds (2/3) of the Directors then in office.

         The Certificate of Incorporation and Bylaws of the Bank contain similar provisions relating to classification of the Board of Directors, removal of directors and the filling of vacancies on the Board of Directors.

FAIR PRICE PROVISION

         The Company's Certificate of Incorporation also requires that, unless otherwise required by law, certain "business combinations" with a holder (hereinafter referred to as an "Interested Shareholder") of ten percent (10%) or more of the voting power of common stock (hereinafter referred to as the
"Company Voting Stock") must be approved by "super-majority" votes of shareholders. The purpose of this provision is to discourage "front load" or two-tier acquisitions. In this type of acquisition, one price is offered in a tender offer for a controlling block of stock and then a much lower price and/or less desirable form of consideration is offered for the remainder of the outstanding stock.

         Under the provisions of the Company's Certificate of Incorporation, three (3) votes are necessary before a business combination with an Interested Shareholder can occur. First, the Board of Directors must approve the transaction. Second, the holders of at least eighty percent (80%) of the voting power of the outstanding Company Voting Stock must approve the transaction. Third, the holders of at least two-thirds of the voting power of the outstanding Company Voting Stock other than that controlled by the Interested Shareholder must approve the transaction.

         The term "business combination" encompasses six categories of transactions. The first includes any merger, consolidation or share exchange by the Company or any subsidiary with any Interested Shareholder or related persons. The second category includes any sale, lease, exchange, mortgage or other disposition of assets to an Interested Shareholder within any twelve month period which is not in the usual and regular course of business, if the assets have a book value of ten percent (10%) or more of either the total market value of the outstanding stock of the Company or the Company's net worth as of the end of the most recent fiscal quarter. The third category is the issuance or transfer to an Interested Shareholder, on a non-pro rata basis, of stock having a market value equal to five percent (5%) or more of the total market value of all shares of stock of the Company. The fourth category is a liquidation or dissolution proposed by or on behalf of an Interested Shareholder or related person. The fifth category is any reclassification of securities or recapitalization which increases an Interested Shareholder's proportionate ownership of the Company's equity or convertible securities. The sixth category is the receipt by an Interested Shareholder of loans, advances, guarantees, pledges or other financial assistance from the Company.

         The Company's Certificate of Incorporation exempts from the super-majority voting requirements described above any business combination with an Interested Shareholder if the transaction is approved by the Company's Board of Directors before the Interested Shareholder first becomes an Interested Shareholder.

         The  Company's  Certificate  of  Incorporation  also  exempts  from the foregoing, super-majority voting requirements for business combinations described in the first category set forth above (that is, mergers, consolidations and share exchanges) which satisfy certain "fair price" and procedural provisions. Five (5) basic conditions must be met in order for this exemption to apply. The first condition requires that shareholders whose stock is acquired in the second or later stage of an acquisition must receive at least as much as the highest price the Interested Shareholder paid for shares within the prior two years, and in some cases a higher price, as determined by various formulas specified in the exemptive provision. These prices may bear no relation to the then-current market value of the Company's stock. The second condition is that the consideration in the business combination must be cash or the same form of consideration as the Interested Shareholder previously paid. The requirement prevents the use of cash in the "first tier" of an acquisition and less valuable securities in the "second tier". The third condition provides that prior to the business consolidation, there was no reduction in the annual rate of dividends paid on the Company's stock and/or increase in the annual rate of dividends paid should there be a reverse stock split or any similar transaction unless the Interested Shareholder voted as a director of the Company against such action. In addition, the third condition provides that the Interested Shareholder shall not have become the beneficial owner of any additional shares of stock. The fourth condition is designed to ensure that an Interested Shareholder has not, through the exercise of influence over the Company, enhanced his position or brought about actions detrimental to the other shareholders. Thus, any receipt by the Interested Shareholder of specified financial or tax benefits (such as loan, advances, pledges or guarantees provided by the Company), will prevent the use of the "fair price" exemption. The fifth condition requires that a proxy or information statement complying with the provisions of the Exchange Act be mailed to the Company's shareholders at least thirty (30) days prior to the consummation of the business combination, whether or not such proxy or information statement is required under the Exchange Act.

         In the event that the requisite approval of the Board of Directors was given or the "fair price" and procedural requirements were met with respect to a particular business combination, the normal voting requirements of law would apply. Under Connecticut law, a merger, consolidation, sale of substantially all of the assets of the Company or the adoption of a plan of dissolution of the Company would require the approval of a majority of the outstanding shares of Company Common Stock. A reclassification of the Company's securities involving an amendment to its Certificate of Incorporation would require the approval of the holders of a majority of the Company's capital stock entitled to vote thereon. A sale of less than all of the assets of the Company, a merger of the Company with a Company in which it owns 90% of the outstanding capital stock, or a reclassification of the Company's securities not involving an amendment to its Certificate of Incorporation would not require shareholder approval.

         The  Certificate  of   Incorporation   of  the  Bank  contains  similar
provisions relating to certain business combinations with Interested Shareholders. However, the Bank's Certificate of Incorporation does not include the receipt by an Interested Shareholder of loans, advances, guarantees, pledges or other financial assistance as constituting a business combination.

BOARD OF DIRECTORS APPROVAL OF A BUSINESS COMBINATION OR STOCK PURCHASE

         The Company's Certificate of Incorporation prevents an Interested Shareholder from engaging in any "business combination" with the Company for a period of five (5) years following the date on which it first became an Interested Shareholder (i.e., the date on which it first acquired ten percent (10%) or more of the Company's Voting Stock). A "business combination" is defined in the same way as for the purposes of the fair price provision discussed above. Nevertheless, a business combination with an Interested Shareholder may occur before the termination of the five (5) year period if the Board of Directors of the Company gives its approval, before the date on which the Interested Shareholder becomes an Interested Shareholder, to either the proposed business combination or the proposed acquisition of the Company's Voting Stock. Moreover, the majority of the non-employee members of the Board of Directors (of which there must be at least two) must also give their prior approval. The purpose of this provision is to effectively require any potential acquiror of the Company to seek the approval of the Board of Directors of the Company before launching a takeover attempt.

         In the event that the requisite prior Board of Director approval is obtained with respect to a particular business combination, the normal voting requirements of Connecticut law would apply. Under law, a merger, consolidation, or sale of substantially all of the assets of the Company or the adoption of the plan of dissolution of the Company would require the approval of a majority of the outstanding shares of the Company's capital stock. A reclassification of the Company's securities involving an amendment to its Certificate of Incorporation would require the approval of the holders of a majority of the Company's capital stock entitled to vote thereon.

         The Certificate of Incorporation of the Bank contains a provision regarding Board of Directors approval of a Business Combination but not a Stock Purchase.

CERTIFICATE OF INCORPORATION AMENDMENTS

         Approval of an amendment to the Company's Certificate of Incorporation will require the approval of the holders of only a majority of the outstanding shares of the Company's capital stock entitled to vote thereon. However, Article Eighteenth of the Certificate of Incorporation requires that any amendment by the provisions of the Company's Certificate of Incorporation relating to various Board of Director provisions, provisions relating to restrictions on the acquisition of ten percent (10%) or more of the Company's common stock, business combinations with interested shareholders, meetings of shareholders, the removal of directors with cause, and the procedure for the amendment of the foregoing provisions be approved by eighty percent (80%) of the outstanding shares of the Company's capital stock entitled to vote thereon. If there is an Interested Shareholder, the amendment must also be approved by sixty percent (60%) of voting power of the Company's issued and outstanding shares of capital stock entitled to vote thereon held by shareholders other than the Interested Shareholder.

         The Bank's Certificate of Incorporation provides that the affirmative vote of the holders of at least eighty percent (80%) of all of the shares of the Bank's common stock is required to amend or repeal, or to adopt any provision in contravention or inconsistent with, certain provisions of the Bank's Certificate of Incorporation relating to business combinations, and amendments to the Bank's Certificate of Incorporation.

BYLAW AMENDMENTS

         The Company's Bylaws provide that, except as otherwise provided by law or the Company's Bylaws, the Company's Bylaws may be amended or repealed by (i) the Company's Board by the affirmative vote of a majority of the directors then in office, or (ii) by the shareholders of the Company, at any annual meeting of shareholders or special meeting of shareholders called for such purpose, by the affirmative vote of at least a majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as class; provided, however, that in order to amend or repeal or to adopt any provision inconsistent with certain provisions of the Bylaws regarding shareholder meetings, directors and Bylaw amendments the affirmative vote of sixty percent (60%) of the voting power of all the issued and outstanding shares is required to effectuate such amendments.

         The Bank's Bylaws provide that, an amendment to the Bank's Bylaws will not become effective until filed at the office of the Banking Commissioner. In addition, the Bank's Bylaws provide that the Bank's Bylaws may be altered, amended or repealed and other bylaws may be adopted by the affirmative vote of a majority of the whole Board, provided however, that a vote of eighty percent (80%) of the full Board of Directors is necessary to amend Section 7 of the Bank's Bylaws which pertains to amendments to the Bank's Bylaws. In addition, the Bank's Bylaws may be altered, amended or repealed, and other bylaws may be adopted by the affirmative vote of holders of a majority of the outstanding capital stock of the Bank; provided however, that a vote of eighty percent (80%) of the outstanding shares of common stock is necessary to amend Section 7 of the Bank's Bylaws which pertains to amendments to the Bank's Bylaws.

APPRAISAL RIGHTS

         Connecticut law grants shareholders of a corporation appraisal rights (i.e. the right to demand payment of the fair value of a shareholder's shares) in certain circumstances, including: (a) consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger, or (ii) if the corporation is a subsidiary that is merged with its parent pursuant to provisions of the Connecticut Business Corporation Act, (b) consummation of a plan of exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan; (c) consummation of a sale or exchange of all or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, (d) certain amendments to the corporation's certificate of incorporation which materially and adversely affect rights in respect of dissenter's shares; (e) any corporate action taken pursuant to a shareholder vote to the extent that the certificate of incorporation, bylaws, or resolutions of the board of directors provides that shareholders are entitled to dissent and obtain payment for their shares.

         Connecticut banking law provides special appraisal rights for shareholders of banks who dissent in a reorganization or consolidation. The availability of appraisal rights to shareholders of Salisbury who dissent from the Exchange is discussed under "APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS."

TRANSFER AGENT AND REGISTRAR

         Salisbury Bank and Trust Company is the transfer agent and registrar for the Bank Common Stock and Registrar and Transfer Company will be the transfer agent and registrar for the Company Common Stock.

INDEMNIFICATION

         The Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify its directors, officers, employees and agents to the maximum extent permitted by the Connecticut Business Corporation Act.

         The Certificate of Incorporation and Bylaws of the Bank do not contain any provisions regarding the indemnification of the Bank's officers, directors and employees. However, comparable provisions are set forth in the Connecticut General Statutes which do apply to the Bank.

PREFERRED STOCK

         The Certificate of Incorporation of Salisbury and the Company do not contain any provisions authorizing the creation of preferred stock.

REGULATION AND SUPERVISION

         As a Connecticut-chartered bank whose deposits are insured by the FDIC, Salisbury is subject to regulation and supervision by both the Banking Commissioner of the State of Connecticut and the FDIC. Salisbury is also subject to the laws and regulations of the Federal Reserve Board that are applicable to FDIC-insured financial institutions. The Company will be subject to certain regulations of the Federal Reserve Board and the Banking Commissioner.

CONNECTICUT REGULATION

         The Banking Commissioner regulates Salisbury's internal organization as well as its deposit, lending and investment activities. The approval of the Banking Commissioner is required, among other things, for certain amendments to Salisbury's Certificate of Incorporation and Bylaws, as well as for the establishment of branch offices and business combination transactions. The Banking Commissioner conducts periodic examinations of Salisbury. Many of the areas regulated by the Banking Commissioner are subject to similar regulation by the FDIC.

         Connecticut banks and bank holding companies, with the approval of the Connecticut Banking Commissioner, are permitted to engage in stock acquisitions with depository institutions in other states with reciprocal legislation. A majority of the states have enacted such legislation. Several interstate mergers and acquisitions involving Connecticut bank holding companies or banks with offices in Salisbury's service area and bank holding companies or banks headquartered in other states have been completed which have resulted in increased competition for Salisbury. In addition, under Connecticut law, the beneficial ownership of more than 10% of any class of voting securities of a bank or bank holding company may not be acquired by any person or groups of persons acting in concert without the approval of the Connecticut Banking Commissioner.

         Subject to certain limited exceptions, however, total secured and unsecured loans made to any one obligor pursuant to this statutory authority may not exceed 15% of a bank's capital, surplus, undivided profits and loan loss reserves.

         Salisbury is prohibited by Connecticut banking law from paying dividends except from its funds legally available therefore. The total of all dividends declared by a bank in any calendar year may not, unless specifically approved by the Commissioner, exceed the total of its net profits of that year combined with its retained net profits of the preceding two years. These dividend limitations can affect the amount of dividends payable to shareholders of Salisbury. Salisbury declared a quarterly dividend of $.65 per share of Bank Common Stock issued and outstanding on April 3, 1998. See "BANK CAPITAL STOCK - DIVIDENDS."

         Any state-chartered bank meeting statutory requirements may, with the approval of the Banking Commissioner, establish and operate branches in any town or towns within the state.

CAPITAL REQUIREMENTS

         Banks are required to maintain minimum levels of capital based upon their total assets and total "risk-weighted assets." For purposes of these requirements, capital is comprised of both Tier 1 and Tier 2 capital. Tier 1 capital consists primarily of common stock, retained earnings and limited amounts of noncumulative perpetual preferred stock. Tier 2 capital consists primarily of loan loss reserves and certain preferred stock, subordinated debt, and convertible securities. In determining total capital, the amount of Tier 2 capital may not exceed the amount of Tier 1 capital. A bank's total "risk-weighted assets" are determined by assigning the bank's assets and off-balance sheet items to one of four risk categories based upon their relative credit risks. The greater the risk associated with an asset, the greater the amount of such asset that will be subject to the capital requirements. The regulations of the FDIC define specific capital categories based upon an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." To be considered "adequately capitalized," an institution must generally have a leverage ratio of at least 4%, a Tier 1 capital to risk-weighted assets ratio of at least 4%, and a total Tier 1 and Tier 2 capital to risk-weighted assets ratio of at least 8%. Institutions categorized as "undercapitalized" are subject to certain restrictions, to include among other things, the requirement to file a capital plan with its primary federal regulator, prohibitions on the payment of dividends and management fees, restrictions such as the prohibition on the payment of dividends and increased supervisory monitoring. See "REGULATION AND SUPERVISION - FDIC REGULATION."


         The various capital ratios of Salisbury as of December 31, 1997 are as follows:

                                     Minimum Level to be         Salisbury
                                     "well capitalized"
Leverage.............................         5%                   11.08%
Tier 1 Risk-Based....................         6%                   20.04%
Total Risk-Based.....................        10%                   21.26%

         As of December 31, 1997, Salisbury was in full compliance with all applicable capital standards and was categorized as "well capitalized."

         Salisbury has received authorization from the State of Connecticut Department of Banking and the FDIC to repurchase up to 23,435 shares of its Common Stock. Such authorization will expire, unless extended, in November, 1998 or sooner if the Bank repurchases 23,435 shares of its Common Stock or expends $1,784,000 in connection with any such potential stock repurchase.

While banks need specific authorization to facilitate repurchases of their securities, bank holding companies have broader authority to repurchase their equity securities. See "REGULATION AND SUPERVISION-FEDERAL RESERVE SYSTEM REGULATION".

FDIC REGULATION

         Salisbury's deposit accounts are insured by the FDIC to a maximum of $100,000 for each insured depositor. FDIC insurance of deposits may be terminated by the FDIC, after notice and hearing, upon a finding by the FDIC that the insured institution has engaged in unsafe or unsound practices, or is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule or order, or conditions imposed by the FDIC.

         As a state-chartered FDIC-insured bank, Salisbury is subject to supervision and examination by the FDIC and also is subject to FDIC regulations regarding many aspects of its business, including types of deposit instruments offered, permissible methods for acquisition of funds, and activities of subsidiaries and affiliates of the bank. The FDIC periodically makes its own examination of insured institutions.

         The FDIC has adopted regulations that require FDIC-insured, state-chartered banks that are not members of the Federal Reserve System to meet certain minimum capital requirements, including maintenance of a minimum leverage capital ratio. See "REGULATION AND SUPERVISION - CAPITAL REQUIREMENTS."

         Pursuant to the Change in Bank Control Act of 1978, as amended, any person must give 60 days notice to the FDIC prior to acquiring control of FDIC-insured banks. Control is defined as ownership of 25% of the voting stock of the institution, or the power to direct the management or policies of the institution. Control is presumed upon ownership of 10% or more of the voting stock if: (a) the institution's shares are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or (b) the acquiring party would be the largest shareholder of the institution. The statute and underlying regulations authorize the FDIC to disapprove a proposed transaction on certain specified grounds.

         The Community Reinvestment Act ("CRA") requires lenders to identify the communities served by the institution's offices and to identify the types of credit the institution is prepared to extend within such communities. The FDIC conducts examinations of insured institutions' CRA compliance and rates such institutions as "Outstanding", "Satisfactory", "Needs to Improve" and "Substantial Noncompliance." As of its last CRA examination. Salisbury received a rating of "Satisfactory." Failure to receive at least a "Satisfactory" rating may inhibit Salisbury in undertaking certain activities, including acquisitions of other financial institutions, which require regulatory approval based, in part, on CRA compliance considerations.

FEDERAL RESERVE SYSTEM REGULATION

         The Company is a bank holding company registered pursuant to the provisions of the Bank Holding Company Act of 1956, as amended (the "Holding Company Act"), and consequently is subject to regulation and examination by the Federal Reserve Board (the "FRB"). Bank holding companies are required to file annually with the FRB a report of their operations and they and their subsidiaries are subject to examination by the Board of Governors of the Federal Reserve System.

         The Holding Company Act also requires prior approval by the FRB before a bank holding company (1) merges or consolidates with another bank holding company, or (2) acquires directly or indirectly ownership or control of voting shares of a bank if after such acquisition it would own or control directly or indirectly more than five percent of the voting stock of such bank, except where 50 percent or more is already owned, or (3) acquires substantially all of the assets of any bank.

         The Holding Company Act further provides that the FRB shall not approve any acquisition, reorganization or consolidation which would result in a monopoly or which would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States. Further, the FRB may not approve any other proposed acquisition. reorganization or consolidation, the effect of which may be substantially to lessen competition or to tend to create a monopoly in any section of the country, or which in any other manner would be in restraint of trade, unless the anti-competitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the community to be served.

         The FRB permits bank holding companies to engage in activities so closely related to banking or managing or controlling banks as to be a proper incident thereto. While the types of permissible activities are subject to change by the FRB, the following list comprises the principal activities that presently may be conducted by a bank holding company.

         1. Making, acquiring or servicing loans and other extensions of credit for its own account or for the account of others, such as would be made by the following types of companies: consumer finance, credit card, mortgage, commercial finance and factoring.

         2. Operating as an industrial bank, Morris Plan or industrial loan company in the manner authorized by state law so long as the institution does not both accept demand deposits and make commercial loans.

         3. Operating as a trust company in the manner authorized by federal or state law so long as the institution does not make certain types of loans or investments or accept deposits, except as may be permitted by the FRB.

         4. Subject to certain limitations, acting as an investment or financial advisor to investment companies and other persons.

         5. Leasing personal and real property or acting as agent, broker, or advisor in leasing property, provided that it is reasonably anticipated that the transaction will compensate the lessor for not less than the lessor's full investment in the property.

         6. Making equity and debt investments in corporations or projects designed primarily to promote community welfare.

         7. Providing to others financially oriented data processing or bookkeeping services.

         8. Subject to certain limitations, acting as an insurance agent or broker in relation to insurance for itself and its subsidiaries or for insurance directly related to extensions of credit by the bank holding company system.

         9. Subject to certain limitations, acting as underwriter for credit life insurance and credit accident and health insurance that is directly related to extensions of credit by the bank holding company system.

         10.      Providing courier services of a limited character.

         11.      Subject   to   certain   limitations,   providing   management
                  consulting   advice  to   nonaffiliated   banks  and   nonbank
                  depository institutions.

         12. Selling money orders having a face value of $1,000 or less, travelers' checks and United States savings bonds.

         13.      Performing appraisals of real estate.

         14. Subject to certain conditions, acting as intermediary for the financing of commercial or industrial income-producing real estate by arranging for the transfer of the title, control and risk of such a real estate project to one or more investors.

         15. Providing securities brokerage services, related securities credit activities pursuant to FRB Regulation T and incidental activities such as offering custodial services, individual retirement accounts and cash management services, if the securities brokerage services are restricted to buying and selling securities solely as agent for the account of customers and do not include securities underwriting or dealing or investment advice or research services.

         16. Underwriting and dealing in obligations of the United States, general obligations of states and their political subdivisions and other obligations such as bankers' acceptances and certificates of deposit.

         17. Subject to certain limitations, providing by any means, general information and statistical forecasting with respect to foreign exchange markets; advisory services designed to assist customers in monitoring, evaluating and managing their foreign exchange exposures; and certain transactional services with respect to foreign exchange.

         18. Subject to certain limitations, acting as a futures commission merchant in the execution and clearance on major commodity exchanges of futures contracts and options on futures contracts for bullion, foreign exchange, government securities, certificates of deposit and other money market instruments.

         19. Subject to certain limitations, providing commodity trading and futures commission merchant advice.

         20. Providing consumer financial counseling that involves counseling, educational courses and distribution of instructional materials to individuals on consumer-oriented financial management matters, including debt consolidation, mortgage applications, bankruptcy, budget management, real estate tax shelters, tax planning, retirement and estate planning, insurance and general investment management, so long as this activity does not include the sale of specific products or investments.

         21. Providing tax planning and preparation advice such as strategies designed to minimize tax liabilities and includes, for individuals, analysis of the tax implications of retirement plans, estate planning and family trusts. For corporations, tax planning includes the analysis of the tax implications of mergers and acquisitions, portfolio mix, specific investments, previous tax payments and year-end tax planning. Tax preparation involves the preparation of tax forms and advice concerning liability based on records and receipts supplied by the client.

         22.      Providing check guaranty services to subscribing merchants.

         23. Subject to certain limitations, operating a collection agency and credit bureau.

         24. Acquiring and operating thrift institutions, including savings and loan associations, building and loan associations and FDIC-insured savings banks.

         25.      Operating a credit bureau, subject to certain limitations.

         A bank holding company and its subsidiaries, are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or sale of any property or services. Subsidiary banks of a bank holding company are subject to certain restrictions imposed by the Federal Reserve Act on any extension of credit to the bank holding company or any of its subsidiaries, or investments in the stock or other securities thereof, and on the taking of such stock or securities as collateral for loans to any borrower.

         Salisbury is also subject to FRB regulations regarding the maintenance of reserves. Under such regulations, Salisbury must maintain reserves against its transaction accounts and non-personal time deposits.

         Bank holding companies have broad authority to repurchase their equity securities. A bank holding company may repurchase its equity securities without regulatory approval if the bank holding company is "well capitalized", "well managed", and is not the subject of any unresolved supervisory issues. If all of the above factors do not exist, a bank holding company would need to obtain prior approval from the Federal Reserve Board in order to repurchase equity securities which would exceed ten percent (10%) of its net worth in any twelve
(12) month period.

         Under FRB regulations, a bank holding company is required to serve as a source of financial and managerial strength to its subsidiary banks and may not conduct its operations in an unsafe or unsound manner. In addition, it is the FRB's policy that in serving as a source of strength to its subsidiary banks, a bank holding company should stand ready to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity and should maintain the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks. A bank holding company's failure to meet its obligation to serve as a source of strength to its subsidiary banks will generally be considered by the FRB to be an unsafe and unsound banking practice or a violation of the FRB regulations or both.

         The FRB has established capital adequacy guidelines for bank holding companies similar to the FDIC capital requirements set forth above.

EFFECTS OF GOVERNMENT POLICY

         Legislation adopted in recent years has substantially increased the scope of regulations applicable to Salisbury and the Company and the scope of regulatory supervisory authority and enforcement power over Salisbury and the Company.

         Virtually every aspect of Salisbury's business is subject to regulation with respect to such matters as the amount of reserves that must be established against various deposits and the establishment of branches. Reorganizations, nonbanking activities and other operations. Numerous laws and regulations also set forth special restrictions and procedural requirements with respect to the extension of credit, credit practices, the disclosure of credit terms and discrimination in credit transactions.

         The descriptions of the statutory provisions and regulations applicable to banks and bank holding companies set forth above do not purport to be a complete description of such statutes and regulations and their effects on Salisbury and the Company. Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures and before the various bank regulatory agencies. The likelihood and timing of any changes and the impact such changes might have on Salisbury and the Company are difficult to determine.

                          THE BUSINESS OF THE COMPANY

         The Company was previously organized as a stock corporation under the laws of Connecticut to act as a bank holding company for Salisbury. The Company has filed an application with the FRB for approval to become a bank holding company and has applied to the Connecticut Banking Commissioner for approval of the acquisition by the Company of all of the voting shares of Salisbury. The principal business of the Company will be to act as a bank holding company and to provide, through Salisbury and any other subsidiaries that the Company may acquire, comprehensive banking and permissible nonbanking services throughout Connecticut and New England and other areas as opportunities become available. As of the Effective Time, the Company will have no significant assets other than the shares of Bank Common Stock acquired through the Exchange. The Company's revenues immediately after the Effective Time will be comprised primarily of dividends declared and paid to the Company by Salisbury, and such amounts will be used by the Company to pay operating expenses and dividends, if declared.

COMPETITION

         The Bank encounters competition in all phases of its business. Several competitive financial institutions have offices in the Salisbury, Connecticut banking market. In addition, the Bank competes with banking institutions located in Massachusetts and New York. A number of these institutions have higher lending limits and greater resources than the Bank and provide certain services that the Bank does not provide.

         The  banking   business  in  the  area  served  by  the  Bank  is  very
competitive. Based on information published by the Federal Reserve Bank of Boston in June 1996, the Salisbury,

Connecticut banking market consists of eight (8) commercial and savings banks with a total of thirteen (13) banking offices. The Bank has a 44.52 percent market share of deposits in the market.

                                              SALISBURY, CONNECTICUT
                                        ALL INSTITUTIONS, BY TOTAL DEPOSITS

                                                  Number Of               Total Deposits
                                                Banking Offices  $(Thou)      (percent)
                                                ---------------  -------      --------

1.   Salisbury Bank and Trust Company..........        3         $141,401      44.52%
2.   Canaan National Bancorp, Inc., Canaan             1         $ 47,877      15.07%
     (Canaan National Bank)                           (1)        $(47,877)        ___
3.   New Mil Bancorp, New Milford...............       2         $ 30,702       9.67%
      (New Milford Savings Bank)                      (2)        $(30,702)       ___
4.   National Iron Bank.........................       3         $ 28,394       8.94%
5.   Torrington Savings Bank....................       1         $ 23,369       7.36%
6.   People's Mutual Holdings,
     Bridgeport.................................       1         $ 21,323       6.71%
         (People's Bank)........................      (1)        $(21,323)
7.   Union Savings Bank.........................       1         $ 12,645       3.98%
8.   Litchfield Bancorp.........................       1         $ 11,882       3.74%
                                                      ---        ---------      -----

     All Commercial Banking and Thrift
     Organizations                                   13          $317,593     100.00%


     NOTE: The table is based on June 30, 1996 deposit data and reflects all mergers and bank holding company acquisitions completed by February 2, 1998 as published by the Federal Reserve Bank of Boston.

     Banks compete on the basis of price, including rates paid on deposits and charged on borrowings, convenience and quality of service. Savings and loan associations are able to compete aggressively with commercial banks in the important area of consumer lending. Credit unions and small loan companies are each significant factors in the consumer market. Insurance companies, investment firms, credit and mortgage companies, brokerage firms cash management accounts, money-market funds and retailers are all significant competitors for various types of business. Many non-bank competitors are not subject to the extensive regulation described below and in certain respects may have a competitive advantage over banks in providing certain services.

     In marketing its services, the Bank emphasizes its position as a hometown bank with personal service, flexibility and prompt responsiveness to the needs of its customers. Moreover, the Bank competes for both deposits and loans by offering competitive rates and convenient business hours. In addition to providing banking services to customers in its primary service areas, the Bank is a member of the automatic teller machine networks which allow the Bank to deliver certain financial services to customers regardless of their proximity to the primary service area of the Bank.

     Connecticut has enacted legislation which liberalized banking powers for thrift institutions thereby improving their competitive position with other banks. In addition, the Connecticut Interstate Banking Act permits acquisitions of and mergers with Connecticut banks and bank holding companies with banks and bank holding companies in other states. Accordingly, it is possible for large super-regional organizations to enter many new markets including the market served by the Bank. Certain of these competitors, by virtue of their size and resources, may enjoy certain efficiencies and competitive advantages over the Bank in the pricing, delivery, and marketing of their products and services. It is possible that such legislative authority will increase the number or the size of financial institutions competing with the Bank for deposits and loans in its market place, although it is impossible to predict the effect upon competition of such legislation.

BANK PROPERTIES

     The following table sets forth the location and other related information regarding the Bank's offices and other properties occupied as of December 31, 1997.

     Offices                        Location                    Status
     -------                        --------                    ------

     Main Office                    5 Bissell Street            Owned
                                    Lakeville, Connecticut

     Salisbury Office               18 Main Street              Owned
                                    Salisbury, Connecticut

     Sharon Office                  29 Low Road                 Owned
                                    Sharon, Connecticut

LEGAL PROCEEDINGS

     With the exception of the matters discussed below, there are no other material pending legal proceedings to which the Bank, its subsidiary or any of its properties is a party, other than ordinary litigation arising in the normal course of business. None of such proceedings is material to the Bank or its subsidiary.

     A former employee of the Bank who resigned from the Bank's employment alleged that her transfer in 1995 from one department of the Bank to another was based upon gender rather than job performance. Subsequently, she filed charges with the United States Equal Opportunity Commission (the "EEOC"). After concluding its investigation, the EEOC took no action against the Bank because it was unable to conclude, based upon its investigation, that any statutes were violated. Notwithstanding the conclusion of the EEOC, the employee filed a lawsuit on April 28, 1997 entitled DEBORAH ROST V. SALISBURY BANK AND TRUST COMPANY, JOHN F. PEROTTI AND CRAIG E. TOENSING, in the United States District Court, Southern District of New York. In that suit, the plaintiff claimed that she was subjected to unwanted sexual harassment which she rejected and, as a result, was transferred from her position. The plaintiff claimed damages of Sixty Million Dollars plus costs and attorneys' fees. On March 12, 1998, the United States District Court dismissed the plaintiff's complaint without prejudice to her right to sue the Bank within a thirty day period in another forum. On April 3, 1998, the plaintiff filed her lawsuit entitled DEBORAH ROST
V. SALISBURY BANK AND TRUST COMPANY, JOHN F. PEROTTI AND CRAIG E. TOENSING, in the United States District Court, Connecticut.

     The Bank refutes these allegations of discrimination and sexual harassment and intends to vigorously defend this case. The Bank does not believe that these claims will result in any material adverse effect on the Bank's financial condition.

CERTAIN SUPERVISORY MATTERS

     On March 26, 1997, the Board of Directors of the Bank adopted certain resolutions (the "Resolutions") at the request and direction of the Federal Deposit Insurance Corporation (the "FDIC") in response to an examination conducted by the FDIC. The Resolutions require the Bank, among other things to: institute a comprehensive compliance audit program and conduct an annual review of the Bank's compliance with all applicable consumer compliance laws; implement internal monitoring procedures in both the loan and deposit areas to address all consumer compliance regulations; and to correct certain violations cited in the FDIC's examination. As a result of a recent visitation conducted by the FDIC, the Bank was not in complete compliance with the resolutions because apparent violations were cited in the visitation. Accordingly, the Bank is strengthening its existing compliance review, is monitoring its compliance procedures and is maintaining its "satisfactory" rating of compliance with the Community Reinvestment Act.

                                   SELECTED CONSOLIDATED FINANCIAL DATA OF THE BANK

  SELECTED FINANCIAL DATA                                                   (Dollars In Thousands)
                                                                      At or For the Years Ended December 31


                                                   1997              1996            1995             1994                1993
                                                   ----              ----            ----             ----                ----

  Statement of Condition Data:

  Loans, Net                                     $116,691          $116,149        $112,083         $105,125           $ 95,345
  Allowance For Possible Loan Losses                1,226             1,242           1,160            1,309              1,284
  Investments                                      50,116            39,181          37,081           39,982             54,015
  Total Assets                                    183,433           175,363         166,818          156,620            160,535
  Deposits                                        156,173           150,149         148,640          136,858            144,158
  Shareholders' Equity                             20,483            18,789          17,605           16,178             15,824
  Nonperforming Assets                              2,297             3,269           4,467            5,507              6,327

  Statement of Income Data:

  Interest and Fees on Loans                     $  9,459          $  9,347        $  8,418         $  6,828           $  7,340
  Interest and Dividends on Securities
      and Other Interest Income                     3,165             2,727           2,549            2,714              3,420
  Interest Expense                                  5,707             5,518           5,289            4,034              4,979
                                                 --------          --------        --------         --------           --------
  Net Interest Income                               6,917             6,556           5,678            5,508              5,781
  Provision for Possible Loan Losses                   50               275             250               60                  0
  Trust Department Income                             934               752             693              746                720
  Other Income                                        553               668             450              471                464
  Net Gain on Sales of Securities                       4                12             192                7                 41
  Other Expenses                                    4,766             4,547           4,213            4,229              4,404
                                                 --------          --------        --------         --------           --------

  Pre Tax Income                                    3,592             3,166           2,550            2,443              2,602
  Income Taxes                                      1,402             1,052             990              923                966
                                                 --------          --------        --------         --------           --------

  Net Income                                     $  2,190          $  2,114        $  1,560         $  1,520           $  1,636

                                                 ========          ========        ========         ========           ========

  Per Common Share  Data:

  Earnings per common share                      $   8.45          $   8.13        $   5.89         $   5.64           $   6.08
  Earnings per common share, assuming            $   8.38          $   8.08        $   5.86         $   5.61           $   6.07
  dilution
  Cash Dividends Declared                        $   3.14          $   2.72        $   1.95         $   1.92           $   1.80
  Book Value (at year end)                       $  78.36          $  72.48        $  66.69         $  60.71           $  58.51

  Selected Statistical Data:
  Return on Average Assets                           1.24%             1.25%           0.97%            0.97%              1.00%
  Return on Average Shareholders' Equity            11.10%            11.59%           9.16%            9.33%             10.67%
  Dividend Payout Ratio                             37.24%            33.27%          33.04%           33.92%             29.60%
  Average Shareholders' Equity to Average           11.13%            10.80%          10.54%           10.34%              9.25%
  Assets
  Net Interest Spread                                3.33%             3.32%           2.99%            3.22%              3.27%
  Net Interest Margin                                4.21%             4.14%           3.77%            3.72%              3.75%

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

OVERVIEW

     The Mission Statement of Salisbury Bank and Trust Company provides a standard against which the Bank's performance should be measured and specifies as follows:

     "Salisbury Bank and Trust Company strives to be the leading community bank in the tri-state area. We are committed to providing professional financial services in a friendly and responsive manner. We are dedicated to being an active corporate citizen in the communities we serve. We will inspire our staff to grow personally and professionally. Our achievement of these goals will continue to assure customer satisfaction, profitability, and enhanced shareholder value."

     Management is pleased with the progress made by the Bank during 1997 toward fulfilling its Mission Statement. While providing personalized high quality financial products and services to the customers and communities which we serve, the Bank continued to build shareholder value through improvements in earnings and asset quality which resulted in increases to the Bank's per share book value and dividends. Continued prudent management is essential to maintaining the quality and sustainability of the Bank's earnings. In order to provide a strong foundation for building shareholder value and serving our customers the Bank has invested in the technological and human resources necessary to accomplish the objectives set forth in our Mission Statement.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

OVERVIEW

         The Mission Statement of Salisbury Bank and Trust Company provides a standard against which the Bank's performance should be measured and specifies as follows:

         "Salisbury Bank and Trust Company strives to be the leading community bank in the tri-state area. We are committed to providing professional financial services in a friendly and responsive manner. We are dedicated to being an active corporate citizen in the communities we serve. We will inspire our staff to grow personally and professionally. Our achievement of these goals will continue to assure customer satisfaction, profitability, and enhanced shareholder value."

         Management is pleased with the progress made by the Bank during 1997 toward fulfilling its Mission Statement. While providing personalized high quality financial products and services to the customers and communities which we serve, the Bank continued to build shareholder value through improvements in earnings and asset quality which resulted in increases to the Bank's per share book value and dividends. Continued prudent management is essential to maintaining the quality and sustainability of the Bank's earnings. In order to provide a strong foundation for building shareholder value and serving our customers the Bank has invested in the technological and human resources necessary to accomplish the objectives set forth in our Mission Statement.

         During 1997, Salisbury Bank and Trust Company increased net income, which amounted to $2,190,000 or $8.45 per common share for 1997 as compared with, $2,114,000 or $8.13 per common share for 1996, and $1,560,000 or $5.89 per common share for 1995. In accordance with a new accounting rule, earnings per common share, assuming dilution, are also presented. In 1997, 1996 and 1995, earnings per common share, assuming dilution, were $8.38, $8.08 and $5.86 respectively. The continued improvements in the Bank's results of operations for the year ended December 31, 1997 are of increased significance because they reflect an improvement in the quality as well as the quantity of earnings. In this regard, net income for 1996 included certain non-recurring benefits which contributed approximately $1.68 per common share to net income for 1996, resulting from a favorable litigation settlement involving state tax liability and the collection of interest on a large nonaccrual loan. During 1997, despite the absence of such non-recurring benefits, the Bank's pretax income increased $426,000 or 13.46% to $3,592,000 as compared with $3,166,000 for 1996. However, because 1997 did not include the favorable benefits of the 1996 settlement involving state tax liability, income taxes increased $350,000 or 33.27% from 1996 to 1997. As a result, the Bank's net income for 1997 increased $76,000 or 3.60%.

THE FOLLOWING TABLE REPRESENTS A GRAPH

NET INCOME PER SHARE

1993           $6.08
1994           $5.64
1995           $5.89
1996           $8.13
1997           $8.45

         Management is pleased with the continued growth of earnings and the improvements in the quality and sustainability of the Bank's earnings. Nonperforming assets include nonaccrual loans, loans restructured and other real estate owned. During 1997, the Bank improved its asset quality and successfully reduced nonperforming assets by 29.73% from $3,269,000 at December 31, 1996 to $2,297,000 at December 31, 1997. This achievement reflects the reduction of nonaccrual and restructured loans of $771,000 or 26.93% and a reduction of foreclosed real estate known as "other real estate owned," of $201,000 or 49.51%. While achieving these improvements to asset quality, the Bank's allowance for loan losses (the "Allowance") improved as a percent of nonaccrual loans. As a result, the increased strength of the Allowance provides enhanced protection against potential problems in the future. At year end 1997, the Allowance represented 58.60% of nonaccrual loans as compared with 43.38% at year end 1996.


THE FOLLOWING TABLE REPRESENTS A GRAPH

YEAR END BOOK VALUE PER SHARE

1993                $58.51
1994                $60.71
1995                $66.69
1996                $72.48
1997                $78.36

         Recognizing the continued improvement in the quality of the Bank's earnings and assets, the Board of Directors increased the dividends declared on the Bank's common stock by 15.44% during 1997, from $2.72 per share during 1996, to $3.14 per share during 1997. Despite the payment of increased dividends, per share book value increased $5.88 during 1997 from $72.48 at December 31, 1996, to $78.36 at December 31, 1997.

RESULTS OF OPERATIONS

NET INTEREST INCOME

         The Bank's principal earning assets are its loan portfolio and its securities portfolio. The securities portfolio represents approximately 27.32% of total assets and provides revenue and serves as a source of potential liquidity for the Bank. The Bank's results of operations are largely dependent upon net interest income, which is the difference between interest earned on earning assets and interest paid on deposits and borrowings. The Bank's net interest margin has gradually increased from 3.77% at December 31, 1995, to 4.14% at December 31, 1996, to 4.21% at year end 1997. The net interest spread measures the difference in yield between interest earning assets and interest bearing liabilities. The Bank's net interest spread has increased from 2.99% at year end 1995 to 3.32% and 3.33% for the years ended 1996 and 1997, respectively.

THE FOLLOWING TABLE REPRESENTS A GRAPH

CASH DIVIDENDS PER SHARE


1993           $1.8
1994           $1.92
1995           $1.95
1996           $2.72
1997           $3.14

         Along with the improvement in the net interest margin and net interest spread, the growth of the Bank's base of earnings assets and liabilities has contributed to improvement in net income. While the size of the Bank's loan portfolio remained stable during 1997, the securities portfolio increased $10,935,000 during the year.

         For the following disclosures, interest income is stated on a fully taxable-equivalent ("FTE") basis. FTE interest income restates reported interest income on tax exempt securities as if such interest were taxed at the Bank's Federal income tax rate of 34% of all periods stated. In 1997, net interest income on a FTE basis was $7,092,000, representing a 6.31% increase over the 1996 level of $6,671,000, which, in turn, represented an increase of $868,000 or 14.96% from 1995.


                                  --------------------------------------------
    (Amounts in Thousands)               1997         1996        1995
                                  --------------------------------------------
    Interest Income
    (Financial Statements)              $12,624     $12,074      $10,967
    Tax Equivalent Adjustment               175         115          125
    Interest Expense                     (5,707)     (5,518)      (5,289)
    Net Interest Expense
     (fully taxable equivalent          $ 7,092     $ 6,671      $ 5,803
                                       ========     =======      =======


               AVERAGE BALANCES, INTEREST EARNED OR PAID AND RATES

 (Amounts in Thousands)                1997                                   1996                                1995
                         ----------------------------------   ---------------------------------- -----------------------------------

                                                                             Interest                             Interest
                           Average    Interest      Yield       Average       Earned/     Yield     Average        Earned/   Yield
                           Balance   Earned/Paid     Rate       Balance       Paid         Rate     Balance        Paid       Rate
                         ----------- -----------  ---------   -----------   ----------  -------- ------------   ---------- ---------
 ASSETS
 Interest Earning Assets:
 Loans                    $ 117,991  $  9,459       8.02%     $ 115,298    $   9,347      8.11%    $110,788    $   8,418     7.60%
 Taxable Securities          37,959     2,496       6.58%        33,091        2,088      6.31%      34,598        2,082     6.02%
 Tax-exempt Securities        5,505       437       7.94%         3,178          265      8.34%       3,360          283     8.42%
 Other Interest Income        7,015       407       5.80%         9,392          489      5.21%       5,298          309     5.83%
                          ---------  --------                 ---------    ---------               --------    ---------
 Total interest
 earning assets             168,470    12,799       7.60%       160,959       12,189      7.57%     154,044       11,092     7.20%
                                     --------                              ---------                           ---------
 Allowance for loan                                              (1,205)                             (1,229)
 losses                      (1,218)
 Cash & due from Banks
                                                                  4,227                               4,019
                              4,565
 Premise, Equipment                                               3,317                               3,211
                              2,999
 Net unrealized
 gain/loss on                                                       (77)                               (252)
 Securities                     170
 Other Assets                                                     1,793                               1,793
                              2,274
                         ----------                           ---------                            --------
 Total Average Assets    $  177,260                           $ 169,014                            $161,586
                         ==========                           =========                            ========
 LIABILITIES AND
 SHAREHOLDERS' EQUITY
 Interest Bearing
 Liabilities:
 NOW/Money market
 deposits                $   51,050     1,602      3.14%      $  48,472        1,449      2.99%    $ 45,945        1,422     3.10%
  Savings  deposits          13,869       354      2.55%         13,780          363      2.63%      14,927          386     2.59%
  Time deposits              63,431     3,409      5.37%         64,593        3,525      5.46%      64,107        3,433     5.36%
  Borrowed funds              5,191       342      6.59%          2,926          181      6.19%         651           48     7.37%
                         ----------  --------                 ---------    ---------               --------    ---------
 Total interest bearing
    liabilities             133,541     5,707      4.27%        129,771        5,518      4.25%     125,630        5,289     4.21%
                                     --------                              ---------                           ---------
 Demand deposits             23,118                              20,277                              18,248
 Other liabilities              880                                 721                                 675
 Shareholders' Equity        19,721                              18,245                              17,033
                         ----------                           ---------                            --------
 Total Liabilities and
    Equity               $  177,260                            $169,014                            $161,586
                         ==========                           =========                            ========
 Net interest income                   $7,092                                 $6,671                           $   5,803
                                       ======                                 ======                           =========
 Net interest spread                               3.33%                                  3.32%                              2.99%
 Net interest margin                               4.21%                                  4.14%                              3.77%

NONINTEREST INCOME

          Noninterest income increased 4.12% in 1997, and totaled $1,491,000 compared to $1,432,000 and $1,335,000 for l996 and l995 respectively. Income from Trust Operations increased 24.23% during 1997 to $934,000 following an increase of 8.55% during 1996. This improvement reflects the continued growth of the Trust Department as well as the selective repricing of services within the Trust fee schedule.

NONINTEREST EXPENSE

          Noninterest expense increased $219,000 during l997, or 4.81% to $4,766,000 following an increase of 7.93% in l996; reflecting the Bank's expenditures in upgrading its technological capabilities and data processing. The commitment to utilizing technology to facilitate (rather than replace) the personalized delivery of financial products and services is considered to be a key component to the Bank's continued success as a leading community based financial institution.

INCOME TAXES

          The 1997 income tax expense was $1,402,000, reflecting an effective tax rate of 39.03%. This compares with income tax expense of $1,052,000 in 1996 and $990,000 in 1995. A litigation settlement in favor of the Bank in 1996 resulted in a state tax refund representing 6.20% of overall taxes. This is reflected in the lower effective tax rate for 1996 of 33.23%, as compared to 39.03% for 1997, and 38.80% for 1995.

FINANCIAL CONDITION

BALANCE SHEET

          Total assets increased slightly to $183,433,000 at December 31, 1997, compared to $175,363,000 at December 31, 1996. During 1997, as a result of limited growth for loan demand in the Bank's market area, the size of the Bank's loan portfolio remained relatively unchanged. Total loans amounted to $116,691,000 at December 31, 1997, as compared with $116,149,000 at year end 1996. However, average loans outstanding increased $2,693,000 or 2.34% during 1997.

SECURITIES

          The Bank's securities portfolio increased $10,935,000 or 27.91%, and amounted to $50,116,000 at December 31, 1997, as compared with $39,181,000 at December 31, 1996. Within the securities portfolio, $47,511,000 or 94.80% of the portfolio is held as available-for-sale and therefore is available to meet potential liquidity needs of the Bank. The unrealized gain on securities available-for-sale increased to $297,000 at December 31, 1997, from $83,000 at December 31, 1996.

LOANS

          While the size of the loan portfolio did not change significantly, the quality of the portfolio continued to improve. At December 31, 1997, the Bank had $1,328,000 in nonaccrual loans compared to $1,316,000 at December 31, 1996. Loans restructured at December 31, 1997 were $764,000 compared to $1,547,000 at December 31, 1996. Similarly, "other real estate owned" decreased $201,000 from year end 1996 levels of $406,000 to $205,000 at year end 1997.

PROVISIONS AND ALLOWANCE FOR LOAN LOSSES

          Year end balances of the Bank allowance for loan losses were relatively unchanged between 1997 and 1996. The Allowance amounted to $1,226,000 at December 31, 1997, and $1,242,000 at December 31, 1996. Improvements in asset quality and the improving economic conditions in the communities served by the Bank as well as the improved values of real estate collateral, enabled the Bank to reduce provisions to the Allowances during 1997 while the coverage ratios of the Allowance to nonaccrual loans and nonperforming assets increased, providing a stronger cushion against potential future problems.

ASSET/LIABILITY MANAGEMENT

          The Bank's assets and liabilities are managed in accordance with policies established and reviewed by the Bank's Board of Directors. The Bank's Asset/Liability Management Committee implements and monitors compliance with these policies regarding the Bank's asset and liability management practices with regard to interest rate risk, liquidity and capital.

          Interest rate risk

          Interest rate risk is defined as the sensitivity of the Bank's income to short and long term changes in interest rates. One of the primary financial objectives of the Bank is to manage its interest rate risk and control the sensitivity of the Bank's earnings to changes in interest rates in order to prudently improve net interest income and the Bank's interest rate margins and manage the maturities and interest rate sensitivities of assets and liabilities. One method of monitoring interest rate risk used by the Bank is a gap analysis which identifies the difference between the amount of assets and the amount of liabilities which mature or reprice during specific time frames and the potential effect on earnings of such maturities or repricing opportunities. Model simulation is also used to evaluate the impact on earnings of potential changes in interest rates. The Bank is currently slightly asset sensitive within prudent standards which means that the Bank's earnings would increase in rising interest rate environments and decrease in declining interest rate environments. The Bank is seeking to further reduce the potential impact which declining interest rates could have on earnings by various actions such as lengthening the maturities of some of the securities held as available-for-sale within the securities portfolio.

         Liquidity risk

         Management of liquidity is designed to provide for the Bank's cash needs at a reasonable cost. These needs include the withdrawal of deposits on demand or at maturity, the repayment of borrowings as they mature and lending opportunities. Asset liquidity is achieved through the management of readily marketable investment securities as well as managing asset maturities and pricing of loan and deposit products.

         The Bank is a member of the Federal Home Loan Bank System which provides credit to its member banks. This enhances the liquidity position of the Bank by providing a source of available borrowings. Additionally, federal funds and borrowings on repurchase agreements are available to fund short term cash needs. At December 31, 1997, Salisbury Bank and Trust Company had approximately $19,566,000 in loan commitments outstanding. It is expected that these commitments will be funded primarily by deposits, loan repayments and maturing investments. The Bank has ample liquidity to meet its present and foreseeable needs.

[THE FOLLOWING TABLE REPRESENTS A GRAPH]

YEAR END MARKET PRICE PER SHARE

1993           $38
1994           $42
1995           $50
1996           $63.5
1997           $85

         Capital

         At December 31, 1997, Salisbury Bank and Trust Company had $20,483,000 in shareholders equity compared with $18,789,000 at December 31, 1996 and $17,605,000 at December 31, 1995. From a regulatory standpoint, Salisbury Bank and Trust Company has capital ratios which place it in the "well-capitalized" category, which is the strongest capital category for an institution.

         The various capital ratios of the Bank for December 31, 1997, 1996 and 1995 were:

                             Required
                              Minimum
                               Level                Actual                    Actual                    Actual
                               to be             December 31,              December 31,              December 31,
                        "well-capitalized"           1997                      1996                      1995
----------------------- -------------------- --------------------- ----------------------------- ---------------------
Total Risk-Based              10.00%                21.26%                    19.75%                    18.50%
Tier 1 Risk-Based              6.00%                20.04%                    18.52%                    17.36%
Leverage                       5.00%                11.08%                    10.92%                    10.62%

         The Bank's abundance of equity capital and the absence of non-recurring benefits to income during 1997, resulted in a slightly lower return on equity during 1997 than 1996. The return on average equity for 1997 was 11.10% as compared with 11.59% for 1996 and 9.16% for 1995.

         While maintaining adequate capital is essential to bank safety and soundness, during the period from 1992 through 1997, Salisbury Bank and Trust Company built its equity capital from levels representing 8.39% of average assets to 11.10% of average assets. The Bank's commitment to maintaining prudent levels of capital helped enable the Bank to withstand the economic problems which hurt many banks in the Northeast. However, the effective management of capital requires generating attractive returns on equity to build value for shareholders while maintaining appropriate levels of capital to fund growth, meet regulatory requirements and be consistent with prudent industry practices. Because the continuous growth of capital ratios in excess of current levels would not be warranted for safety or regulatory purposes and because higher capital ratios are not consistent with generating attractive returns on equity for shareholders, the Bank curtailed its Employee Stock Purchase Plan effective December 31, 1997 and its Dividend Reinvestment Plan effective January 28, 1998. While each of these plans was popular with participants, the effect of these plans on Bank capital levels at the present time would not be consistent with building shareholder value and generating attractive returns on equity.

         In light of the strong capital position of the Bank, management is able to evaluate opportunities to prudently leverage the Bank's capital through growth opportunities within the communities served by the Bank and in proximate locations. However, the potential value of growth opportunities through acquisition or expansion will be evaluated in light of the Bank's Mission Statement to assure the continuing quality of service to the Bank's customers and communities and the ability to build value for the shareholders.

RECENT ACCOUNTING PRONOUNCEMENT

         In June, 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 125, "Accounting for Transfer and Servicing of Financial Assets and Extinguishment of Liabilities." This Standard is based on a financial-component approach under which an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred as a result of a transfer of financial assets, and recognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This standard is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1996 (except for certain provisions deferred for one year by SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of SFAS No. 125"), and must be applied prospectively. This statement does not have a material effect on the Bank's financial statements.

DISCLOSURES RELATING TO "YEAR 2000"

         Addressing issues relating to the "Year 2000" is a challenge faced by all banks and every organization which utilizes technology and computers, because historically the majority of computer operating systems and programs have utilized a two digit field for referencing each year. For example, the year "1998" would be referenced "98". The "Year 2000" creates potential data processing challenges such as those relating to calculations based upon data utilizing a two digit field for referencing a year. As a result, all banks are required by the federal bank supervisory agencies to formulate plans to address these issues and ensure that their vendors, servicers and customers are adequately addressing such issues in advance of the Millennium. Additionally, banks must take adequate steps to ensure that critical operations will continue should outside servicers be unable to adequately address the "Year 2000" problems. The Bank is actively involved in addressing the "Year 2000" issues with its outside vendors of hardware, software and data processing functions, as well as within its internal systems. The Bank is also working collaboratively with other institutions and customers to assure the smooth implementation of the "Year 2000" issues.

         Expenditures related to "Year 2000" issues have not had, and are not expected to have, a material impact on the Bank's earnings or operations. The Bank anticipates that during the next two years, such expenditures are not likely to exceed an aggregate of $30,000. The adequacy of planning and preparation by banks for "Year 2000" issues is being examined by the federal bank supervisory agencies in connection with their examination of all banks. Management is pleased with the Bank's progress in addressing and preparing for "Year 2000" issues.

FORWARD LOOKING STATEMENTS

         Certain statements contained in this Proxy Statement/Prospectus, including those contained in Management's Discussion and Analysis of Financial Condition and Results of Operations and elsewhere, are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are thus prospective. Such forward looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such statements. Such factors include, but are not limited to changes in interest rates, regulation, competition and the local and regional economy.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

THE BANK AND SUBSIDIARY

Report of Independent Auditors' January 13, 1998. . . . . . . . . . . .. . . F-1

Consolidated Balance Sheets at December 31, 1997
and 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .F-2

Consolidated Statements of Income for the Years Ended
December 31, 1997, 1996 and 1995 . . . . . . . . . . . . . . . . . . .  . . .F-3

Consolidated Statements of Changes in Stockholders' Equity for the
Years Ended December 31, 1997, 1996, and 1995 . . . . . . . . . . . . .. . . F-4

Consolidated Statements of Cash Flows for the Years
Ended December 31, 1997, 1996 and 1995 . . . . . . . . . . . . . . . .  . . .F-5

Notes to Consolidated Financial Statements for the
Years Ended December 31, 1997, 1996 and 1995 . . . . . . . . . . . . .  F-7-F-21

                       SHATSWELL, MACLEOD & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS


                                 83 PINE STREET
                     WEST PEABODY, MASSACHUSETTS 01960-3635
                            TELEPHONE (978) 535-0206
                            FACSIMILE (978) 535-9908


To the Board of Directors
Salisbury Bank & Trust Company
Lakeville, Connecticut

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

We have audited the accompanying consolidated balance sheets of Salisbury Bank & Trust Company and Subsidiary as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Salisbury Bank & Trust Company and Subsidiary as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                        /s/ SHATSWELL, MacLEOD & COMPANY, P.C.
                                        ----------------------------------------
                                        SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
January 13, 1998

                  SALISBURY BANK & TRUST COMPANY AND SUBSIDIARY
                  ---------------------------------------------

                           CONSOLIDATED BALANCE SHEETS
                           ---------------------------

                           DECEMBER 31, 1997 AND 1996
                           --------------------------



ASSETS                                                                                   1997              1996
------                                                                               ------------      ------------
Cash and due from banks                                                              $  7,180,643      $  4,734,471
Interest bearing demand deposits with other banks                                         166,947            75,871
Federal funds sold                                                                      4,325,000        10,175,000
                                                                                     ------------      ------------
           Cash and cash equivalents                                                   11,672,590        14,985,342
Investments in available-for-sale securities (at fair value)                           47,511,291        33,029,765
Investments in held-to-maturity securities (fair values of $1,790,362 as of
   December 31, 1997 and $5,425,231 as of December 31, 1996)                            1,771,723         5,380,709
Federal Home Loan Bank stock, at cost                                                     833,300           771,000
Loans, net                                                                            116,691,065       116,148,537
Other real estate owned                                                                   205,000           406,000
Premises and equipment                                                                  2,707,458         2,582,667
Accrued interest receivable                                                             1,299,186         1,102,170
Other assets                                                                              741,207           956,988
                                                                                     ------------      ------------
           Total assets                                                              $183,432,820      $175,363,178
                                                                                     ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Demand deposits                                                                      $ 26,497,015      $ 21,203,751
Savings and NOW deposits                                                               67,445,595        66,911,820
Time deposits                                                                          62,230,844        62,033,094
                                                                                     ------------      ------------
           Total deposits                                                             156,173,454       150,148,665
Federal Home Loan Bank advances                                                         5,496,975         4,526,858
Due to broker                                                                                             1,000,000
Other liabilities                                                                       1,279,281           898,509
                                                                                     ------------      ------------
           Total liabilities                                                          162,949,710       156,574,032
                                                                                     ------------      ------------
Stockholders' equity:
   Common stock, par value $3.33 per share; authorized 500,000 shares; issued
     263,956 shares in 1997 and 263,967 shares in 1996;
     outstanding, 261,398 shares in 1997 and 259,250 shares in 1996                       878,973           879,011
   Paid-in capital                                                                      4,701,450         4,683,401
   Retained earnings                                                                   14,772,805        13,398,222
   Treasury stock (2,558 shares in 1997 and 4,717 shares in 1996, at cost)               (166,707)         (254,831)
   Net unrealized holding gain on available-for-sale securities                           296,589            83,343
                                                                                     ------------      ------------
           Total stockholders' equity                                                  20,483,110        18,789,146
                                                                                     ------------      ------------
           Total liabilities and stockholders' equity                                $183,432,820      $175,363,178
                                                                                     ============      ============




              The accompanying notes are an integral part of these
                       consolidated financial statements.

                  SALISBURY BANK & TRUST COMPANY AND SUBSIDIARY
                  ---------------------------------------------

                        CONSOLIDATED STATEMENTS OF INCOME
                        ---------------------------------

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                  ---------------------------------------------


                                                                         1997             1996              1995
                                                                     -----------      -----------       -----------
Interest and dividend income:
   Interest and fees on loans                                        $ 9,459,235      $ 9,347,382       $ 8,417,920
   Interest and dividends on securities:
     Taxable                                                           2,413,960        2,012,107         1,994,594
     Tax-exempt                                                          288,599          174,822           186,750
     Dividends on equity securities                                       55,225           51,179            58,889
   Other interest                                                        407,263          488,825           308,706
                                                                     -----------      -----------       -----------
         Total interest and dividend income                           12,624,282       12,074,315        10,966,859
                                                                     -----------      -----------       -----------
Interest expense:
   Interest on deposits                                                5,364,746        5,336,829         5,241,819
   Interest on Federal Home Loan Bank advances                           341,811          180,964            46,930
   Interest on other borrowed funds                                                                             729
                                                                     -----------      -----------       -----------
         Total interest expense                                        5,706,557        5,517,793         5,289,478
                                                                     -----------      -----------       -----------
         Net interest and dividend income                              6,917,725        6,556,522         5,677,381
                                                                     -----------      -----------       -----------
Provision for loan losses                                                 50,000          275,000           250,000
                                                                     -----------      -----------       -----------
         Net interest and dividend income after provision for
           loan losses                                                 6,867,725        6,281,522         5,427,381
Other income:
   Trust department income                                               934,163          751,951           692,709
   Service charges on deposit accounts                                   251,733          277,714           250,289
   Securities gains, net                                                   4,372           11,676           192,496
   Other income                                                          300,544          390,924           199,993
                                                                     -----------      -----------       -----------
         Total other income                                            1,490,812        1,432,265         1,335,487
                                                                     -----------      -----------       -----------
Other expense:
   Salaries and employee benefits                                      2,399,275        2,375,438         2,242,279
   Occupancy expense                                                     206,432          227,483           163,118
   Equipment expense                                                     367,160          268,386           188,187
   Data processing                                                       257,301          307,933           284,280
   Insurance                                                              87,289           72,242           223,080
   Net cost (profit) of operation of other real estate owned              12,231          104,196           (21,135)
   Printing and stationery                                               137,698          170,824           121,862
   Legal expense                                                         141,303           75,954            92,131
   Other expense                                                       1,157,467          944,815           919,565
                                                                     -----------      -----------       -----------
         Total other expense                                           4,766,156        4,547,271         4,213,367
                                                                     -----------      -----------       -----------
         Income before income taxes                                    3,592,381        3,166,516         2,549,501
Income taxes                                                           1,402,000        1,052,152           989,500
                                                                     -----------      -----------       -----------
         Net income                                                  $ 2,190,381      $ 2,114,364       $ 1,560,001
                                                                     ===========      ===========       ===========

Earnings per common share                                            $      8.45      $      8.13       $      5.89
                                                                     ===========      ===========       ===========

Earnings per common share,
   assuming dilution                                                 $      8.38      $      8.08       $      5.86
                                                                     ===========      ===========       ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                  SALISBURY BANK & TRUST COMPANY AND SUBSIDIARY
                  ---------------------------------------------

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
           ----------------------------------------------------------

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                  --------------------------------------------


                                                                                                NET
                                                                                                UNREALIZED
                                                                                                HOLDING
                                                                                                GAIN
                                                                                                (LOSS) ON
                                                                                                AVAILABLE-
                                           COMMON        PAID-IN        RETAINED    TREASURY    FOR-SALE
                                            STOCK        CAPITAL        EARNINGS      STOCK     SECURITIES      TOTAL
                                           --------    ----------    -----------   ---------    ---------    -----------
Balance, December 31, 1994                 $901,020    $4,991,942    $10,942,883   $(195,888)   $(461,741)   $16,178,216
Net income                                                             1,560,001                               1,560,001
Repurchase of common stock                                                          (247,926)                   (247,926)
Resale of treasury stock                                                                 432                         432
Retirement of treasury stock                (24,442)     (335,533)                   359,975
Dividends reinvested (1,457
   shares from treasury)                      2,457        37,449                     70,066                     109,972
Employee stock options exercised
   (269 shares from treasury)                              (2,998)                    13,341                      10,343
Dividends declared ($1.95 per share)                                    (515,473)                               (515,473)
Net change in unrealized holding
   loss on available-for-sale securities                                                          509,123        509,123
                                           --------    ----------    -----------   ---------    ---------    -----------
Balance, December 31, 1995                  879,035     4,690,860     11,987,411                   47,382     17,604,688
Net income                                                             2,114,364                               2,114,364
Repurchase of common stock                                                          (459,502)                   (459,502)
Retirement of fractional shares                 (33)         (492)                                                  (525)
Dividends reinvested (2,760 shares
   from treasury)                                 9         6,125                    145,791                     151,925
Employee stock options exercised (1,116
   shares from treasury)                                  (13,092)                    58,880                      45,788
Dividends declared ($2.72 per share)                                    (703,553)                               (703,553)
Net change in unrealized holding gain
   on available-for-sale securities                                                                35,961         35,961
                                           --------    ----------    -----------   ---------    ---------    -----------
Balance, December 31, 1996                  879,011     4,683,401     13,398,222    (254,831)      83,343     18,789,146
Net income                                                             2,190,381                               2,190,381
Repurchase of common stock                                                          (184,668)                   (184,668)
Resale of Treasury Stock                                     (419)                    27,194                      26,775
Retirement of fractional shares                 (41)         (806)                                                  (847)
Dividends reinvested (2,256 shares
   from treasury)                                 3        38,703                    122,580                     161,286
Employee stock options exercised (2,289
   shares from treasury)                                  (19,429)                   123,018                     103,589
Dividends declared ($3.14 per share)                                    (815,798)                               (815,798)
Net change in unrealized holding gain
   on available-for-sale securities                                                               213,246        213,246
                                           --------    ----------    -----------   ---------    ---------    -----------
Balance, December 31, 1997                 $878,973    $4,701,450    $14,772,805   $(166,707)   $ 296,589    $20,483,110
                                           ========    ==========    ===========   =========    =========    ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                  SALISBURY BANK & TRUST COMPANY AND SUBSIDIARY
                  ---------------------------------------------

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                  --------------------------------------------

                                                                        1997             1996              1995
                                                                    ------------     ------------      ------------
Cash flows from operating activities:
   Net income                                                       $  2,190,381     $  2,114,364      $  1,560,001
   Adjustments to reconcile net income to net cash provided by operating activities:
       Provision for loan losses                                          50,000          275,000           250,000
       Depreciation and amortization                                     263,999          171,260           110,929
       Amortization, net of accretion of securities                       41,912           63,696           110,055
       Deferred tax expense                                               28,042          130,110            79,907
       Securities (gains) losses, net                                     (4,372)         (11,676)         (192,496)
       Increase in interest receivable                                  (197,016)         (17,447)         (135,558)
       Increase in interest payable                                       37,430            9,544            63,697
       (Increase) decrease in cash surrender value of insurance
         policies                                                         34,602         (102,175)          (29,902)
       Decrease in prepaid expenses                                       15,491            8,496               495
       Increase (decrease) in accrued expenses                            45,235          100,637           (33,651)
       (Increase) decrease in other assets                                (2,362)           7,213           (28,036)
       Increase in other liabilities                                       2,683            1,664             3,318
       Provision for losses on other real estate owned                                     97,563            48,000
       Writedown of other real estate owned                                                                  77,944
       Donation of other real estate owned                                                                  161,937
       Payments received on other real estate owned                                         8,000            12,000
       Change in unearned income                                         (22,372)          20,253              (645)
       (Gain) loss on sales of other real estate owned, net                2,000          (23,757)         (108,287)
       Increase (decrease) taxes payable                                 218,257         (389,316)          (49,552)
                                                                   -------------    -------------     -------------
   Net cash provided by operating activities                           2,703,910        2,463,429         1,900,156
                                                                   -------------    -------------     -------------

Cash flows from investing activities:
   Purchase of Federal Home Loan Bank stock                              (62,300)         (70,200)          (78,700)
   Purchases of available-for-sale securities                        (39,948,273)     (26,253,355)      (12,319,614)
   Proceeds from sales of available-for-sale securities               13,911,038        4,778,391         5,144,694
   Proceeds from maturities of available-for-sale securities          10,886,961       19,089,290        10,710,101
   Purchases of held-to-maturity securities                                                              (2,383,882)
   Proceeds from sales of held-to-maturity securities                                                       503,125
   Proceeds from maturities of held-to-maturity securities             3,599,606        1,365,108         2,279,576
   Net increase in loans                                                (605,276)      (4,442,791)       (7,077,910)
   Other real estate owned expenses capitalized                                            (2,000)          (97,778)
   Proceeds from sales of other real estate owned                        195,800          206,656           174,065
   Capital expenditures                                                 (353,888)        (381,404)         (818,962)
   Recoveries of loans previously charged-off                             38,320           53,180            29,288
                                                                    ------------     ------------      ------------

   Net cash used in investing activities                             (12,338,012)      (5,657,125)       (3,935,997)
                                                                    ------------     ------------      ------------

                  SALISBURY BANK & TRUST COMPANY AND SUBSIDIARY
                  ---------------------------------------------

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                  --------------------------------------------
                                   (continued)


                                                                         1997             1996              1995
                                                                     -----------      -----------       -----------
Cash flows from financing activities:
   Net increase (decrease) in demand deposits, NOW and
     savings accounts                                                  5,827,039        7,346,168         4,211,345
   Net increase (decrease) in time deposits                              197,750       (5,837,848)        7,571,193
   Advances from Federal Home Loan Bank                                4,250,000        4,750,000        18,285,000
   Principal payments on advances from Federal Home Loan Bank         (3,279,883)        (223,142)      (19,885,000)
   Net increase (decrease) in other borrowed funds                                                       (1,400,000)
   Dividends paid                                                       (779,691)        (556,044)         (509,907)
   Issuance of common stock                                              264,875          197,713           120,315
   Net increase in treasury stock                                       (157,893)        (459,502)         (247,494)
   Retirement of fractional shares                                          (847)            (525)
                                                                     -----------      -----------       -----------

   Net cash provided by financing activities                           6,321,350        5,216,820         8,145,452
                                                                     -----------      -----------       -----------

Net increase (decrease) in cash and cash equivalents                  (3,312,752)       2,023,124         6,109,611
Cash and cash equivalents at beginning of year                        14,985,342       12,962,218         6,852,607
                                                                     -----------      -----------       -----------
Cash and cash equivalents at end of year                             $11,672,590      $14,985,342       $12,962,218
                                                                     ===========      ===========       ===========


Supplemental disclosures:
   Interest paid                                                      $5,669,127       $5,508,249        $5,225,781
   Income taxes paid                                                   1,155,701        1,601,206           959,145
   Transfer of loans to other real estate owned                          170,000          777,119           222,944
   Loans originated from sales of other real estate owned                173,200          688,000           382,000
   Other real estate owned transferred to loans                                            60,000
   Retirement of treasury stock                                                                             359,975




              The accompanying notes are an integral part of these
                       consolidated financial statements.

                  SALISBURY BANK & TRUST COMPANY AND SUBSIDIARY
                  ---------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                  --------------------------------------------


NOTE 1 - NATURE OF OPERATIONS
-----------------------------

Salisbury Bank & Trust Company (Bank) is a state chartered bank which was incorporated in 1874 and is headquartered in Lakeville, Connecticut. The Bank operates its business from three banking offices located in Connecticut. The Bank is engaged principally in the business of attracting deposits from the general public and investing those deposits in residential, real estate, consumer and small business loans.

NOTE 2 - ACCOUNTING POLICIES
----------------------------
The accounting and reporting policies of the Bank and its Subsidiary conform to generally accepted accounting principles and predominant practices within the banking industry. The consolidated financial statements of the Bank were prepared using the accrual basis of accounting. The significant accounting policies of the Bank are summarized below to assist the reader in better understanding the consolidated financial statements and other data contained herein.

         PERVASIVENESS OF ESTIMATES:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

         BASIS OF PRESENTATION:

         The consolidated financial statements include the accounts of the Bank and its wholly-owned subsidiary, S.B.T. Realty, Inc. All significant intercompany accounts and transactions have been eliminated in the consolidation.

         CASH AND CASH EQUIVALENTS:

         For purposes of reporting cash flows, cash and cash equivalents include cash on hand, cash items, due from banks, interest bearing demand deposits with other banks and federal funds sold.

         SECURITIES:

         Investments in debt securities are adjusted for amortization of premiums and accretion of discounts. Gains or losses on sales of investment securities are computed on a specific identification basis.

         The Bank classifies debt and equity securities into one of three categories: held-to-maturity, available-for-sale or trading. This security classification may be modified after acquisition only under certain specified conditions. In general, securities may be classified as held-to-maturity only if the Bank has the positive intent and ability to hold them to maturity. Trading securities are defined as those bought and held principally for the purpose of selling them in the near term. All other securities must be classified as available-for-sale.

               -- Held-to-maturity securities are measured at amortized cost in the balance sheet. Unrealized holding gains and losses are not included in earnings or in a separate component of capital. They are merely disclosed in the notes to the consolidated financial statements.

               -- Available-for-sale securities are carried at fair value on the balance sheet. Unrealized holding gains and losses are not included in earnings but are reported as a net amount (less expected tax) in a separate component of capital until realized.

               -- Trading securities are carried at fair value on the balance sheet. Unrealized holding gains and losses for trading securities are included in earnings.

LOANS:

Loans receivable that management has the intent and ability to hold for the foreseeable future, or until maturity or payoff, are reported at their outstanding principal balances reduced by any charge-offs, the allowance for loan losses and any deferred fees or costs on originated loans or unamortized premiums or discounts on purchased loans.

Interest on loans is recognized on a simple interest basis.

Loan origination, commitment fees and certain direct origination costs are deferred, and the net amount amortized as an adjustment of the related loan's yield. The Bank is amortizing these amounts over the contractual life of the related loans.

Cash receipts of interest income on impaired loans is credited to principal to the extent necessary to eliminate doubt as to the collectibility of the net carrying amount of the loan. Some or all of the cash receipts of interest income on impaired loans is recognized as interest income if the remaining net carrying amount of the loan is deemed to be fully collectible. When recognition of interest income on an impaired loan on a cash basis is appropriate, the amount of income that is recognized is limited to that which would have been accrued on the net carrying amount of the loan at the contractual interest rate. Any cash interest payments received in excess of the limit and not applied to reduce the net carrying amount of the loan are recorded as recoveries of charge-offs until the charge-offs are fully recovered.

ALLOWANCE FOR POSSIBLE LOAN LOSSES:

An allowance is available for losses which may be incurred in the future on loans in the current portfolio. The allowance is increased by provisions charged to current operations and is decreased by loan losses, net of recoveries. The provision for loan losses is based on management's evaluation of current and anticipated economic conditions, changes in the character and size of the loan portfolio, and other indicators. The balance in the allowance for possible loan losses is considered adequate by management to absorb any reasonably foreseeable loan losses.

The Bank considers a loan to be impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. The Bank measures impaired loans on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent.

The Bank considers for impairment all loans, except large groups of smaller balance homogeneous loans that are collectively evaluated for impairment, loans that are measured at fair value or at the lower of cost or fair value, leases, and convertible or nonconvertible debentures and bonds and other debt securities. The Bank considers its residential real estate loans and consumer loans that are not individually significant to be large groups of smaller balance homogeneous loans.

Factors considered by management in determining impairment include payment status, net worth and collateral value. An insignificant payment delay or an insignificant shortfall in payment does not in itself result in the review of a loan for impairment. The Bank reviews its loans for impairment on a loan-by-loan basis. The Bank does not apply impairment to aggregations of loans that have risk characteristics in common with other impaired loans. Interest on a loan is not generally accrued when the loan becomes ninety or more days overdue. The Bank may place a loan on nonaccrual status but not classify it as impaired, if
(i) it is probable that the Bank will collect all amounts due in accordance with the contractual terms of the loan or (ii) the loan is an individually insignificant residential mortgage loan or consumer loan. Impaired loans are charged-off when management believes that the collectibility of the loan's principal is remote. Substantially all of the Bank's loans that have been identified as impaired have been measured by the fair value of existing collateral.

PREMISES AND EQUIPMENT:

Premises and equipment are stated at cost, less accumulated depreciation and amortization. Cost and related allowances for depreciation and amortization of premises and equipment retired or otherwise disposed of are removed from the respective accounts with any gain or loss included in income or expense. Depreciation and amortization are calculated principally on the straight-line method over the estimated useful lives of the assets.

OTHER REAL ESTATE OWNED AND IN-SUBSTANCE FORECLOSURES:

Other real estate owned includes properties acquired through foreclosure and properties classified as in-substance foreclosures in accordance with Financial Accounting Standards Board Statement No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring." These properties are carried at the lower of cost or estimated fair value less estimated costs to sell. Any writedown from cost to estimated fair value required at the time of foreclosure or classification as in-substance foreclosure is charged to the allowance for possible loan losses. Expenses incurred in connection with maintaining these assets and subsequent writedowns are included in other expense.

In accordance with Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," the Bank classifies loans as in-substance repossessed or foreclosed if the Bank receives physical possession of the debtor's assets regardless of whether formal foreclosure proceedings take place.

INCOME TAXES:

The Bank recognizes income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are established for the temporary differences between the accounting basis and the tax basis of the Bank's assets and liabilities at enacted tax rates expected to be in effect when the amounts related to such temporary differences are realized or settled.

FAIR VALUES OF FINANCIAL INSTRUMENTS:

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires that the Bank disclose estimated fair value for its financial instruments. Fair value methods and assumptions used by the Bank in estimating its fair value disclosures are as follows:

Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and federal funds sold approximate those assets' fair values.

Securities (including mortgage-backed securities): Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest approximates its fair value.

Deposit liabilities: The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Off-balance sheet instruments: The fair value of commitments to originate loans is estimated using the fees currently charged to enter similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments and the unadvanced portion of loans, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligation with the counterparties at the reporting date.

STOCK BASED COMPENSATION:

Prior to 1996, the Bank recognized stock-based compensation using the intrinsic value approach set forth in APB Opinion No. 25. As of January 1, 1996, the Bank had the option, under SFAS No. 123, of changing its accounting method for stock-based compensation from the APB No. 25 method to the fair value method introduced in SFAS No. 123. The Bank elected to continue using the APB No. 25 method. Entities electing to continue to follow the provisions of APB No. 25 must make pro forma disclosure of net income and earnings per share, as if the fair value method of accounting defined in SFAS No. 123 had been applied. The Bank has made the pro forma disclosures required by SFAS No. 123.

EARNINGS PER SHARE:

Statement of Financial Accounting Standards No. 128 (SFAS No. 128), "Earnings per Share" is effective for periods ending after December 15, 1997. SFAS No. 128 simplifies the standards of computing earnings per share (EPS) previously found in APB Opinion No. 15. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.

Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted EPS is computed similarly to fully diluted EPS pursuant to APB Opinion No. 15.

The Bank has computed and/presented EPS for the year ended December 31, 1997 in accordance with SFAS No. 128. Basic EPS as so computed does not differ materially from primary EPS that would have resulted if APB Opinion No. 15 had been applied. In accordance with SFAS No. 128 all prior-period EPS data presented has been restated. Basic EPS so restated does not differ from primary EPS previously presented under APB Opinion No. 15.

Fully diluted EPS is presented for 1997 but would not have been required if the APB criteria had still been in effect. Fully diluted EPS for 1996 and 1995 is presented but was not required in previous years' financial statements under the APB No. 15 criteria then in effect.

NOTE 3 - SECURITIES
-------------------

Debt and equity securities have been classified in the consolidated balance sheets according to management's intent. The carrying amount of securities and their approximate fair values are as follows as of December 31:



                                                                              GROSS          GROSS
                                                             AMORTIZED      UNREALIZED     UNREALIZED
                                                                COST          HOLDING        HOLDING         FAIR
                                                                BASIS          GAINS          LOSSES         VALUE
                                                             -----------      --------       -------      -----------
Available-for-sale securities:
   December 31, 1997:
     Equity securities                                       $    12,330      $111,017       $            $   123,347
     Debt securities issued by the U.S. Treasury and other
       U.S. government corporations and agencies              33,001,914       173,748           700       33,174,962
     Debt securities issued by states of the United States
       and political subdivisions of the states                6,806,263       176,857                      6,983,120
     Corporate debt securities                                    36,596            12                         36,608
     Mortgage-backed securities                                7,152,090        49,073         7,909        7,193,254
                                                             -----------      --------       -------      -----------
                                                             $47,009,193      $510,707       $ 8,609      $47,511,291
                                                             ===========      ========       =======      ===========

   December 31, 1996:
     Equity securities                                       $    12,331      $ 96,891       $            $   109,222
     Debt securities issued by the U.S. Treasury and other
       U.S. government corporations and agencies              20,732,348        70,372        13,007       20,789,713
     Debt securities issued by states of the United States
       and political subdivisions of the states                2,210,993        28,836        15,054        2,224,775
     Corporate debt securities                                 1,021,234           281         2,048        1,019,467
     Mortgage-backed securities                                8,910,173        22,877        46,462        8,886,588
                                                             -----------      --------       -------      -----------
                                                             $32,887,079      $219,257       $76,571      $33,029,765
                                                             ===========      ========       =======      ===========

                                                                              GROSS          GROSS
                                                              AMORTIZED     UNREALIZED     UNREALIZED
                                                                COST          HOLDING        HOLDING         FAIR
                                                                BASIS          GAINS          LOSSES         VALUE
                                                             -----------      --------       -------      -----------
Held-to-maturity securities:
   December 31, 1997:
     Debt securities issued by states of the United States and
       political subdivisions of the states                  $   857,058      $  8,038       $            $   865,096
     Mortgage-backed securities                                  914,665        10,601                        925,266
                                                             -----------      --------       -------      -----------
                                                             $ 1,771,723      $ 18,639       $            $ 1,790,362
                                                             ===========      ========       =======      ===========

   December 31, 1996:
     Debt securities issued by the U.S. Treasury and other
       U.S. government corporations and agencies             $ 2,499,657      $  6,733       $ 3,330      $ 2,503,060
     Debt securities issued by states of the United States
       and political subdivisions of the states                1,676,360        28,140                      1,704,500
     Mortgage-backed securities                                1,204,692        12,979                      1,217,671
                                                             -----------      --------       -------      -----------
                                                             $ 5,380,709      $ 47,852       $ 3,330      $ 5,425,231
                                                             ===========      ========       =======      ===========


The scheduled maturities of held-to-maturity securities and available-for-sale securities (other than equity securities) were as follows as of December 31, 1997:


                                                             HELD-TO-MATURITY                 AVAILABLE-FOR-SALE
                                                                SECURITIES:                       SECURITIES:
                                                    ----------------------------      -----------------------------
                                                     AMORTIZED                         AMORTIZED
                                                       COST             FAIR             COST              FAIR
                                                       BASIS            VALUE            BASIS             VALUE
                                                    ----------        ----------      -----------       -----------
Debt securities other than mortgage-backed
  securities:
     Due within one year                            $  817,058        $  824,968      $ 1,005,906       $ 1,011,600
     Due after one year through five years              40,000            40,128       25,032,603        25,161,671
     Due after five years through ten years                                             7,970,167         8,039,542
     Due after ten years                                                                5,836,096         5,981,877
Mortgage-backed securities                             914,665           925,266        7,152,091         7,193,254
                                                    ----------        ----------      -----------       -----------
                                                    $1,771,723        $1,790,362      $46,996,863       $47,387,944
                                                    ==========        ==========      ===========       ===========



During 1997, proceeds from sales of available-for-sale securities amounted to $13,911,038. Gross realized gains and gross realized losses on those sales amounted to $23,140 and $18,768, respectively. During 1996, proceeds from sales of available-for-sale securities amounted to $4,778,391. Gross realized gains and gross realized losses on those sales amounted to $17,953 and $6,277, respectively. During 1995, proceeds from sales of available-for-sale securities amounted to $5,144,694. Gross realized gains and gross realized losses on those sales amounted to $255,065 and $69,444, respectively.

During 1995, the amortized cost of a held-to-maturity security that was sold amounted to $500,000, and the related realized gain amounted to $3,125. The security was sold as a result of concern over the security's investment grade.

There were no issuers of securities whose aggregate carrying amount exceeded 10% of stockholder's equity as of December 31, 1997.

A total par value of $2,045,000 and $2,040,000 of debt securities was pledged to secure public deposits and for other purposes as required by law as of December 31, 1997 and 1996, respectively.

NOTE 4 - LOANS
--------------
Loans consisted of the following as of December 31:

                                                       1997              1996
                                                     --------          --------
                                                          (IN THOUSANDS)
Commercial, financial and agricultural               $ 11,575          $ 12,047
Real estate - construction and land development         4,203             4,839
Real estate - residential                              77,336            75,756
Real estate - commercial                               13,355            13,607
Consumer                                               10,805            10,433
Other                                                     655               743
                                                     --------          --------
                                                      117,929           117,425
Allowance for possible loan losses                     (1,226)           (1,242)
Unearned income                                           (12)              (34)
                                                     --------          --------
           Net loans                                 $116,691          $116,149
                                                     ========          ========

Loans restructured in a troubled debt restructuring before January 1, 1995, the effective date of SFAS No. 114, that are not impaired based on the terms specified by the restructuring agreement are as follows as of December 31:



                                                                                         1997           1996
                                                                                      -----------    ---------
Aggregate recorded investment                                                           $763,858     $1,000,787
Gross interest income that would have been recorded in the year if the loans had been current in accordance with their original terms and had been outstanding throughout the year or since
   origination                                                                            63,644         87,757
Interest income on the loans included in net income for the year                          57,023          5,492

The Bank has no commitments to lend additional funds to the debtors in the above restructured loans.

Loans whose terms were modified are not included above, if, subsequent to restructuring, their effective interest rates were equal to or greater than the rate that the Bank was willing to accept for a new loan with comparable risk.

Certain directors and executive officers of the Bank and companies in which they have significant ownership interest were customers of the Bank during 1997. Total loans to such persons and their companies amounted to $4,583,551 as of December 31, 1997. During 1997 advances of $962,716 were made and repayments totaled $1,064,129.

Changes in the allowance for possible loan losses were as follows for the years ended December 31:


                                                          1997             1996              1995
                                                       ----------       ----------        ----------
Balance at beginning of period                         $1,241,807       $1,159,552        $1,308,542
Provision for loan losses                                  50,000          275,000           250,000
Recoveries of loans previously charged off                 38,320           53,180            29,288
Loans charged off                                        (104,308)        (245,925)         (428,278)
                                                       ----------       ----------        ----------
Balance at end of period                               $1,225,819       $1,241,807        $1,159,552
                                                       ==========       ==========        ==========

Information about loans that meet the definition of an impaired loan in Statement of Financial Accounting Standards No. 114 is as follows as of December 31:



                                                                           1997                           1996
                                                                 ------------------------       ------------------------
                                                                 RECORDED        RELATED        RECORDED        RELATED
                                                                 INVESTMENT      ALLOWANCE      INVESTMENT      ALLOWANCE
                                                                 IN IMPAIRED     FOR CREDIT     IN IMPAIRED     FOR CREDIT
                                                                 LOANS           LOSSES         LOANS           LOSSES
                                                                 ----------      --------       ----------      --------
Loans for which there is a related allowance for credit losses   $1,740,835      $276,026       $1,580,936      $118,516

Loans for which there is no related allowance for credit losses           0             0                0             0
                                                                 ----------      --------       ----------      --------

           Totals                                                $1,740,835      $276,026       $1,580,936      $118,516
                                                                 ==========      ========       ==========      ========

Average recorded investment in impaired loans during the
   year ended December 31                                        $1,526,563                     $1,411,842
                                                                 ==========                     ==========

Related amount of interest income recognized during the time, in the year ended December 31, that the loans were impaired

           Total recognized                                      $   87,961                    $   204,787
                                                                 ==========                    ===========
           Amount recognized using a cash-basis method of
              accounting                                         $        0                    $   155,099
                                                                 ==========                    ===========

NOTE 5 - ALLOWANCE FOR OTHER REAL ESTATE OWNED
----------------------------------------------

Changes in the allowance for other real estate owned were as follows for the years ended December 31:

                                                     1996               1995
                                                   ---------         ---------
Balance at beginning of period                     $  24,000         $ 163,451
Provision charged to operating expenses               97,563            48,000
Charge-offs                                         (121,563)         (187,451)
                                                   ---------         ---------
Balance at end of period                           $       0         $  24,000
                                                   =========         =========

There was no activity in the allowance for other real estate owned during 1997.

NOTE 6 - PREMISES AND EQUIPMENT
-------------------------------

The following is a summary of premises and equipment as of December 31:

                                                     1997              1996
                                                 -----------       -----------
Land                                             $   433,194       $   433,194
Buildings                                          1,988,729         1,937,651
Furniture and equipment                            1,802,480         1,515,492
                                                 -----------       -----------
                                                   4,224,403         3,886,337
Accumulated depreciation and amortization         (1,516,945)       (1,303,670)
                                                 -----------       -----------
                                                 $ 2,707,458       $ 2,582,667
                                                 ===========       ===========

NOTE 7 - DEPOSITS
-----------------

The aggregate amount of time deposit accounts (including CDs), each with a minimum denomination of $100,000, was approximately $14,324,229 and $11,138,971 as of December 31, 1997 and 1996, respectively.

For time deposits as of December 31, 1997, the aggregate amount of maturities for years ended December 31, and thereafter are:

         1998                                       $46,405,484
         1999                                        11,002,778
         2000                                         2,141,068
         2001                                         1,459,647
         2002 and thereafter                          1,221,867
                                                    -----------
                                                    $62,230,844
                                                    ===========


NOTE 8 - ADVANCES FROM FEDERAL HOME LOAN BANK OF BOSTON
-------------------------------------------------------

Advances consist of funds borrowed from the Federal Home Loan Bank of Boston
(FHLB). The components of these borrowings (all amortizing) are as follows as of December 31, 1997:

    MATURITY DATE               RATE                PRINCIPAL
    -------------               ----                ----------
    May 13, 1999                6.10%               $  392,242
    May 14, 2001                6.36                   549,585
    March 11, 2002              6.32                 1,326,720
    May 13, 2003                6.58                   617,122
    March 11, 2004              6.45                 1,384,934
    September 27, 2004          6.39                 1,226,372
                                                    ----------
                                                    $5,496,975
                                                    ==========

A summary of the maturities for the years ended December 31, is as follows:

            1998                              $1,102,642
            1999                               1,036,466
            2000                                 961,303
            2001                                 936,500
            2002                                 669,303
            Thereafter                           790,761
                                              ----------
                                              $5,496,975
                                              ==========

Advances are secured by the Bank's stock in that institution, its residential real estate mortgage portfolio and the remaining U.S. government and agencies obligations not otherwise pledged.

NOTE 9 - EMPLOYEE BENEFITS
--------------------------

The Bank has an insured noncontributory defined benefit retirement plan available to all employees eligible as to age and length of service. Benefits are based on a covered employee's final average compensation, primary social security benefit and credited service. The Bank makes annual contributions which meet the Employee Retirement Income Security Act minimum funding requirements.

The following table sets forth the plan's funded status and amounts recognized in the Bank's consolidated balance sheet as of December 31:



                                                                                         1997              1996
                                                                                      -----------       -----------
Actuarial present value of benefit obligations:
   Accumulated benefit obligation (including vested benefits of $1,470,381
     in 1997 and $1,395,337 in 1996)                                                  $ 1,471,489       $ 1,414,333
                                                                                      ===========       ===========

   Projected benefit obligation for service rendered to date                          $(2,036,649)      $(1,967,430)

   Plan assets at fair value, primarily invested in listed stocks and U.S. bonds        2,283,646         2,059,355
                                                                                      -----------       -----------

   Plan assets greater than projected benefit obligation                                  246,997            91,925

   Unrecognized gain from past experience different from that assumed and
     effects of changes in assumptions                                                   (346,315)         (175,782)

   Unrecognized net asset as of December 31, 1987                                          73,826            81,557

   Unrecognized prior service cost                                                          9,835            10,726
                                                                                      -----------       -----------

   (Accrued) prepaid pension cost included in other (liabilities) assets              $   (15,657)      $     8,426
                                                                                      ===========       ===========

Net periodic pension cost included the following components for the years ended December 31:


                                                                         1997             1996               1995
                                                                       ---------        ---------         ---------
   Service cost--benefits earned during the period                     $  90,327        $  95,645         $  94,516
   Interest cost on projected benefit obligation                         149,021          143,170           134,846
   Actual return on plan assets                                         (282,093)        (239,745)         (128,775)
   Net amortization and deferral                                         128,048          101,612             8,622
                                                                       ---------        ---------         ---------
   Net periodic pension cost                                           $  85,303        $ 100,682         $ 109,209
                                                                       =========        =========         =========

The weighted-average discount rate used in determining the actuarial present value of the projected benefit was 8.0% for 1997, 1996 and 1995. The rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation was 6.0% for 1997, 1996 and 1995. The expected long-term rate of return on plan assets was 8.0% for 1997, 1996 and 1995.

NOTE 10 - INCOME TAXES
----------------------

The components of income tax expense are as follows for the years ended December 31:

                                                                         1997             1996               1995
                                                                      ----------       ----------          --------
Current:
   Federal                                                            $1,008,406       $  899,985          $642,071
   State                                                                 365,552          311,905           267,522
   State tax refund                                                                      (289,848)
                                                                      ----------       ----------          --------
                                                                       1,373,958          922,042           909,593
                                                                      ----------       ----------          --------
Deferred:
   Federal                                                                 6,794          105,015            58,829
   State                                                                  21,248           25,095            21,078
                                                                      ----------       ----------          --------
                                                                          28,042          130,110            79,907
                                                                      ----------       ----------          --------
     Total income tax expense                                         $1,402,000       $1,052,152          $989,500
                                                                      ==========       ==========          ========

The reasons for the differences between the statutory federal income tax rates and the effective tax rates are summarized as follows for the years ended December 31:

                                                                           1997              1996             1995
                                                                          ------            ------           ------
                                                                            % of              % of             % of
                                                                          INCOME            INCOME           INCOME
                                                                          ------            ------           ------
Federal income tax at statutory rate                                       34.0%             34.0%            34.0%
Increase (decrease) in tax resulting from:
   Tax-exempt income                                                       (2.7)             (2.8)            (2.8)
   Dividends received deduction                                                                                (.1)
   Other items                                                               .6               1.1               .2
State tax, net of federal tax benefit                                       7.1               7.0              7.5
State tax refund                                                                             (6.1)
                                                                           -----             ----             ----
                                                                           39.0%             33.2%            38.8%
                                                                           ====              ====             ====

The Bank had gross deferred tax assets and gross deferred tax liabilities as follows as of December 31:



                                                                      1997              1996
                                                                    ---------         ---------
Deferred tax assets:
   Allowance for loan losses                                        $ 290,537         $ 306,548
   Accrued deferred compensation                                       29,285            38,038
   Other real estate owned valuation                                                     29,180
   Post retirement benefits                                             6,558             4,917
   Contribution carryover                                                                 9,978
   Accrued pensions                                                     6,304
                                                                    ---------         ---------
           Gross deferred tax assets                                  332,684           388,661
                                                                    ---------         ---------

Deferred tax liabilities:
   Deferred state tax refund                                          (53,250)          (68,350)
   Accelerated depreciation                                          (404,476)         (415,857)
   Prepaid pensions                                                                      (3,599)
   Discount accretion                                                    (654)             (196)
   Net unrealized gain on available-for-sale securities              (205,509)          (59,344)
   OREO property writedown                                             (1,687)
                                                                    ---------         ---------
           Gross deferred tax liabilities                            (665,576)         (547,346)
                                                                    ---------         ---------
Net deferred tax liabilities                                        $(332,892)        $(158,685)
                                                                    =========         =========

Deferred tax assets as of December 31, 1997 and 1996 have not been reduced by a valuation allowance because management believes that it is more likely than not that the full amount of deferred tax assets will be realized.

As of December 31, 1997, the Bank had no operating loss and tax credit carryovers for tax purposes.

NOTE 11 - FINANCIAL INSTRUMENTS
-------------------------------

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financial needs of its customers. These financial instruments include commitments to originate loans, standby letters of credit and unadvanced funds on loans. The instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and standby letters of credit is represented by the contractual amounts of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Commitments to originate loans are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but may include secured interests in mortgages, accounts receivable, inventory, property, plant and equipment and income producing properties. Of the total standby letters of credit as of December 31, 1997, $10,000 are secured by deposit accounts held by the Bank.

The estimated fair values of the Bank's financial instruments, all of which are held or issued for purposes other than trading, are as follows as of December 31:


                                                                1997                              1996
                                                  -----------------------------      -----------------------------
                                                     CARRYING          FAIR            CARRYING           FAIR
                                                     AMOUNT            VALUE            AMOUNT            VALUE
                                                  ------------      -----------      ------------      ------------
Financial assets:
   Cash and cash equivalents                      $ 11,672,590      $ 11,672,590     $ 14,985,342      $ 14,985,342
   Available-for-sale securities                    47,511,291        47,511,291       33,029,765        33,029,765
   Held-to-maturity securities                       1,771,723         1,790,362        5,380,709         5,425,231
   Federal Home Loan Bank stock                        833,300           833,300          771,000           771,000
   Loans                                           116,691,065       117,327,000      116,148,537       115,823,000
   Accrued interest receivable                       1,299,186         1,299,186        1,102,170         1,102,170

Financial liabilities:
   Deposits                                        156,173,454       156,295,000      150,148,665       150,352,000
   Federal Home Loan Bank advances                   5,496,975         5,512,000        4,526,858         4,557,000

The carrying amounts of financial instruments shown in the above table are included in the consolidated balance sheets under the indicated captions. Accounting policies related to financial instruments are described in Note 2.

The amounts of financial instrument liabilities with off-balance sheet credit risk are as follows as of December 31:

                                            1997              1996
                                         -----------       -----------
Commitments to originate loans           $ 4,115,467       $ 5,060,620
Standby letters of credit                     30,000            30,000
Unadvanced portions of loans:
   Home equity                             5,540,649         4,722,147
   Commercial lines of credit              6,300,446         5,116,923
   Construction                              723,494           557,892
   Credit cards                            2,855,645         2,636,737
                                         -----------       -----------
                                         $19,565,701       $18,124,319
                                         ===========       ===========

There is no material difference between the notional amounts and the estimated fair values of the off-balance sheet liabilities.

The Bank has no derivative financial instruments subject to the provisions of SFAS No. 119 "Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments."

NOTE 12 - SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK
---------------------------------------------------------

Most of the Bank's business activity is with customers located within the state. There are no concentrations of credit to borrowers that have similar economic characteristics. The majority of the Bank's loan portfolio is comprised of loans collateralized by real estate located in northwestern Connecticut and bordering New York and Massachusetts towns.

NOTE 13 - REGULATORY MATTERS
----------------------------

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 1997, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

The Bank's actual capital amounts and ratios are also presented in the table.


                                                                                                 TO BE WELL
                                                                                                 CAPITALIZED UNDER
                                                                            FOR CAPITAL          PROMPT CORRECTIVE
                                                          ACTUAL          ADEQUACY PURPOSES:     ACTION PROVISIONS:
                                                    --------------        -----------------      ------------------
                                                    AMOUNT    RATIO        AMOUNT     RATIO      AMOUNT       RATIO
                                                    ------    -----        ------     -----      ------       -----
                                                                                   GREATER THAN             GREATER THAN
                                                                                   OR EQUAL TO              OR EQUAL TO
                                                                                   ------------             ------------
                                                                       (DOLLAR AMOUNTS IN THOUSANDS)
As of December 31, 1997:
   Total Capital (to Risk Weighted Assets)         $21,412    21.26%       $8,059      8.0%      $10,074        10.0%
   Tier 1 Capital (to Risk Weighted Assets)         20,186    20.04         4,029      4.0         6,044         6.0
   Tier 1 Capital (to Average Assets)               20,186    11.08         7,290      4.0         9,113         5.0


As of December 31, 1996:
   Total Capital (to Risk Weighted Assets)          19,948    19.75         8,081      8.0        10,101         10.0
   Tier 1 Capital (to Risk Weighted Assets)         18,706    18.52         4,040      4.0         6,061          6.0
   Tier 1 Capital (to Average Assets)               18,706    10.92         6,851      4.0         8,564          5.0

The declaration of cash dividends is dependent on a number of factors, including regulatory limitations, and the Bank's operating results and financial condition. The stockholders of the Bank will be entitled to dividends only when, and if, declared by the Bank's Board of Directors out of funds legally available therefore. The declaration of future dividends will be subject to favorable operating results, financial conditions, tax considerations, and other factors.

As of December 31, 1997 the Bank is restricted from declaring dividends in an amount greater than approximately $11,855,000 as such declaration would decrease capital below the Bank's required minimum level of regulatory capital.

NOTE 14 - STOCK COMPENSATION PLAN
---------------------------------

As of December 31, 1997, the Bank has a fixed option, stock-based compensation plan, which is described below. The Bank applies APB Opinion 25 and related Interpretations in accounting for its plan. Compensation expense, as measured by APB Opinion 25, was immaterial for each of the three years in the three year period ended December 31, 1997. Had compensation cost for the Bank's stock-based compensation plan been determined based on the fair value at the grant dates for awards under the plan consistent with the method of FASB Statement 123, the Bank's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                                         1997             1996              1995
                                                                      ----------       ----------        ----------
Net income                                  As reported               $2,190,381       $2,114,364        $1,560,001
                                            Pro forma                 $2,176,163       $2,100,927        $1,545,619

Earnings per common share                   As reported                   $8.45             $8.13            $5.89
                                            Pro forma                     $8.39             $8.08            $5.84

Earnings per common share,
   assuming dilution                        As reported                   $8.38             $8.08            $5.86
                                            Pro forma                     $8.33             $8.03            $5.80

Under the Employee Stock Purchase Plan, the Bank may grant options to its eligible employees for up to 25,000 shares of common stock. Each employee of the Bank is eligible to become a participant in the Plan following the completion of one year of service. Under the plan, the exercise price of each option equals not less than 85% of the market price of the Bank's stock on the date of grant and an option's maximum term is two years. Options are exercisable at the grant date.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997, 1996 and 1995, respectively: dividend yield of 4 percent for each year; expected volatility of 10 percent for 1997 and 5 percent for 1996 and 1995; risk-free interest rates of 5.62, 4.96 and 7.21 percent, respectively; expected life of 1 year for each year and estimated forfeiture rate of 55 percent for each year.

A summary of the status of the Bank's fixed stock option plan as of December 31, 1997, 1996 and 1995 and changes during the years ending on those dates is presented below:


                                          1997                         1996                        1995
                             ---------------------------    ---------------------------   --------------------------
                                        WEIGHTED-AVERAGE             WEIGHTED-AVERAGE              WEIGHTED-AVERAGE
                             SHARES      EXERCISE PRICE    SHARES     EXERCISE PRICE      SHARES    EXERCISE PRICE
                             -----      ----------------   -----     ----------------     ------   -----------------
Outstanding at beginning
   of year                     6,610        $42.18           7,347        $39.58            7,092        $38.25
Granted                        3,570         47.60           3,863         43.35            3,936         40.80
Exercised                     (2,289)        44.02          (1,116)        40.16             (269)        38.45
Forfeited                     (3,416)       (41.54)         (3,484)        38.35           (3,412)        38.32
                              ------                        ------                         ------
Outstanding at end of year     4,475        $46.06           6,610         42.18            7,347         39.58
                              ======                        ======                         ======

Options exercisable at
   year-end                    4,475                         6,610                          7,347
Weighted-average fair value
   of options granted during
   the year                    $8.85                         $7.73                          $8.12


The following table summarizes information about fixed stock options outstanding as of December 31, 1997:

                                     OPTIONS OUTSTANDING AND EXERCISABLE
                         ------------------------------------------------------
                             NUMBER       WEIGHTED-AVERAGE
                           OUTSTANDING        REMAINING        WEIGHTED-AVERAGE
   EXERCISE PRICES       AS OF 12/31/97   CONTRACTUAL LIFE      EXERCISE PRICE
   --------------        --------------   ----------------     ----------------
       $43.35               1,621            1 month                $43.35
        47.60               2,854            13 months               47.60
                            -----
                            4,475            9 months                46.06
                            =====

NOTE 15 - EARNINGS PER SHARE (EPS)
----------------------------------

Reconciliation of the numerators and the denominators of the basic and diluted per share computations for net income are as follows:


                                                                          INCOME           SHARES          PER-SHARE
                                                                       (NUMERATOR)      (DENOMINATOR)       AMOUNT
                                                                        ----------      ------------       ---------
Year ended December 31, 1997
   Basic EPS
     Net income and income available to common stockholders              $2,190,381         259,335          $8.45
     Effect of dilutive securities, options                                                   1,916
                                                                         ----------        --------
   Diluted EPS
     Income available to common stockholders and assumed
       conversions                                                       $2,190,381         261,251          $8.38
                                                                         ==========         =======          =====

Year ended December 31, 1996 - As restated
   Basic EPS
     Net income and income available to common stockholders              $2,114,364         260,091          $8.13
     Effect of dilutive securities, options                                                   1,705
                                                                         ----------        --------
   Diluted EPS
     Income available to common stockholders and assumed
       conversions                                                       $2,114,364         261,796          $8.08
                                                                         ==========         =======          =====

Year ended December 31, 1995 - As restated
   Basic EPS
     Net income and income available to common stockholders              $1,560,001         264,770          $5.89
     Effect of dilutive securities, options                                                   1,542
                                                                         ----------        --------
   Diluted EPS
     Income available to common stockholders and assumed
       conversions                                                       $1,560,001         266,312          $5.86
                                                                         ==========         =======          =====

NOTE 16 - LITIGATION
--------------------

The Bank is a defendant in a lawsuit by a former employee. The former employee is claiming damages of $60 million plus costs and attorney fees. Motions to dismiss the lawsuit have been filed and are awaiting the Court's decision. No assessment of the probability of an unfavorable outcome has been made pending the decision by the Court on these motions.

                            MANAGEMENT OF THE COMPANY

GENERAL INFORMATION

         The Certificate of Incorporation and the Bylaws of the Company provide for the election of directors by the shareholders. For this purpose, the Board of Directors will be divided into three (3) classes of directors. The term of office of the members of one class expire, and a successor class will be elected, at each annual meeting of shareholders. See "COMPARISON OF THE RIGHTS OF HOLDERS OF BANK COMMON STOCK AND COMPANY COMMON STOCK - BOARD OF DIRECTOR PROVISIONS."

BOARD OF DIRECTORS OF THE COMPANY

         The Board of Directors of the Company consists of John R.H. Blum, Louise F. Brown, Gordon C. Johnson, Holly J. Nelson, John F. Perotti, John E, Rogers, Walter C. Shannon, Jr., Craig E. Toensing, Michael A. Varet and Anna Whitbeck. Each of the current directors of the Company is also a director of Salisbury. See "ELECTION OF DIRECTORS - BOARD OF DIRECTORS."

         The directors of the Company shall hold office for a term of three (3) years and until their successors are elected and qualified. As of the Effective Time, the Board of Directors of the Company will be divided into three (3) substantially equal classes of directors. See "ELECTION OF DIRECTORS - BOARD OF DIRECTORS."

         For information regarding the age, positions held with Salisbury, principal occupation and directorships held during the past five years, term as a director with Salisbury, shares and percentage of Bank Common Stock beneficially owned, compensation and related transactions for each individual who is or will become a director of the Company, see "ELECTION OF DIRECTORS."

         The executive officers of the Company are appointed by the Board of Directors of the Company. The executive officers of the Company will be John F. Perotti, President and Chief Exective Officer, John F. Foley, Chief Financial Officer, and Craig E. Toensing, Secretary, each of whom are presently officers of the Bank. For information regarding such individuals, see "ELECTION OF DIRECTORS - EXECUTIVE COMPENSATION OF PRINCIPAL OFFICERS."

                                   PROPOSAL 4

                                 OTHER BUSINESS

         The Bank is not aware of any business to be acted upon at the Annual Meeting other than that which is discussed in this Proxy Statement and Prospectus. In the event that any other business requiring a vote of the shareholders is properly presented at the meeting, the holders of the proxies will vote your shares in accordance with their best judgment.

         You are encouraged to exercise your right to vote by marking the appropriate boxes and dating and signing the enclosed proxy card. The proxy card may be returned in the enclosed envelope, postage-prepaid if mailed in the United States. In the event that you are later able to attend the Annual Meeting, you may revoke your proxy and vote your shares in person. A prompt response will be helpful, and your cooperation is appreciated.

                              SHAREHOLDER PROPOSALS

         Shareholders of the Bank who desire to present a proposal for action at the 1999 Annual Meeting of the Bank, must present the proposal to the Bank at its principal executive offices on or before January 4, 1999 for inclusion in the Bank's proxy statement and form of proxy relating to that meeting.

                             SHAREHOLDER INFORMATION

         The Bank's Annual Report on Form 10-K for the year ended December 31, 1997 is the Annual Disclosure Statement required by 12 C.F.R. Section 350 and may be obtained without charge by any shareholder upon written request to:

   John F. Foley, Vice President, Comptroller and Principal Financial Officer
                        Salisbury Bank and Trust Company
                                 P. O. Box 1868
                        Lakeville, Connecticut 06039-1868

         The Bank's 1997 Annual Report accompanies this document and is not incorporated by reference.

                                  LEGAL MATTERS

         The legality of the shares of the Company's Common stock to be issued to the Bank's shareholders pursuant to the Plan will be based upon for the Company by Cranmore, FitzGerald & Meaney, Hartford, Connecticut.

                                     EXPERTS

         The consolidated financial statements of the Bank and subsidiary as of December 31, 1997 and for the three (3) year period ended December 31, 1997, have been included herein and in the Registration Statement in reliance on the report of Shatswell, MacLeod & Company, P.C., independent certified public accountants, given on the authority of said firm as experts in accounting and auditing.

                                                                      Appendix A


                      AGREEMENT AND PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization (the "Plan of Reorganization"), dated as of April 22, 1998, is made and entered into by and between SALISBURY BANK AND TRUST COMPANY, a Connecticut bank and trust company (the "Bank") and SALISBURY BANCORP, INC., a newly formed capital stock corporation organized at the direction of the Bank (the "Holding Company") pursuant to Section 36a-181 of the Connecticut General Statutes.

         WHEREAS, the authorized capital stock of the Bank consists of 500,000 shares of Common Stock, par value $3.33 per share (the "Bank Common Stock"), of which 260,273 shares are issued and outstanding. The Bank has no preferred stock authorized or issued.

         WHEREAS, the authorized capital stock of the Holding Company shall consist of 3,000,000 shares of Common Stock, par value $.10 per share (the "Holding Company Common Stock"), none of which are issued and outstanding or reserved for issuance.

         WHEREAS, the Bank and the Holding Company wish to enter into the Plan of Reorganization whereby the Holding Company will acquire all of the issued and outstanding shares of the Bank Common Stock (other than shares held by the Dissenting Shareholders, as hereinafter defined) in exchange for six shares of Holding Company Common Stock (such exchange is hereinafter referred to as the "Reorganization").

         WHEREAS, each Shareholder of Bank Common Stock (other than Dissenting Shareholders who have validly exercised their rights under Section 36a-181(c) of the Connecticut General Statutes) will receive six shares of Holding Company Common Stock for each share of Bank Common Stock held as of the Effective Time (as hereinafter defined).

         WHEREAS, the Bank believes that the Reorganization is desirable and in the best interests of its shareholders.

         WHEREAS, the Bank and the Holding Company intend the Reorganization to constitute a non-taxable exchange to each entity and to their respective shareholders pursuant to the Internal Revenue Code of 1986, as amended (the "Code").

          WHEREAS, this Plan of Reorganization has been approved by the Board of Directors of the Bank which has duly authorized the executive officer(s) whose respective signature(s) appear below to execute and deliver the Plan of Reorganization.

         NOW,   THEREFORE,    in   consideration   of   the   mutual   promises,
representations, and covenants herein contained, the Bank and the Holding Company agree as follows:

         Section 1.   Approval and Filing of Plan of Reorganization.

         1.1 The Plan of Reorganization shall be submitted for the approval of holders of Bank Common Stock at a meeting to be duly called and held on June 27, 1998, or such other date as the Bank's Board of Directors may determine in accordance with the Bylaws of the Bank and all applicable laws and regulations (the "Annual Meeting"). Notice of the Annual Meeting shall be mailed directly to all shareholders at their last known addresses as contained on the records of the Bank.

         1.2 Subject to the approval of this Plan of Reorganization by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of Bank Common Stock, this Plan of Reorganization shall be submitted, in accordance with Section 36a-181 of the Connecticut General Statutes, for the approval of the Commissioner of Banking of the State of Connecticut (the "Banking Commissioner"). This Plan of Reorganization shall be accompanied by a certificate from the Bank that this Plan of Reorganization has been submitted to and approved by two-thirds of the holders of Bank Common Stock eligible to vote and such other documentation as may be required by law or by regulation of the Banking Commissioner.

         1.3 If the Plan of Reorganization is approved by the holders of at least two-thirds of the shares of Bank Common Stock entitled to vote at the Special Meeting, thereafter and until the Effective Time (as hereinafter defined), the Bank shall issue certificates for Bank Common Stock, whether upon transfer or otherwise, only if such certificates bear a legend indicating that this Plan of Reorganization has been approved and that shares of Bank Common Stock evidenced by such certificates are subject to the acquisition by the Holding Company pursuant to this Plan of Reorganization.

         Section 2. The Closing.

         2.1 Subject to the terms and conditions of this Plan of Reorganization, the closing of the Reorganization (the "Closing") shall take place on or before December 31, 1998 if, on or prior to that date, this Plan of Reorganization is filed in the Office of the Secretary of the State of Connecticut (the "Secretary of State"), which filing shall not occur until all of the conditions to Closing set forth in Section 6 hereof have been satisfied. The Plan of Reorganization shall be effective on July 31, 1998, provided however, that in the event that the Closing does not occur on or before July 31, 1998, the President or, in his absence, any other executive officer of the Bank may designate another time at which this Plan of Reorganization shall become effective (the "Effective Time").

                                      -3-
         2.2 At the Closing, the Holding Company and the Bank shall deliver to each other such certificates and other documents as are required pursuant to this Plan of Reorganization and as are necessary and appropriate, in the reasonable opinion of counsel for the Bank and the Holding Company, to consummate the Reorganization.

Section 3.   Actions at the Effective Time.

         3.1 At the Effective Time, the Holding Company shall, without any further action by it, by the Bank, or by holders of the Bank Common Stock, automatically and by operation of law, acquire and become the owner of all issued and outstanding shares of Bank Common Stock (excluding shares held by the Bank as treasury stock, all of which shall be canceled and extinguished as of the Effective Time) and shall be entitled to have issued to it by the Bank a certificate or certificates representing such shares. Thereafter, the Holding Company shall have full and exclusive power to vote such shares of Bank Common Stock, to receive dividends thereon and to exercise all rights of an owner thereof.

         3.2 At the Effective Time, each share of Bank Common Stock or fraction thereof issued and outstanding prior to the Effective Time shall, without any further action by Shareholders, by the Bank, or by the Holding Company, automatically and by operation of law, be converted into six shares of Holding Company Common Stock. Holders of the issued and outstanding shares of Bank Common Stock (except for holders exercising dissenters' rights) shall, automatically and by operation of law, cease to own such shares and shall instead become the owners of six number of shares of Holding Company Common Stock. Thereafter, such persons holding Holding Company Common Stock shall have full and exclusive power to vote such shares, to receive dividends thereon, except as otherwise provided herein, and to exercise all rights of an owner thereof. Notwithstanding any of the foregoing, any Dissenting Shareholder shall have such rights as provided for in Section 7 hereof and by the laws of the State of Connecticut.

          3.3 At the Effective Time, all previously issued and outstanding certificates representing shares of Bank Common Stock (the "Old Certificates") shall automatically and by operation of law cease to represent shares of Bank Common Stock or any interest therein and each Old Certificate shall instead represent the ownership by the holder thereof of six (6) shares of Holding Company Common Stock for each share of Bank Common Stock owned by them. No holder of an Old Certificate shall be entitled to vote the shares of Bank Common Stock formerly represented by such certificate, or to receive dividends thereon, or to exercise any other rights of ownership in respect thereof.

         Section 4.  Employee Stock Purchase Plan.

          4.1 At the Effective Time, the Holding Company shall automatically and without further action on its part adopt and assume the rights and obligations of the Bank under the Bank's 1996 Employees Stock Purchase, Plan (the "ESPP") which was terminated on December 31, 1997. However, options granted pursuant to the ESPP are still outstanding. The ESPP shall, pursuant to its terms, thereafter apply only to shares of Holding Company Common Stock in the same manner as they therefore applied to shares of Bank Common Stock.

         4.2 At the Effective Time, all options then outstanding under the ESPP, which immediately prior thereto had given the holder thereof the right to purchase shares of Bank Common Stock shall, automatically and without further action on the part of the holder thereof, be converted into options giving the holder thereof the right to purchase six (6) shares of Holding Company Common Stock at the same exercise price, and in accordance with such other terms and conditions, as pertained under the options outstanding under the ESPP immediately prior to the Effective Time.

     Section 5.   Actions After the Effective Time.

     As soon as practicable and in any event not more than thirty days after the Effective Time:

         5.1 The Holding Company shall deliver to the transfer agent for the Bank and the Holding Company (the "Transfer Agent"), as agent for the holders of the Old Certificates (other than Old Certificates representing shares of Bank Common Stock as to which Dissenting Shareholders' appraisal rights shall have been properly exercised, if any), a certificate or certificates for the aggregate number of shares of Holding Company Common Stock (the "New Certificates"), to which such holders shall be entitled. Until so surrendered, each Old Certificate shall be deemed, for all corporate purposes, to evidence the ownership of the number of shares of Holding Company Common Stock which the holder thereof would be entitled to receive upon its surrender, except that the Holding Company may in its sole discretion, deny the holders of such shares voting rights thereon and withhold from the holder of shares represented by such Old Certificate, distribution of any or all dividends declared by the Holding Company on such shares until such time as such Old Certificate shall be surrendered in exchange for one or more New Certificates, at which time dividends so withheld by the Holding Company with respect to such shares shall be delivered (without interest thereon and less the amount of taxes, if any, which may have been imposed or paid thereon or which are required by law to be withheld in respect thereof), to the shareholder to whom such New Certificates are issued.

      5.2 If any certificate for shares of Holding Company Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer as the Holding Company in its sole discretion may specify and that such transfer otherwise be proper and that the person requesting such transfer pay to the Transfer Agent any transfer or other taxes or other fee payable by reason of the issuance of such New Certificate in any name other than the registered holder of the certificate surrendered, or establish to the satisfaction of the Transfer Agent that such tax has been paid or is not payable or that any fee has been paid to the party to which it is due and waived by such party.

         5.3 The Holding Company, in accordance with applicable law, shall provide written notice to the holders of all Old Certificates, specifying the Effective Time of this Plan of Reorganization and notifying such holders that they may present their Old Certificates to the Transfer Agent for exchange. Such notice shall be given by mail to such holders at their last known addresses as contained on the Bank's records.

Section 6.  Conditions Precedent.

     6.1 The Plan of Reorganization and the transactions provided for herein shall not become effective unless all of the following conditions shall have occurred, none of which may be waived:

      (a) This Plan of Reorganization and the transactions contemplated hereby shall have been approved by the affirmative vote of at least two-thirds of the issued and outstanding voting Shares of Bank Common Stock at the Annual Meeting or at any adjournment thereof.

      (b) The Plan of Reorganization shall have been approved by the Banking Commissioner, and the Reorganization and the other transactions contemplated hereby shall have been approved by any other bank regulatory agency of competent jurisdiction, and all notice and waiting periods after the granting of any such approval shall have expired.

     (c) The Holding Company shall have filed an application with the Board of Governors of the Federal Reserve System ("FRB") pursuant to section 3(a)(1) of the Bank Holding Company Act of 1956, as amended, and the FRB shall have approved the application of the Holding Company to become a bank holding company upon consummation of the Reorganization and any and all applicable waiting periods shall have expired.

     (d) The Bank shall, with the cooperation of the Holding Company, have taken all action necessary to file with the Federal Deposit Insurance Corporation (the "FDIC") in accordance with the FDIC's rules and regulations, a proxy statement/prospectus (the "Proxy Statement") relating to the Annual Meeting and the Proxy Statement shall have been mailed to the Bank's Shareholders in accordance with such rules and regulations.

      (e) Unless otherwise waived, all approvals from any other state or federal government agency having jurisdiction for the lawful consummation of the transactions contemplated by this Plan of Reorganization shall have been obtained, all conditions imposed by such regulatory approvals shall have been satisfied, and all waiting periods required in connection with such approvals shall have expired.

       (f) The Shares of Holding Company Common Stock to be issued to holders of Bank Common Stock pursuant to the Plan of Reorganization shall have been registered or qualified for such issuance without registration to the extent required under the Securities Act of 1933 and under all applicable federal and state securities laws and regulations.

      (g) The Bank shall have received an opinion from its counsel with respect to the tax consequences of the transaction.

      (h) Each of the persons, if any, who are deemed to be affiliates of the Bank for purposes of Rule 145 promulgated under the Securities Act shall have delivered to the holding company a letter in such form as is satisfactory to the Bank and its counsel.

     (i) The Plan of Reorganization shall have been filed with the Secretary of the State of Connecticut after approval by the Commissioner.

         Section 7. Rights of Dissenting Shareholders.

         7.1 "Dissenting Shareholders" shall mean those holders of Bank Common Stock who file with the Bank, before the taking of the vote on this Plan of Reorganization and the transactions contemplated hereby, written objection thereto, in accordance with the procedure set forth in Section 36a-181(c) of the Connecticut General Statutes, which written objection states that they intend to demand payment for their shares of Bank Common Stock if the Reorganization is consummated and whose shares are not voted in favor of the Reorganization.

         7.2 Dissenting Shareholders who comply with the provisions of Section 36a-181(c) of the Connecticut General Statutes and all other applicable provisions of law shall be entitled to receive from the Bank payment of the value of their shares of Bank Common Stock upon surrender by such holders of the certificates which previously represented shares of Bank Common Stock. Certificates so obtained by the Bank, upon payment of the value of such shares as provided by law, shall be canceled. Shares of Holding Company Common Stock to which Dissenting Shareholders would have been entitled had they not dissented, shall be deemed to constitute authorized but unissued shares of Holding Company Common Stock and may be sold or otherwise disposed of by the Holding Company at the discretion of, and at such time and on such terms as may be fixed by, its Board of Directors.

         Section 8.  Termination, Abandonment, Amendment and Waiver.

         8.1 This Plan of Reorganization may be abandoned or terminated by either the Bank or the Holding Company, in the sole discretion of each entity, at any time before the Effective Time in the event that:

     (a) The number of shares of Bank Common Stock owned by Dissenting Shareholders, as defined in Section 7 hereof, shall make consummation of the transactions contemplated by the Plan of Reorganization inadvisable in the opinion of the Bank or the Holding Company;

     (b) Any action, suit, proceeding or claim has been instituted, made or threatened relating to this Plan of Reorganization which shall make consummation of the transactions contemplated by the Plan of Reorganization inadvisable in the opinion of the Bank or the Holding Company;

     (c) The Reorganization shall not have been consummated by December 31, 1998; or

     (d) For any other reason consummation of the transactions contemplated by the Plan of Reorganization is inadvisable in the opinion of the Bank or the Holding Company.

         8.2 In the event of termination or abandonment of the Plan of Reorganization in any manner, the Plan of Reorganization shall be terminated and shall be of no further force or effect and there shall be no liability hereunder or on account of such abandonment or termination on the part of the

Bank or the Holding Company or the Directors, officers, employees, agents or shareholders of either entity. In the event of such abandonment or termination of the Plan of Reorganization, the Bank shall pay all expenses incurred in connection with the Plan of Reorganization and the proposed transactions contemplated hereby. If either party hereto gives written notice of abandonment or termination to the other party pursuant to this, the party giving such written notice shall simultaneously furnish a copy thereof to the Banking Commissioner.

         8.3 The Plan of Reorganization may be amended by the parties hereto, by action taken by or on behalf of their respective Boards of Directors, at any time before or after approval of the Reorganization by the Shareholders of the Bank; provided, however, that any material change in the amount or form of the consideration provided pursuant to the Plan of Reorganization subsequent to the approval thereof by Shareholders shall require the additional approval of Shareholders of any such material change or amendment, and, provided further, that after the initial Shareholder approval, no such amendment shall be submitted for the approval of Shareholders which has the effect of reducing the amount or change the form of the consideration to be delivered to the Bank's Shareholders as contemplated by the Plan of Reorganization. The Plan of Reorganization may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 9.  Governing Law.

          9.1 The Plan of Reorganization shall be governed by and construed in accordance with the laws of the State of Connecticut.

     IN WITNESS WHEREOF, the parties have executed the Plan of Reorganization as of the date first written above.


                                         SALISBURY BANK AND TRUST COMPANY


/s/ MARGARET M. WILCOX                   By: /S/ JOHN F. PEROTTI
----------------------------                 -----------------------------------
Margaret M. Wilcox                               John F. Perotti
Its Secretary                                    Its President and
                                                 Chief Executive Officer


                                         SALISBURY BANCORP, INC.


/s/ CRAIG E. TOENSING                    By: /s/ JOHN F. PEROTTI
----------------------------                 -----------------------------------
Craig E. Toensing                                 John F. Perotti
Its Secretary                                     Its President and
                                                  Chief Executive Officer

                                                                      Appendix B

                         CONNECTICUT STATUTES GOVERNING
                         APPRAISAL RIGHTS SECTION 36a-181(c)

     Upon the effective date of the plan and the organization provided for therein, the shareholders of the Connecticut bank shall, except to the extent that they have received other securities of the parent corporation or cash in lieu of fractional shares, be holders of the voting securities of the parent corporation. Unless such plan otherwise provides, the Connecticut bank may require each shareholder to surrender such shareholder's certificates of stock in the Connecticut bank and, in that event, no shareholder, until such surrender of the shareholder's certificates, shall be entitled to vote thereon or to collect dividends declared thereon or to receive cash in lieu of fractional shares or the shares or other securities of the parent corporation. Any shareholder of the Connecticut bank whose stock has been so acquired who, on or before the date of such shareholders' meeting, gave written notice to the Connecticut bank of such shareholder's objection thereto, may, within ten days after the plan of organization has been filed in the office of the Secretary of the State, demand in writing from the Connecticut bank payment for such shareholder's stock and the Connecticut bank shall, within three months thereafter, pay such shareholder the value of such shareholder's stock at the date upon which such organization became effective. In case of disagreement as to the value of the stock of the Connecticut bank to be acquired, such value shall be ascertained by three disinterested persons to be chosen one by the shareholder, one by the Connecticut bank and the third by the two thus selected, and, if their award is not paid within sixty days from its date, it shall become a debt of the Connecticut bank and may be collected as such and such shareholder, upon receiving payment therefor, shall transfer such shareholder's stock to the Connecticut bank.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article Five of the Company's Bylaws and Article Seventeenth of the Company's Certificate of Incorporation authorize the Company to indemnify officers, directors and certain individuals associated with the Company to the maximum extent permitted by applicable law. Sections 33-770 through 33-778 of the Connecticut Stock Corporation Act contain indemnification provisions applicable to corporations. The Connecticut Statutes provide that a corporation may indemnify an individual made a party to a proceeding because he or she is or was a director, officer, employee or agent of the corporation against liability incurred in a proceeding if: (1) he or she conducted himself or herself in good faith; (2) he or she reasonably believed (a) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interests, and (b) in all other cases, that his or her conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Statutes continue to provide that a corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (2) in connection with any other proceeding charging improper personal benefits to him or her, whether or not involving action in his or her official capacity, in which he or she was ajudged liable on the basis that personal benefit was improperly received by him or her.

         A corporation may not indemnify a director unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he or she has met the standard of conduct set forth above. The determination shall be made by the board of directors or a committee thereof, by special legal counsel, or by the shareholders of the corporation.

         The Connecticut Statutes provide that a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to proceeding in advance of final disposition of the proceeding if: (1) The director furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the standard of conduct described above; (2) the director furnishes to the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and (3) a determination is made by the corporation's board of directors or a committee thereof, special legal counsel or the corporation's shareholders that the facts then known to those making the determination would not preclude indemnification under the statutes.

         The   Connecticut   Stock   Corporation  Act  provides  that  unless  a
corporation's certificate of incorporation provides otherwise, a director or officer of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:
(1) the individual is entitled to mandatory indemnification under the Act, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court ordered indemnification; or (2) the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the standard of conduct set forth above or was adjudged liable, but if he or she was adjudged so liable his or her indemnification is limited to reasonable expenses incurred.

ITEM 21. EXHIBIT AND FINANCIAL STATEMENTS SCHEDULES

         The exhibit and financial statement schedules filed as a part of this Registration Statement are as follows:

(a)      List of Exhibits

Exhibit No.                         Exhibit
Location                            -------
--------

        2.1                Agreement and Plan of Reorganization,
                           dated as of April 22, 1998, by and between
                           Salisbury Bancorp, Inc. and Salisbury
                           Bank and Trust Company included as
                           Appendix A hereto.                              (E-1)

         3.1               Certificate of Incorporation of Salisbury
                           Bancorp, Inc.                                   (E-2)

         3.2               Bylaws of Salisbury Bancorp, Inc.               (E-3)

         4.                Specimen Common Stock Certificate
                           of Salisbury Bancorp, Inc.                      (E-4)

         5.                Opinion of Cranmore,  FitzGerald & Meaney
                           regarding legality of securities
                           being registered.                               (E-5)

         8.                Opinion of Cranmore, FitzGerald & Meaney
                           regarding certain federal income tax
                           consequences.                                   (E-6)

         10.               Pension Supplement Agreement with
                           John F. Perotti.                                (E-7)

         23.1              Consent of Cranmore, FitzGerald & Meaney        (E-8)

         23.2              Consent of Shatswell, MacLeod
                           & Company, P.C.                                 (E-9)

         27                Financial Data Schedule                        (E-10)

         99.1              Form of Proxy for the Special Meeting
                           of Shareholders of Salisbury Bank and
                           Trust Company                                  (E-11)

----------
(b) Financial Statement Schedules.

         No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes. ITEM 22. UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus  required by Section 10(a)(3) of the
                  Securities Act of 1933;

             (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  PROVIDED,  HOWEVER,  that  paragraphs  (a) (1) (i) and (a) (1)
(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form which respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(4) That every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)      To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lakeville, State of Connecticut on April 17, 1998.

                                              SALISBURY BANCORP, INC

                                              By:  /s/ JOHN F. PEROTTI
                                                 ------------------------
                                                       John F. Perotti
                                                       Its President and
                                                       Chief Executive Officer

         Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


/s/ JOHN F. FOLEY
--------------------------------              ----------------------------------
John F. Foley                                 Richard A. Arnoff
Vice President and                            Director
Principal Financial Officer                   April 19, 1998
April 21, 1998

/s/ JOHN R. BLUM                              /s/ LOUISE F. BROWN
--------------------------------              ----------------------------------
John R. Blum                                  Louise F. Brown
Director                                      Director
April 17, 1998                                April 17, 1998

/s/ GORDON C. JOHNSON                         /s/ HOLLY J. NELSON
--------------------------------              ----------------------------------
Gordon C. Johnson                             Holly J. Nelson
Director                                      Director
April 17, 1998                                April 17, 1998

/s/ JOHN E. ROGERS                            /s/ WALTER C. SHANNON, JR.
--------------------------------              ----------------------------------
John E. Rogers                                Walter C. Shannon, Jr.
Director                                      Director
April 17, 1998                                April 17, 1998

/s/ CRAIG E. TOENSING                         /s/ MICHAEL A. VARET
--------------------------------              ----------------------------------
Craig E. Toensing                             Michael A. Varet
Director                                      Director
April 17, 1998                                April 17, 1998

/s/ ANNA WHITBECK
--------------------------------
Anna Whitbeck
Director
April 17, 1998

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION


                             ----------------------

                                    EXHIBITS
                                       TO
                       REGISTRATION STATEMENT ON FORM S-4
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             ----------------------

                             SALISBURY BANCORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


================================================================================

                                  EXHIBIT INDEX


Exhibit No.                Exhibit                                      Location
-----------                -------                                      --------

     2.1                   Agreement and Plan of Reorganization,
                           dated as of April 22, 1998, by and between
                           Salisbury Bancorp, Inc. and Salisbury
                           Bank and Trust Company included as
                           Appendix A hereto.                             (E-1)

     3.1                   Certificate of Incorporation of Salisbury
                           Bancorp, Inc.                                  (E-2)

     3.2                   Bylaws of Salisbury Bancorp, Inc.              (E-3)

     4.                    Specimen Common Stock Certificate
                           of Salisbury Bancorp, Inc.                     (E-4)

     5.                    Opinion of Cranmore,  FitzGerald
                           & Meaney  regarding legality of securities
                           being registered.                              (E-5)

     8.                    Opinion of Cranmore, FitzGerald & Meaney
                           regarding certain federal income tax
                           consequences.                                  (E-6)

     10.                   Pension Supplement Agreement
                           with John F. Perotti.                          (E-7)

     23.1                  Consent of Cranmore, FitzGerald & Meaney       (E-8)

     23.2                  Consent of Shatswell, MacLeod
                           & Company, P.C.                                (E-9)

     27                    Financial Data Schedule                        (E-10)

     99.1                  Form of Proxy for the Annual Meeting
                           of Shareholders of Salisbury Bank and
                           Trust Company                                  (E-11)

                                   EXHIBIT 2.1

                   Agreement and Plan of Reorganization, dated
                          as of April 22, 1998, by and
               between Salisbury Bancorp, Inc. and Salisbury Bank
                                and Trust Company

                      AGREEMENT AND PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization (the "Plan of Reorganization"), dated as of April 22, 1998, is made and entered into by and between SALISBURY BANK AND TRUST COMPANY, a Connecticut bank and trust company (the "Bank") and SALISBURY BANCORP, INC., a newly formed capital stock corporation organized at the direction of the Bank (the "Holding Company") pursuant to Section 36a-181 of the Connecticut General Statutes.

         WHEREAS, the authorized capital stock of the Bank consists of 500,000 shares of Common Stock, par value $3.33 per share (the "Bank Common Stock"), of which 260,273 shares are issued and outstanding. The Bank has no preferred stock authorized or issued.

         WHEREAS, the authorized capital stock of the Holding Company shall consist of 3,000,000 shares of Common Stock, par value $.10 per share (the "Holding Company Common Stock"), none of which are issued and outstanding or reserved for issuance.

         WHEREAS, the Bank and the Holding Company wish to enter into the Plan of Reorganization whereby the Holding Company will acquire all of the issued and outstanding shares of the Bank Common Stock (other than shares held by the Dissenting Shareholders, as hereinafter defined) in exchange for six shares of Holding Company Common Stock (such exchange is hereinafter referred to as the "Reorganization").

         WHEREAS, each Shareholder of Bank Common Stock (other than Dissenting Shareholders who have validly exercised their rights under Section 36a-181(c) of the Connecticut General Statutes) will receive six shares of Holding Company Common Stock for each share of Bank Common Stock held as of the Effective Time (as hereinafter defined).

         WHEREAS, the Bank believes that the Reorganization is desirable and in the best interests of its shareholders.

         WHEREAS, the Bank and the Holding Company intend the Reorganization to constitute a non-taxable exchange to each entity and to their respective shareholders pursuant to the Internal Revenue Code of 1986, as amended (the "Code").

         WHEREAS, this Plan of Reorganization has been approved by the Board of Directors of the Bank which has duly authorized the executive officer(s) whose respective signature(s) appear below to execute and deliver the Plan of Reorganization.

     NOW, THEREFORE, in consideration of the mutual promises, representations, and covenants herein contained, the Bank and the Holding Company agree as follows:

         Section 1.   Approval and Filing of Plan of Reorganization.

         1.1 The Plan of Reorganization shall be submitted for the approval of holders of Bank Common Stock at a meeting to be duly called and held on June 27, 1998, or such other date as the Bank's Board of Directors may determine in accordance with the Bylaws of the Bank and all applicable laws and regulations (the "Annual Meeting"). Notice of the Annual Meeting shall be mailed directly to all shareholders at their last known addresses as contained on the records of the Bank.

          1.2 Subject to the approval of this Plan of Reorganization by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of Bank Common Stock, this Plan of Reorganization shall be submitted, in accordance with Section 36a-181 of the Connecticut General Statutes, for the approval of the Commissioner of Banking of the State of Connecticut (the "Banking Commissioner"). This Plan of Reorganization shall be accompanied by a certificate from the Bank that this Plan of Reorganization has been submitted to and approved by two-thirds of the holders of Bank Common Stock eligible to vote and such other documentation as may be required by law or by regulation of the Banking Commissioner.

          1.3 If the Plan of Reorganization is approved by the holders of at least two-thirds of the shares of Bank Common Stock entitled to vote at the Special Meeting, thereafter and until the Effective Time (as hereinafter defined), the Bank shall issue certificates for Bank Common Stock, whether upon transfer or otherwise, only if such certificates bear a legend indicating that this Plan of Reorganization has been approved and that shares of Bank Common Stock evidenced by such certificates are subject to the acquisition by the Holding Company pursuant to this Plan of Reorganization.

         Section 2.   The Closing.

          2.1 Subject to the terms and conditions of this Plan of Reorganization, the closing of the Reorganization (the "Closing") shall take place on or before December 31, 1998 if, on or prior to that date, this Plan of Reorganization is filed in the Office of the Secretary of the State of Connecticut (the "Secretary of State"), which filing shall not occur until all of the conditions to Closing set forth in Section 6 hereof have been satisfied. The Plan of Reorganization shall be effective on July 31, 1998, provided however, that in the event that the Closing does not occur on or before July 31, 1998, the President or, in his absence, any other executive officer of the Bank may designate another time at which this Plan of Reorganization shall become effective (the "Effective Time").

          2.2 At the Closing, the Holding Company and the Bank shall deliver to each other such certificates and other documents as are required pursuant to this Plan of Reorganization and as are necessary and appropriate, in the reasonable opinion of counsel for the Bank and the Holding Company, to consummate the Reorganization.

Section 3.   Actions at the Effective Time.

         3.1 At the Effective Time, the Holding Company shall, without any further action by it, by the Bank, or by holders of the Bank Common Stock, automatically and by operation of law, acquire and become the owner of all issued and outstanding shares of Bank Common Stock (excluding shares held by the Bank as treasury stock, all of which shall be canceled and extinguished as of the Effective Time) and shall be entitled to have issued to it by the Bank a certificate or certificates representing such shares. Thereafter, the Holding Company shall have full and exclusive power to vote such shares of Bank Common Stock, to receive dividends thereon and to exercise all rights of an owner thereof.

         3.2 At the Effective Time, each share of Bank Common Stock or fraction thereof issued and outstanding prior to the Effective Time shall, without any further action by Shareholders, by the Bank, or by the Holding Company, automatically and by operation of law, be converted into six shares of Holding Company Common Stock. Holders of the issued and outstanding shares of Bank Common Stock (except for holders exercising dissenters' rights) shall, automatically and by operation of law, cease to own such shares and shall instead become the owners of six number of shares of Holding Company Common Stock. Thereafter, such persons holding Holding Company Common Stock shall have full and exclusive power to vote such shares, to receive dividends thereon, except as otherwise provided herein, and to exercise all rights of an owner thereof. Notwithstanding any of the foregoing, any Dissenting Shareholder shall have such rights as provided for in Section 7 hereof and by the laws of the State of Connecticut.

         3.3 At the Effective Time, all previously issued and outstanding certificates representing shares of Bank Common Stock (the "Old Certificates") shall automatically and by operation of law cease to represent shares of Bank Common Stock or any interest therein and each Old Certificate shall instead represent the ownership by the holder thereof of six (6) shares of Holding Company Common Stock for each share of Bank Common Stock owned by them. No holder of an Old Certificate shall be entitled to vote the shares of Bank Common Stock formerly represented by such certificate, or to receive dividends thereon, or to exercise any other rights of ownership in respect thereof.

         Section 4.  Employee Stock Purchase Plan.

          4.1 At the Effective Time, the Holding Company shall automatically and without further action on its part adopt and assume the rights and obligations of the Bank under the Bank's 1996 Employees Stock Purchase, Plan (the "ESPP") which was terminated on December 31, 1997. However, options granted pursuant to the ESPP are still outstanding. The ESPP shall, pursuant to its terms, thereafter apply only to shares of Holding Company Common Stock in the same manner as they therefore applied to shares of Bank Common Stock.

         4.2 At the Effective Time, all options then outstanding under the ESPP, which immediately prior thereto had given the holder thereof the right to purchase shares of Bank Common Stock shall, automatically and without further action on the part of the holder thereof, be converted into options giving the holder thereof the right to purchase six (6) shares of Holding Company Common Stock at the same exercise price, and in accordance with such other terms and conditions, as pertained under the options outstanding under the ESPP immediately prior to the Effective Time.

         Section 5. Actions After the Effective Time.

         As soon as practicable and in any event not more than thirty days after the Effective Time:

         5.1 The Holding Company shall deliver to the transfer agent for the Bank and the Holding Company (the "Transfer Agent"), as agent for the holders of the Old Certificates (other than Old Certificates representing shares of Bank Common Stock as to which Dissenting Shareholders' appraisal rights shall have been properly exercised, if any), a certificate or certificates for the aggregate number of shares of Holding Company Common Stock (the "New Certificates"), to which such holders shall be entitled. Until so surrendered, each Old Certificate shall be deemed, for all corporate purposes, to evidence the ownership of the number of shares of Holding Company Common Stock which the holder thereof would be entitled to receive upon its surrender, except that the Holding Company may in its sole discretion, deny the holders of such shares voting rights thereon and withhold from the holder of shares represented by such Old Certificate, distribution of any or all dividends declared by the Holding Company on such shares until such time as such Old Certificate shall be surrendered in exchange for one or more New Certificates, at which time dividends so withheld by the Holding Company with respect to such shares shall be delivered (without interest thereon and less the amount of taxes, if any, which may have been imposed or paid thereon or which are required by law to be withheld in respect thereof), to the shareholder to whom such New Certificates are issued.

         5.2 If any certificate for shares of Holding Company Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer as the Holding Company in its sole discretion may specify and that such transfer otherwise be proper and that the person requesting such transfer pay to the Transfer Agent any transfer or other taxes or other fee payable by reason of the issuance of such New Certificate in any name other than the registered holder of the certificate surrendered, or establish to the satisfaction of the Transfer Agent that such tax has been paid or is not payable or that any fee has been paid to the party to which it is due and waived by such party.

         5.3 The Holding Company, in accordance with applicable law, shall provide written notice to the holders of all Old Certificates, specifying the Effective Time of this Plan of Reorganization and notifying such holders that they may present their Old Certificates to the Transfer Agent for exchange. Such notice shall be given by mail to such holders at their last known addresses as contained on the Bank's records.

Section 6.  Conditions Precedent.

         6.1 The Plan of Reorganization and the transactions provided for herein shall not become effective unless all of the following conditions shall have occurred, none of which may be waived:

         (a) This Plan of Reorganization and the transactions contemplated hereby shall have been approved by the affirmative vote of at least two-thirds of the issued and outstanding voting Shares of Bank Common Stock at the Annual Meeting or at any adjournment thereof.

         (b) The Plan of Reorganization shall have been approved by the Banking Commissioner, and the Reorganization and the other transactions contemplated hereby shall have been approved by any other bank regulatory agency of competent jurisdiction, and all notice and waiting periods after the granting of any such approval shall have expired.

         (c) The Holding Company shall have filed an application with the Board of Governors of the Federal Reserve System ("FRB") pursuant to section 3(a)(1) of the Bank Holding Company Act of 1956, as amended, and the FRB shall have approved the application of the Holding Company to become a bank holding company upon consummation of the Reorganization and any and all applicable waiting periods shall have expired.

         (d) The Bank shall, with the cooperation of the Holding Company, have taken all action necessary to file with the Federal Deposit Insurance Corporation (the "FDIC") in accordance with the FDIC's rules and regulations, a proxy statement/prospectus (the "Proxy Statement") relating to the Annual Meeting and the Proxy Statement shall have been mailed to the Bank's Shareholders in accordance with such rules and regulations.

         (e) Unless otherwise waived, all approvals from any other state or federal government agency having jurisdiction for the lawful consummation of the transactions contemplated by this Plan of Reorganization shall have been obtained, all conditions imposed by such regulatory approvals shall have been satisfied, and all waiting periods required in connection with such approvals shall have expired.

         (f) The Shares of Holding Company Common Stock to be issued to holders of Bank Common Stock pursuant to the Plan of Reorganization shall have been registered or qualified for such issuance without registration to the extent required under the Securities Act of 1933 and under all applicable federal and state securities laws and regulations.

         (g) The Bank shall have received an opinion from its counsel with respect to the tax consequences of the transaction.

         (h) Each of the persons, if any, who are deemed to be affiliates of the Bank for purposes of Rule 145 promulgated under the Securities Act shall have delivered to the holding company a letter in such form as is satisfactory to the Bank and its counsel.

     (i) The Plan of Reorganization shall have been filed with the Secretary of the State of Connecticut after approval by the Commissioner.

         Section 7. Rights of Dissenting Shareholders.

         7.1 "Dissenting Shareholders" shall mean those holders of Bank Common Stock who file with the Bank, before the taking of the vote on this Plan of Reorganization and the transactions contemplated hereby, written objection thereto, in accordance with the procedure set forth in Section 36a-181(c) of the Connecticut General Statutes, which written objection states that they intend to demand payment for their shares of Bank Common Stock if the Reorganization is consummated and whose shares are not voted in favor of the Reorganization.

         7.2 Dissenting Shareholders who comply with the provisions of Section 36a-181(c) of the Connecticut General Statutes and all other applicable provisions of law shall be entitled to receive from the Bank payment of the value of their shares of Bank Common Stock upon surrender by such holders of the certificates which previously represented shares of Bank Common Stock. Certificates so obtained by the Bank, upon payment of the value of such shares as provided by law, shall be canceled. Shares of Holding Company Common Stock to which Dissenting Shareholders would have been entitled had they not dissented, shall be deemed to constitute authorized but unissued shares of Holding Company Common Stock and may be sold or otherwise disposed of by the Holding Company at the discretion of, and at such time and on such terms as may be fixed by, its Board of Directors.

         Section 8. Termination, Abandonment, Amendment and Waiver.

         8.1 This Plan of Reorganization may be abandoned or terminated by either the Bank or the Holding Company, in the sole discretion of each entity, at any time before the Effective Time in the event that:

     (a) The number of shares of Bank Common Stock owned by Dissenting Shareholders, as defined in Section 7 hereof, shall make consummation of the transactions contemplated by the Plan of Reorganization inadvisable in the opinion of the Bank or the Holding Company;

     (b) Any action, suit, proceeding or claim has been instituted, made or threatened relating to this Plan of Reorganization which shall make consummation of the transactions contemplated by the Plan of Reorganization inadvisable in the opinion of the Bank or the Holding Company;

      (c) The Reorganization shall not have been consummated by December 31, 1998; or

     (d) For any other reason consummation of the transactions contemplated by the Plan of Reorganization is inadvisable in the opinion of the Bank or the Holding Company.

         8.2 In the event of termination or abandonment of the Plan of Reorganization in any manner, the Plan of Reorganization shall be terminated and shall be of no further force or effect and there shall be no liability hereunder or on account of such abandonment or termination on the part of the

Bank or the Holding Company or the Directors, officers, employees, agents or shareholders of either entity. In the event of such abandonment or termination of the Plan of Reorganization, the Bank shall pay all expenses incurred in connection with the Plan of Reorganization and the proposed transactions contemplated hereby. If either party hereto gives written notice of abandonment or termination to the other party pursuant to this, the party giving such written notice shall simultaneously furnish a copy thereof to the Banking Commissioner.

         8.3 The Plan of Reorganization may be amended by the parties hereto, by action taken by or on behalf of their respective Boards of Directors, at any time before or after approval of the Reorganization by the Shareholders of the Bank; provided, however, that any material change in the amount or form of the consideration provided pursuant to the Plan of Reorganization subsequent to the approval thereof by Shareholders shall require the additional approval of Shareholders of any such material change or amendment, and, provided further, that after the initial Shareholder approval, no such amendment shall be submitted for the approval of Shareholders which has the effect of reducing the amount or change the form of the consideration to be delivered to the Bank's Shareholders as contemplated by the Plan of Reorganization. The Plan of Reorganization may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 9. Governing Law.

         9.1 The Plan of Reorganization shall be governed by and construed in accordance with the laws of the State of Connecticut.

         IN  WITNESS   WHEREOF,   the  parties   have   executed   the  Plan  of
Reorganization as of the date first written above.


                                            SALISBURY BANK AND TRUST COMPANY


 /s/ MARGARET M. WILCOX                     By: /s/ JOHN F. PEROTTI
------------------------------                 ---------------------------------
Margaret M. Wilcox                                  John F. Perotti
Its Secretary                                       Its President and
                                                    Chief Executive Officer


                                            SALISBURY BANCORP, INC.


/s/ CRAIG E. TOENSING                       By: /s/ JOHN F. PEROTTI
------------------------------                 ---------------------------------
Craig E. Toensing                                   John F. Perotti
Its Secretary                                       Its President and
                                                    Chief Executive Officer

                                   EXHIBIT 3.1

             Certificate of Incorporation of Salisbury Bancorp, Inc.

             CERTIFICATE OF INCORPORATION OF SALISBURY BANCORP, INC.

         FIRST: Corporate Name. The name of the Corporation is Salisbury Bancorp, Inc. The principal office of the Corporation shall be located in the Town of Lakeville, County of Litchfield and State of Connecticut.

         SECOND: Powers. The nature of the business to be transacted, and the purposes to be promoted, carried out or engaged in by the Corporation are the following activities:

     (A) To acquire, invest in, or hold stock in any subsidiary permitted under the Bank Holding Company Act of 1956 or Sections 36a-180 et seq. of the Connecticut General Statutes, as such statutes may be amended from time to time, and to engage in any other enterprise or activity which may be lawfully conducted by a bank holding company under said statutes; and

      (B) To engage generally in any business that may be conducted and carried on by a corporation organized under the Connecticut Business Corporation Act.

         THIRD:   Capital  Stock.  The  amount  of  the  capital  stock  of  the
Corporation hereby authorized is three million (3,000,000) shares of Common Stock, par value $.10 per share.

         Each holder of shares of Common Stock shall be entitled to one vote for each share held by such holder. There shall be no cumulative voting rights in the election of directors. Each share of Common Stock shall have the same relative rights as and be identical in all respects with all other shares of Common Stock.

     No shareholder of the Corporation shall by reason of his holding shares of capital stock of the Corporation have any preemptive or preferential rights to purchase or subscribe to any share of any class of stock of the Corporation, now or hereafter to be authorized, or to any notes, debentures, bonds or other securities (whether or not convertible into or carrying options or warrants to purchase shares of any class of capital stock) now or hereafter to be authorized, excepting only such preemptive or preferential rights, warrants or options as the Board of Directors in its discretion may grant from time to time; and the Board of Directors may issue shares of any class of stock of the Corporation, or any notes, debentures, bonds or other securities (whether or not convertible into or carrying rights, options or warrants to purchase shares of any class of capital stock) without offering any such shares to the existing Shareholders of the Corporation.

         FOURTH: Quorum. Unless otherwise provided in this Certificate of Incorporation or in the bylaws of the Corporation, to constitute a quorum for the transaction of business on any matter at a meeting of the shareholders, there must be present, in person or by proxy, a majority of the shares of voting stock of the Corporation entitled to vote thereon. The shareholders present at a duly held meeting at which a quorum is present may continue to transact business notwithstanding the withdrawal of enough shares to leave less than a quorum.

         FIFTH: Directors; Bylaws. All the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of the Corporation. In furtherance and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time Bylaws of the Corporation, subject to the right of the shareholders entitled to vote with respect thereto to adopt, alter, amend and repeal Bylaws made by the Board of Directors. Any shareholder action effecting an amendment or repeal of or an adoption of a provision inconsistent with the Corporation's Bylaws shall require (i) the affirmative vote of the holders of not less than sixty percent (60%) of the voting power of the issued and outstanding shares entitled to vote for the election of Directors, and (ii) if there is an Interested Shareholder (as defined in Article Sixth), the affirmative vote of not less than sixty percent (60%) of the voting power of the issued and outstanding shares entitled to vote for the election of Directors held by shareholders other than the Interested Shareholder.

         The business, property and affairs of the Corporation shall be managed by and under the direction of its Board of Directors. The number of directors shall be not less than seven (7) and not more than twelve (12) as fixed from time to time by the Board of Directors pursuant to the Corporation's Bylaws.

         The Board of Directors shall be divided into three classes, as nearly equal in number as possible. At each annual meeting of the shareholders of the Corporation, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following their year of election. Each director shall hold office until his successor shall have been duly elected and qualified. The election of directors need not be by ballot unless the Bylaws so provide. No decrease in the number of directors shall shorten the term of any incumbent director.

         The names of those persons of each class to serve initially on the Board of Directors and the year of expiration of their respective initial terms (which should expire on the date of the annual meeting in the year shown below) shall be as follows:

         Class One:   1999          John R. H. Blum
                                    Louise F. Brown
                                    Anna Whitbeck
         Class Two:   2000          Gordon C. Johnson
                                    Holly J. Nelson
                                    John E. Rogers
                                    Walter C. Shannon, Jr.
         Class Three: 2001          John F. Perotti
                                    Craig E. Toensing
                                    Michael A. Varet

     The terms, classifications, qualifications, and election of the Board of Directors, and the method of filling vacancies thereon shall be as provided herein and in the Bylaws.

         SIXTH: Business Combinations. The shareholder vote required to approve any Business Combination shall be as set forth in this Article Sixth. The term "Business Combination" is used as defined in Section B of this Article Sixth. All other capitalized terms used in this Article Sixth not otherwise defined in this Article Sixth or elsewhere in this Certificate of Incorporation are used as defined in Section D of this Article Sixth, provided however, that capitalized terms defined in this Article Sixth shall, for purposes of this Article Sixth, be used as defined herein.

         A.  Higher  Vote  for  Business   Combinations.   In  addition  to  any
affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in Section C of this Article Sixth:

         1. any merger or consolidation of the Corporation or any Subsidiary with (a) any Interested Shareholder or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Shareholder that was an Interested Shareholder prior to the transaction; or

         2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition other than in the usual and regular course of business, in one transaction or a series of transactions in any twelve-month period to or with any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, other than the Corporation or any of its Subsidiaries of any assets of the Corporation or any subsidiary having, measured at the time the transaction or transactions are approved by the Board of Directors of the Corporation, an aggregate book value as of the end of the Corporation's most recent fiscal quarter of ten percent (10%) or more of the total Market Value of the outstanding shares of the Corporation or of its retained earnings as of the end of its most recent fiscal quarter; or

         3. the issuance or transfer by the Corporation or any Subsidiary in one transaction or a series of transactions, of any equity securities of the Corporation or any Subsidiary having an aggregate Market Value of five percent (5%) or more of the total Market Value of the outstanding shares of the Common
Stock of the Corporation to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, other than the Corporation or any of its Subsidiaries, except pursuant to the exercise of warrants, rights or options to subscribe to or purchase securities offered, issued or granted pro rata to all holders of the Voting Stock of the Corporation or any other method affording substantially proportionate treatment to the holders of Voting Stock; or

         4. the adoption of any resolution for the liquidation or dissolution of the Corporation or any Subsidiary proposed by or on behalf of an Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, other than the Corporation or any of its Subsidiaries; or

         5. any reclassification of securities, including any reverse stock split, or recapitalization of the Corporation, or any merger, consolidation or share exchange of the Corporation with any of its Subsidiaries which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing by five percent (5%) or more of the total number of outstanding shares, the proportionate amount of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate; or Associate of any Interested Shareholder, other than the Corporation or any of its Subsidiaries; or

         6. the receipt, directly or indirectly, by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, of any loans, advances, guarantees, pledges or other financial assistance, or any tax credits or other tax advantage, provided by or through the Corporation or any of its Subsidiaries, except proportionately as a Shareholder of the Corporation; shall first be approved by the Board of Directors and then be approved by the affirmative vote of (i) the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of Voting Stock of the Corporation, and (ii) the holders of at least two-thirds (2/3) of the voting power of the then outstanding shares of Voting Stock, exclusive of any shares of Voting Stock held by or on behalf of such Interested Shareholder or any Affiliate or Associate of such Interested Shareholder. Such affirmative votes shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, in any agreement with any national securities exchange, or otherwise.

         B. Definition of "Business Combination". The term "Business Combination" as used in this Article Sixth shall mean any transaction which is referred to in any one or more of paragraphs 1 through 6 of Section A of this Article Sixth.

         C. When Higher Vote is Not Required. The provisions of Section A of this Article Sixth shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, any other provision of this Certificate of Incorporation, or otherwise, if in the case of any Business Combination defined in paragraph 1 of Section A of this Article Sixth the conditions specified in either of the following paragraphs 1 or 2 are met, or in the case of any other Business Combination the condition specified in the following paragraph 1 is met:

         1. Approval by Board of Directors. If such Business Combination involves transactions with a particular Interested Shareholder or its existing or future Affiliates, or Associates, such Business Combination shall have been approved by a resolution of the Board of Directors at any time prior to the time that the Interested Shareholder first became an Interested Shareholder.

         2. Price and Procedure Requirements. All of the following conditions shall have been met:

         (a) The aggregate amount of the cash and the Market Value as of the Valuation Date of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be an amount at least equal to the highest of the following (it being intended that the requirements of this paragraph (a) shall be required to be met with respect to all shares of Common Stock outstanding, whether or not the Interested Shareholder has previously acquired any shares of the Common Stock):

          (i) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Shareholder, whichever is higher; or

         (ii) the Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the "Determination Date"), whichever is higher; or

         (iii) the price per share equal to the Market Value per share of Common Stock determined pursuant to subsection (a)(ii) hereof, multiplied by the fraction of (1) the highest per share price, including any brokerage commission, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date, over (2) the Market Value per share of Common Stock on the first day in such two-year period on which the Interested Shareholder acquired any shares of Common Stock.

         (b) The consideration to be received by holders of Common Stock shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class or series of Stock. If the Interested Shareholder has paid for shares of Stock with varying forms of consideration, the form of consideration for such Stock shall be either cash or the form used to acquire the largest number of shares of such Stock previously acquired by it.

         (c) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (i) there shall have been no reduction in the annual rate of dividends paid on the Common Stock; and there shall have been an increase in such annual rate of dividends as necessary to reflect any reclassification including any reverse stock split, recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock; and
(ii) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Stock except as part of the transaction which resulted in such Interested Shareholder becoming an Interested Shareholder or by virtue of proportionate stock splits or stock dividends.

         The provisions of subdivision (c)(i) of this subsection do not apply if no Interested Shareholder and no Affiliate or Associate of any Interested Shareholder voted as a director of the Corporation in a manner inconsistent with such subdivision and the Interested Shareholder, within ten (10) days after any act or failure to act inconsistent with such subdivision, notifies the Board of Directors of the Corporation in writing that the Interested Shareholder disapproves thereof and requests in good faith that the Board of Directors rectify such act or failure to act.

            (d) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly, except proportionately as a shareholder, of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any of its Subsidiaries, whether in anticipation of or in connection with such Business Combination or otherwise.

         (e) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder, or any subsequent provisions replacing such Act, rules or regulations, shall be mailed to the shareholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination, whether or not such proxy or registration statement is required to be mailed pursuant to such Act or subsequent provisions.

         D.   Definitions.  For the purposes of this Article Sixth:

         1. "Affiliate" means a person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a specified person.

         2. "Associate", when used to indicate a relationship with any person, means: (1) any domestic or foreign corporation or organization, other than the Corporation or a subsidiary of the Corporation, of which such person is an officer, director or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities; (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity; and
(3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Corporation or any of its Affiliates.

         3. "Beneficial Owner", when used with respect to any Voting Stock, means a person:

         (a)  which,   or  any  of  its   Affiliates  or  Associates  of  which,
beneficially owns Voting Stock directly or indirectly; or

         (b) which has (i) the right to acquire Voting Stock, whether such right is exercisable immediately or only after passage of time (or upon the occurrence of a special event), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or (ii) the right to vote or direct the voting of Voting Stock pursuant to any agreement, arrangement or understanding; or (iii) the right to dispose of or to direct the disposition of Voting Stock pursuant to any agreement, arrangement or understanding; or

         (c) which, or any of its Affiliates or Associates of which, has an agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of Voting Stock with any other person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such shares of Voting Stock.

         4.  "Interested   Shareholder"   means  any  person,   other  than  the
Corporation or any Subsidiary, who or which:

         (a) is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding Voting Stock; or

         (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the combined voting power of the then outstanding Voting Stock; or

         (c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any person described in (1) or (2) above, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving one of the following: a public offering within the meaning of the Securities Act of 1933, a transfer of shares on the open market, or a transfer of shares made with the approval of the Connecticut Banking Commissioner.

         5. For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph 4 of this Section D, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph 3 of this Section D, but shall not include any other shares of Voting Stock which may be issuable to persons other than the person in question pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         6. "Market Value" as of any date means: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the composite tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the composite tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid or last sale quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Board of Directors in good faith; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Board of Directors in good faith.

         7. A "Person" means any natural person, company, partnership, trust, unincorporated organization or other entity, and any two or more of the foregoing acting together or in concert.

         8. "Subsidiary" means any corporation of which Voting Stock having a majority of the votes entitled to be cast is owned, directly or indirectly, by the Corporation.

         9. "Valuation Date" means: (a) for a Business Combination voted on by shareholders, the later of the day prior to the date of the shareholders' vote or the date twenty (20) days prior to the consummation of the Business Combination; and (b) for a Business Combination not voted upon by the shareholders, the date of the consummation of the Business Combination.

         10. "Voting Stock" means the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

         11. In the event of any Business Combination in which the Corporation is the surviving corporation, the phrase "consideration other than cash to be received" as used in paragraph B(i) and B(ii) of Section 3 of this Article Sixth shall include the shares of Common Stock and/or the shares of any other class or series of outstanding Voting Stock retained by the holders of such shares.

         E. Powers of the Board of Directors. A majority of the Board of Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Sixth, including without limitation
(1) whether a person is an Interested Shareholder, (2) the number of shares of Voting Stock beneficially owned by any person; (3) whether a person is an Affiliate or Associate of another; and (4) whether the requirements of paragraph 2 of Section C have been met with respect to any Business Combination; and the good faith determination of a majority of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article Sixth.

         F. No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article Sixth shall be construed to relieve the Board of Directors or any Interested Shareholder from any fiduciary obligation imposed by law.

         SEVENTH: Special Meeting of Shareholders. Special meetings of Shareholders may be called at any time but only by the Chairman, the President or a majority of the Board of Directors of the Corporation, unless otherwise required by law.

         EIGHTH: Vacancies on the Board. Vacancies created by an increase in the number of directorships shall be filled for the unexpired term by action of the Board of Directors. Vacancies occurring by reason other than by an increase in the number of directorships shall be filled for the unexpired term by a concurring vote of a majority of the Directors remaining in office even though the number of Directors at the meeting may be less than a quorum and even though such majority may be less than a quorum. Any Director elected in accordance with the preceding sentence shall hold office until the next meeting at which Directors are elected and until such Director's successor shall have been elected and qualified or until there is a decrease in the number of Directors. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

         NINTH: Director Liability. The personal liability to the Corporation or its shareholders of a person who is or was a director of the Corporation for monetary damages for breach of duty as a director shall be limited to the amount of the compensation received by the director for serving the Corporation during the year of the violation if such breach did not (1) involve a knowing and culpable violation of law by the director, (2) enable the director or an associate, as defined in Section 33-840 or any similar successor provision of the Connecticut General Statutes, to receive an improper personal economic gain,
(3) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation, (4) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation, or (5) create liability under Section 33-757, as amended, or Section 36a-58 of the Connecticut General Statutes. This paragraph shall not limit or preclude the liability of a person who is or was a director for any act or omission occurring prior to the effective date hereof. Any lawful repeal or modification of this paragraph or the adoption of any provision inconsistent herewith by the Board of Directors and the shareholders of the Corporation shall not, with respect to a person who is or was a director, adversely affect any limitation of liability, right or protection existing at or prior to the effective date of such repeal, modification or adoption of a provision inconsistent herewith.

         TENTH: Removal of Directors. Any Director may be removed from office at any time for cause by the affirmative vote of at least two-thirds (2/3) of the Directors then in office.

         ELEVENTH: Nominations for Director. Not less than twenty (20) days advance notice of nominations for the election of Directors, other than by the Board of Directors or a committee thereof, shall be given in the manner provided in the Bylaws.

         TWELFTH: Action by Shareholders. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such shareholders.

         THIRTEENTH: Any direct or indirect purchase or other acquisition by the Corporation of any Equity Security (as hereinafter defined) of any class from any Interested Securityholder (as hereinafter defined) who has beneficially owned such securities for less than two years prior to the date of such purchase or any agreement in respect thereof shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares entitled to vote generally in the election of directors (the "Voting Stock"), excluding Voting Stock beneficially owned by such Interested Securityholder, voting together as a single class (it being understood that for the purposes of this Article Thirteenth, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article Third of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition of securities made as part of a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations).

         For the purposes of this Article Thirteenth:

         A. A "person" shall mean any individual, firm, corporation or other entity.

         B. "Interested Securityholder" shall mean any person (other than the Corporation or any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation) who or which

         (i) is the beneficial owner, directly or indirectly, of three percent (3%) or more of the class of securities to be acquired; or

         (ii) its an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of three percent (3%) or more of the class of securities to be acquired; or

         (iii) is an assignee or has otherwise succeeded to any shares of the class of securities to be acquired which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Securityholder, if such assignment or succession shall have occurred in the course of a transaction or transactions not involving a public offering within the meaning of the Securities Act of 1933.

         C. A "person" shall be a "beneficial owner" of any security of any class of the Corporation.

          (i)     which such person or any of its  Affiliates or Associates  (as
                  hereinafter   defined)    beneficially   owns,   directly   or
                  indirectly; or

         (ii)     which such person or any of its  Affiliates or Associates  has
                  (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) any right to vote pursuant to any agreement, arrangement or understanding; or

         (iii) which are beneficially owned, directly or indirectly, by any person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of any security of any class of the Corporation.

         D. For the purposes of determining whether a person is an Interested Securityholder pursuant to paragraph B of this Article Thirteenth, the relevant class of securities outstanding shall be deemed to comprise all such securities deemed owned through application of paragraph C of this Article Thirteenth, but shall not include other securities of such class which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect as of the date hereof.

         F. "Equity  Security"  shall have the meaning  ascribed to such term in
Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect as of the date hereof.

         FOURTEENTH:  Approval  for Certain  Acquisitions  and Offers to Acquire
Voting Stock. No person, acting singly or together with any Affiliates, Associates or group of persons acting in concert with such person, shall acquire ten percent (10%) or more of the issued and outstanding stock of the Corporation entitled to vote for the election of directors ("Voting Stock") at any time, unless (a) such acquisition has been approved prior to its consummation by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding Voting Stock entitled to vote at a duly constituted meeting of shareholders called for such purpose, and (b) all federal and state regulatory approvals required under the Change in Bank Control Act of 1978 (the "Change in Control Act"), the Bank Holding Company Act of 1956 (the "Holding Company Act") and any similar Connecticut law (including but not limited to the Connecticut Bank Holding Company and Bank Acquisition Act) and in the manner provided by all applicable regulations of the Federal Deposit Insurance Corporation (the "FDIC"), the Federal Reserve Board (the "FRB") and the Connecticut Banking Commissioner have been obtained (or, as applicable, with regard to each such agency, any required filings have not been disapproved within the applicable time period). Notwithstanding any provision of this Certificate of Incorporation, nothing in this Certificate shall be construed to restrict any authority of the Connecticut Banking Commissioner to authorize an acquisition as provided in the Connecticut Bank Holding Company and Bank Acquisition Act. The Corporation shall be entitled to institute a private right of action to enforce such statutory and regulatory provisions.

         Moreover, no person may make an offer to acquire ten percent (10%) or more of the then outstanding Voting Stock of the Corporation unless such person has notified the Board of Directors of the Corporation in writing of its intention to do so and the Board of Directors has not, within fifteen (15) days after receipt of such notice, disapproved such offer before the offer is made, and obtained prior approval of the acquisition by the FDIC or the FRB and the Banking Commissioner (or, as applicable, with regard to each such agency, any required filings with such regulatory agency have been made in a timely fashion and the action or proposed action set forth therein has not been disapproved within applicable time period).

         All shares of Voting Stock owned by any person violating the foregoing provisions of this Article Fourteenth shall be considered from and after the date of the acquisition by such Person to be "excess shares" to the extent such shares exceed ten percent (10%) of the Voting Stock issued and outstanding. Such excess shares shall thereafter no longer be entitled to vote on any matter or to take other shareholder action or be counted in determining the total number of outstanding shares for purposes of any matter involving shareholder action, and the Board of Directors may cause such excess shares to be transferred to an independent trustee for sale on the open market or otherwise, with the expenses of such trustee to be paid out of the proceeds from such sale.

         The term "person" shall include any individual, group acting in concert, firm, corporation, partnership, association, joint stock company, trust, unincorporated organization thereof, syndicate, or other entity.

         When any person, directly or indirectly, acquires beneficial ownership of more than ten percent (10%) of the then outstanding voting stock of the Corporation without the prior written approval of said Commissioner as required by this Article Fourteenth, any voting stock beneficially owned by said person in excess of said ten percent (10%) shall not be counted as shares of voting stock entitled to notice, to vote or to take any other shareholder action and shall not be voted by any person or be counted in determining the total number of outstanding shares for purposes of any matter involving shareholder action.

         The term "group acting in concert" includes persons seeking to combine or pool their voting or other interests in the securities of the Corporation for a common purpose, pursuant to any contract, trust, understanding, relationship, agreement, or other arrangement, whether written or otherwise.

         The term "offer" includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tender of, a security or interest in a security for value.

         FIFTEENTH: Considerations for Merger, Consolidation or Other Offers. The Board of Directors of the Corporation, when evaluating any tender or exchange offer for stock of the Corporation, offer or proposal to merge or consolidate the Corporation with another institution, or an offer or proposal to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation (1) the long-term as well as the short-term interests of the Corporation, (2) the interests of the shareholders, long-term as well as short-term, including the possibility that those interests may be best served by the continued independence of the Corporation, (3) the interests of the Corporation's employees, customers, creditors and suppliers, and (4) community and societal considerations including those of any community in which any office or other facility of the Corporation is located. A director may also in his discretion consider any other factors he reasonably considers appropriate in determining what he reasonably believes to be in the best interests of the Corporation. A person who performs his duties in accordance with this subsection shall be deemed to have no liability by reason of being or having been a director of the Corporation.

         SIXTEENTH:  Limitations on Certain Combination Transactions.

         1. All capitalized terms used in this Article Sixteenth not otherwise defined elsewhere in this Certificate of Incorporation are used as defined in
Section 4 of this Article Sixteenth, provided however, that capitalized terms defined in this Article Sixteenth and in Article Sixth or Article Thirteenth shall, for the purposes of this Article Sixteenth, be used as defined herein.

         2.  In  addition  to,  and  without  regard  to  any   restrictions  or
limitations on Business Combinations, as defined in Article Sixth, the Corporation shall not engage in any Combination Transaction with an Interested Stockholder for a period of five years following such Interested Stockholder's Stock Acquisition Date unless (i) such Combination Transaction or (ii) the purchase of Stock by such Interested Stockholder on such Interested Stockholder's Stock Acquisition Date, is approved, prior to such Interested Stockholder's Stock Acquisition Date, by a resolution of the Board of Directors and by a majority of the Corporation's Directors who are not employees of the Corporation, of which there must be at least two.

         3. If a good faith proposal is made in writing to the Board of Directors regarding a proposed Combination Transaction, the Board of Directors shall respond, in writing, within forty-five days or such shorter period, if any, as may be required by the Exchange Act, setting forth its reasons for its decision regarding such proposal. If a good faith proposal to purchase Stock is made in writing to the Board of Directors, the Board of Directors shall be deemed to have disapproved such Stock purchase unless it responds affirmatively in writing within forty-five days or such shorter period, if any, as may be required by the Exchange Act.

         4. A majority of the Board of Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Sixteenth, including without limitation: (a) whether a person is an Interested Shareholder; (b) the number of shares of Voting Stock beneficially owned by any person, and (c) whether a person is an Affiliate or Associate of another; and the good faith determination by a majority of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article Sixteenth.

         5. For the purposes of this Article Sixteenth:

         A. "Affiliate" means a person that directly, or indirectly through one or more intermediaries, Controls or is Controlled By, or is Under Common Control With, a specified person.

         B. "Announcement Date", when used in reference to any Combination Transaction means the date of the first public announcement of the final, definitive proposal for such Combination Transaction.

         C. "Associate", when used to indicate a relationship with any Person, means (i) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of Voting Stock, (ii) any trust or other estate in which such Person has at least a ten percent (10%) beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

          D. "Beneficial Owner", when used with respect to any Voting Stock, means a Person:

      (i) that, individually or with or through any of its Affiliates or Associates, beneficially owns such Stock, directly or indirectly;

     (ii) that, individually or with or through any of its Affiliates or Associates, has (a) the right to acquire such Stock, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of a specified event, pursuant to any agreement, arrangement or understanding whether or not in writing, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, a Person shall not be deemed the Beneficial Owner of Stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered Stock is accepted for purchase or exchange; (b) the right to vote Stock pursuant to any agreement, arrangement or understanding whether or not in writing; provided, a Person shall not be deemed the Beneficial Owner of any Stock under this subparagraph if the agreement, arrangement or understanding to vote such Stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made in accordance with the applicable rules and regulations under the Exchange Act and is not then reportable on
              Schedule 13D under the Exchange Act or any comparable or successor report; or (c) the right to dispose of such Stock pursuant to any agreement, arrangement or understanding whether or not in writing; or

     (iii) that, individually or with or through any of its Affiliates or Associates, has any agreement, arrangement or understanding whether or not in writing for the purpose of acquiring, except pursuant to a tender or exchange offer until such tendered Stock is accepted for purchase or exchange described in subparagraph
              (ii)(a) of this subdivision, holding, voting, except voting pursuant to a revocable proxy or consent as described in subparagraph (ii)(b) of this subdivision, or disposing of such Stock with any other person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such Stock.

         E. "Combination Transaction", when used in reference to the Corporation and any Interested Stockholder, means:

     (i) any merger or consolidation of the Corporation or any Subsidiary with or into (a) such Interested Stockholder or (b) any other corporation whether or not itself an Interested Stockholder which is, or after such merger or consolidation would be, an Affiliate or Associate of such Interested Stockholder;

      (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition in one transaction or a series of transactions to or with such Interested Stockholder or any Affiliate or Associate of such Interested Stockholder of assets of the Corporation or any subsidiary (a) having an aggregate market value equal to ten percent (10%) or more of the aggregate market value of all the assets, determined on a consolidated basis, of the Corporation,
              (b) having an aggregate market value equal to ten percent (10%) or more of the aggregate market value of all the outstanding Stock of the Corporation, or (c) presenting ten percent (10%) or more of the earning power or net income, determined on a consolidated basis, of the Corporation, except pursuant to a dividend or distribution paid or made pro rata to the holders of all of the Corporation's Common Stock and to all holders of the Preferred Stock, if any, entitled to participate with the holders of the common stock in the receipt of such dividend or distribution;

     (iii) the issuance or transfer by the Corporation or any Subsidiary in one transaction or a series of transactions of any Stock of the Corporation or any Subsidiary which has an aggregate market value equal to five percent (5%) or more of the aggregate market value of all the outstanding Stock of the Corporation to such Interested Stockholder or any Affiliate or Associate of such Interested Stockholder, except (a) pursuant to a dividend or distribution paid or made pro rata to the holders of the Common Stock of the Corporation and to all holders of the Preferred Stock, if any, of the Corporation entitled to participate with the holders of Common Stock in the receipt of such dividend or distribution, or (b) pursuant to the exercise of warrants or rights to purchase Stock or pursuant to the conversion of convertible securities;

      (iv) the adoption of any plan or proposal for the complete or partial liquidation or dissolution of the Corporation or any Subsidiary, or declarations or payments of dividends and distributions to the holders of the Stock of the Corporation in any twelve-month period having an aggregate market value of more than five percent (5%) of the aggregate market value of all assets, determined on the consolidated basis, of the Corporation as of the beginning of such twelve-month period, which plan or proposal is, or declarations or payments are, proposed by, or pursuant to any agreement, arrangement or understanding whether or not in writing with, such Interested Stockholder or any Affiliate or Associate of such Interested Stockholder, at any time following such Interested Stockholder's Stock Acquisition Date;

     (v) any reclassification of securities including, without limitation, any Stock split, Stock dividend or other distribution of Stock in respect of Stock or any reverse stock split, or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any subsidiary, or any other transaction whether or not with or into or otherwise involving such Interested Stockholder, which reclassification, merger, consolidation or other transaction (a) has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of Voting Stock or securities convertible into Voting Stock of the corporation or any Subsidiary which is directly or indirectly owned by such Interested Stockholder or any Affiliate or Associate of such Interested Stockholder except as a result of immaterial changes due to fractional share adjustments, and (b) is proposed by, or pursuant to any agreement, arrangement or understanding whether or not in writing with, such Interested Stockholder or any Affiliate or Associate of such Interested Stockholder at any time following such Interested Stockholder's Stock Acquisition Date; or

      (vi) any receipt by such Interested Stockholder or any Affiliate or Associate of such Interested Stockholder of the benefit, directly or indirectly, except proportionately as a shareholder of the Corporation, of any loans, advances, guarantees, pledges of other financial assistance or any tax credits or other tax advantages provided by or through the Corporation or any Subsidiary; provided, for purposes of subparagraphs (i), (ii) and (iii) of this subdivision, another corporation, which has entered into a definitive agreement or an agreement in principle or has an arrangement or understanding, whether formal or informal, in writing or not, with the Corporation or any Subsidiary providing for any of the transactions contemplated in subparagraphs (i),
              (ii) and (iii) of this subdivision between the Corporation or any Subsidiary and the other corporation or any subsidiary of the other corporation shall not be deemed to be an Associate of such Interested Stockholder solely by reason of the fact that, after the date of such definitive agreement or agreement in principle or arrangement or understanding or Announcement Date or disclosure of such transaction, whichever is earlier, such Interested Stockholder becomes, or after such transaction would become, directly or indirectly the Beneficial Owner of ten percent (10%) or more of any class of Voting Stock of the other corporation.

         F. "Control", including the terms "Controlling", "Controlled By" and "Under Common Control With", means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise. A Person's beneficial ownership of ten percent (10%) or more of the voting power of a corporation's outstanding Voting Stock shall create a presumption that such person has Control of such corporation. Notwithstanding the foregoing, a presumption of Control shall not apply where a person holds Voting Stock in good faith and not for the purpose of circumventing this Article Sixteenth, as an agent, bank, broker, nominee, custodian or trustee for one or more Beneficial Owners who do not individually or as a group have Control of such corporation.

         G. "Exchange Act" means the Act of Congress known as the Securities Exchange Act of 1934, as the same has been or hereafter may be amended from time to time.

         H. "Interested Stockholder" means any Person, other than the Corporation or any Subsidiary that: (i) is the Beneficial Owner, directly or indirectly of ten percent (10%) or more of the voting power of the outstanding Voting Stock of the Corporation or (ii) is an Affiliate or Associate of the Corporation and at any time within the five-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding Voting Stock of the Corporation; provided, for the purposes of determining whether a person is an Interested Stockholder, the number of shares of Voting Stock of the Corporation deemed to be outstanding shall include shares deemed to be beneficially owned by the Person but shall not include any other unissued shares of Voting Stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise, and provided further, that a Person shall not be an Interested Stockholder if such Person (a) inadvertently met the criteria set forth in (i) or (ii) above, and such Person (b) as soon as practicable, divests itself of a sufficient amount of Voting Stock of the Corporation so that such Person is no longer the Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the outstanding Voting Stock of the Corporation, and
(c) would not at any time within the five-year period preceding the Announcement Date with respect to such Combination Transaction have been an Interested Stockholder but for such inadvertent acquisition.

          I. "Person" means a natural person, company, partnership, foreign or domestic corporation, trust, unincorporated organization, government or any other entity or political subdivision, agency or instrumentality of a government. The term also includes two or more of the foregoing acting as a partnership, limited partnership, syndicate, joint venture or other formal or informal group for the purpose of acquiring, holding, voting or disposing of securities of an issuer.

         J.   "Stock" means:

     (i) any stock or similar security, any certificate of interest, any participation in any profit-sharing agreement, any voting trust certificate, or any certificate of deposit for stock; and

     (ii) any security convertible, with or without consideration into stock, or any warrant, call or other option or privilege of buying Stock without being bound to do so, or any other security carrying any right to acquire, subscribe to or purchase stock.

         K. "Stock Acquisition Date", with respect to any Person, means the date such Person first becomes an Interested Stockholder of the Corporation.

         L. "Subsidiary" of the Corporation means any other corporation of which Voting Stock having a majority of the voting power of the outstanding Voting
Stock of such other corporation, is owned, directly or indirectly, by the Corporation.

         M. "Voting Stock" means shares of capital stock of the Corporation entitled to vote generally in the election of directors.

         SEVENTEENTH: The Corporation shall, to the fullest extent permitted or required by Section 33-770 to 33-778 of the Connecticut Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         EIGHTEENTH: Certain Amendments. Notwithstanding the provisions of Article Nineteenth, the provisions set forth in this Article Eighteenth and in Articles Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth and Sixteenth herein may not be repealed or amended in any respect and no article imposing cumulative voting in the election of Directors may be added, nor may any other provision be amended, adopted or repealed which would have the effect of modifying or permitting circumvention of such provisions or which would be inconsistent with such provisions, unless such action is approved by, in addition to any vote specified by law or the Bylaws or this Certificate of Incorporation (i) the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of the issued and outstanding shares of the Corporation entitled to vote for the election of directors, and
(ii) if there is an Interested Shareholder (as defined in Article Sixth) an Interested Securityholder (as defined in Article Thirteenth) or an Interested Stockholder (as defined in Article Sixteenth), the affirmative vote of not less than sixty percent (60%) of the voting power of the issued and outstanding shares of the

Corporation entitled to vote for the election of Directors held by shareholders other than the Interested Shareholder, Interested Securityholder, or Interested Stockholder, or two or more of the foregoing, as applicable.

         NINETEENTH: Amendments. Subject to the provisions of Article Eighteenth, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon shareholders herein are granted subject to this reservation.

         TWENTIETH: Registered Agent. The registered agent for the Corporation shall be John F. Perotti, having a business address of Salisbury Bank and Trust Company, Main and Bissell Streets, P.O. Box 1868, Lakeville, CT 06039-1868 and having a residence of Sharon Mountain Road, Connecticut 06069.

         The undersigned incorporator hereby declares, under the penalties of false statement, that the statements made in the foregoing Certificate are true.

         Dated at Lakeville Connecticut, this 17th day of April, 1998.


                                             SALISBURY BANCORP, INC.


                                             By: /s/ JOHN F. PEROTTI
                                                --------------------------------
                                                     John F. Perotti
                                                     President and Chief
                                                     Executive Officer

                                                     131 Sharon Mountain Road
                                                     Sharon, Connecticut 06069

                                                     Main and Bisell Streets
                                                     P.O. Box 1868
                                                     Lakeville, Connecticut
                                                     06039-1868

         I, JOHN F. PEROTTI, hereby consent to my appointment as the registered agent of the Corporation and agree serve as such until duly removed or replaced.



                                             By: /s/ JOHN F. PEROTTI
                                                --------------------------------
                                                     John F. Perotti
                                                     Registered Agent

                                   EXHIBIT 3.2

                        Bylaws of Salisbury Bancorp, Inc.

                                     BYLAWS

                                       OF

                             SALISBURY BANCORP, INC.



                                    ARTICLE I
                                     Offices

     Section 1. Location. The principal office of the Corporation shall be located in the Town of Lakeville, County of Litchfield and State of Connecticut, but the Corporation may maintain such branch office or offices within or without the State of Connecticut as authorized by the Board of Directors and any other regulatory body that might have jurisdiction over the Corporation.

                                   ARTICLE II
                             Shareholders' Meetings

     Section 1. Place of Meetings. Every meeting of the shareholders of the Corporation shall be held at the principal office of the Corporation or at such other place either within or without the State of Connecticut as shall be specified in the notice of said meeting given as hereinafter provided.

     Section 2. Annual Meeting. The annual meeting of the shareholders shall be held on such day and at such time and place within the first six (6) months of each year as the Board of Directors may determine from time to time. At such meetings, the shareholders shall elect Directors and transact such other business as may properly be brought before the meeting. Failure to hold an annual meeting as herein prescribed shall not affect otherwise valid corporate acts. In the event of such failure, a substitute annual meeting may be called in the same manner as a special meeting.

   Except for nominations of Directors as provided in Article III, Section 2 of these Bylaws, business is properly brought before an annual meeting if it is (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than twenty (20) days nor more than one hundred thirty
(130) days prior to the meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (w) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (x) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (y) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (z) any material interest of the shareholder in such business. The Secretary may also require, in writing and prior to the meeting, any and all information about the shareholder or the proposed matter which the Secretary determines in his discretion to be appropriate using the then current requirements of the Securities Exchange Commission Rule 14a as a guide. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this paragraph. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 3. Special Meetings. Special meetings of the shareholders shall be called in accordance with the provisions of the Certificate of Incorporation.

     Section 4. Notice of Meetings. Notice of the time and place of all annual and special meetings of shareholders and the purpose thereof shall be handed or mailed, postage prepaid, by or at the direction of the Secretary, not less than ten (10) nor more than sixty (60) days before such meeting, to each shareholder of record and at such address as shall appear on the books of the Corporation. Whenever notice is required to be given to any person, a written waiver of notice signed by the person or persons entitled to such notice, whether before or after the time stated therein, and filed with the Secretary, shall be equivalent to the giving of such notice. Any shareholder who attends any shareholders' meeting without protesting the lack of proper notice, prior to or at the commencement of the meeting, shall be deemed to have waived such notice. Failure of any shareholder to receive notice of any meeting shall not invalidate the meeting.

     Section 5. Quorum. To constitute a quorum for the transaction of business at any meeting of shareholders, there must be present, in person or by proxy, the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote thereat. The shareholders present at a duly held meeting at which a quorum was present may continue to transact business notwithstanding the withdrawal of enough shares to leave less than a quorum.

     Section 6. Adjournment of Meetings. The holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote, whether or not a quorum is present, may adjourn the meeting to a future date as may be agreed. Notice of such adjournment need not be given to the shareholders of the new date, time, or place if the new date, time and place is announced at the meeting before adjournment. Notice need be given, however, if a new record date for the adjourned meeting is or must be fixed in accordance with Connecticut law (which presently would be required if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting).

     Section 7. Voting Requirements. Except as may be otherwise specifically provided in these Bylaws, in the Certificate of Incorporation, or in the Connecticut Business Corporation Act, Connecticut banking laws, or other applicable law, the vote requirements provided for in the Connecticut Business Corporation Act, the Connecticut banking laws or other applicable law shall be the vote requirements for an act of the shareholders.

     Section 8. Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at a meeting of shareholders, or entitled to receive a payment of any dividend, the Board of Directors may set a record date which shall not be a date earlier than the date on which such action is taken by the Board of Directors, nor more than seventy (70) nor less than ten (10) days before the particular event requiring such determination is to occur. If no record date is fixed by the Board of Directors, the date on which the notice of the meeting is mailed or if no notice is given, the day preceding the meeting shall be the record date for determination of shareholders entitled to vote at such meeting, and the date on which the resolution of the Board of Directors declaring a dividend is adopted shall be the record date for determination of shareholders entitled to receive such distribution.

     Section 9. Proxies. At all meetings of shareholders, any shareholder entitled to vote may vote either in person or by proxy. All proxies shall be in writing, signed and dated and shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid for more than eleven (11) months after its execution, unless otherwise provided therein and in no event shall a proxy be valid for more than ten (10) years after its execution.

     Section 10. Committee on Proxies. The Board, in advance of any shareholders' meeting, shall appoint not less than two inspectors to act as a Committee on Proxies and as tellers at the meeting or any adjournment thereof. In case the Board does not so act or any person appointed to be an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the presiding officer. The inspectors shall receive and take in charge the proxies and ballots, shall decide all questions concerning the qualification of voters, the validity of proxies and the acceptance or rejection of votes, and shall count the ballots cast and report to the presiding officer the result of the vote.

     Section 11. Presiding Officer. The Chairman of the Board of Directors of the Corporation, or in his absence the Vice Chairman, if any, or the President of the Corporation, shall preside over all meetings of the shareholders. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the presiding officer. The Board of Directors may from time to time adopt Rules for the conduct of the annual or any special meeting of shareholders, to the extent that such Rules do not conflict with applicable law or the provisions of the Corporation's Certificate of Incorporation or Bylaws. Unless specifically required by such Rules, or the Bylaws or Certificate of Incorporation of the Corporation, strict compliance with the provisions of Robert Rules of Order, or Parliamentary Procedure is not required. Rather, in accordance with the Rules and these Bylaws, the chairperson shall have the right and duty to preserve order and conduct the meeting in accordance with such chairperson's reasonable exercise of good faith and fundamental fairness.

     A copy of the Rules of Conduct, as may be adopted from time to time by the Board of Directors, shall be available for reference at the meeting.

     Section 12. Number of Votes for Each Shareholder. Each shareholder shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation as of the record date unless, and except to the extent that, voting rights of shares of any class are increased, limited, or denied pursuant to the Certificate of Incorporation.

                                   ARTICLE III
                                    Directors

     Section 1. Authority and Term of Office. The business, property and affairs of the Corporation shall be managed by, and under the direction of, the Board of Directors.

     The Board of Directors is empowered to engage the Corporation in any activity authorized by the Connecticut Business Corporation Act, and by applicable State and Federal banking laws. The Board of Directors shall have charge of the care and management of the affairs and property of the Corporation.

     The Board of Directors shall, pursuant to the laws of the State of Connecticut, as the same may be amended from time to time, be empowered to make rules and regulations essential to the performance of its duties of caring for and managing the property and affairs of the Corporation, to elect the officers, to fill the vacancy of any elected officer, to elect or appoint such assistants and committees as it may deem necessary for the business of the Corporation and to prescribe their duties, to determine the amount and sufficiency of the bonds and to prescribe the duties of all the officers and employees, to fix the compensation of the Directors, officers, and employees of the Corporation, to declare dividends, to prescribe the rate, method of computation and time of payment of such dividends and to take or to prescribe the taking of such other action as may be necessary to the performance of its duties.

     Directors need not be residents of Connecticut. At the time of election, however, each Director must own in his individual capacity one or more shares of stock of the Corporation. No Director attaining the age of seventy-two (72) years shall be eligible for election or reelection.

     Section 2. Nominations. Only persons who are nominated in accordance with the procedures set forth in this section shall be eligible for election as Directors. Nominations of persons for election to the Board may be made at a meeting of shareholders by or at the direction of the Board or by any shareholder of the Corporation who is entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in this section. Such nominations by a shareholder shall be made only if written notice of such shareholder's intent to make such nomination or nominations has been given to the Secretary, delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) days nor more than fifty (50) days prior to the meeting. Such shareholder's notice shall set forth (1) as to each person whom the shareholder proposes to nominate for election as a Director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation which are beneficially owned by such person, and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to applicable law and regulations (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (2) as to the shareholder giving the notice, (a) the name and address, as they appear on the Corporation's books, of such shareholder, (b) the class and number of shares of the Corporation which are beneficially owned by such shareholder, (c) representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (d) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. At the requirement of the Board, any person nominated by the Board for election as a Director shall furnish to the Secretary that information which would be required to be set forth in a shareholder's notice of nomination which pertains to the nominee. The presiding officer of the meeting shall refuse to acknowledge the nomination of any person not made in compliance with this section, and the defective nomination shall be disregarded.

     Section 3. Vacancies. Except as otherwise fixed by or pursuant to the provisions of law or the Certificate of Incorporation, vacancies in the Board resulting from any increase in the number of directors or any vacancies resulting from death, resignation, disqualification, removal from office or other cause shall be filled by a majority vote of the Directors then in office even though such remaining Directors may be less than a quorum of the Board and such majority may be less than a quorum. Any Director chosen in accordance with the preceding sentence shall hold office until the next shareholders meeting at which Directors are elected and until such Director's successor shall have been elected and qualified. The Board of Directors may increase the number of directors by no more than two (2) in each fiscal year.

     Section 4. Removal of Directors. Any Director may be removed from office at any time for cause in accordance with the provisions of the Certificate of Incorporation or applicable provisions of the Connecticut Business Corporation Act.

     Section 5. Place of Meetings. The Board of Directors shall hold its meetings at the principal office of the Corporation or at such place or places within or without the State of Connecticut as it may determine from time to time.

     Section 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at least monthly, at such times and places as shall be fixed by the Directors, or with such other frequency as the Board of Directors may determine.

     Section 7. Special Meetings. Special meetings of the Board of Directors may be called only by the President, or in his absence or disability, by a Vice President, or in writing by three (3) of the Directors. Notice thereof, oral or written, specifying the date, time, place and object of such meeting, shall be given to each Director at least two (2) days prior to such meeting. If notice is given by mail, the Secretary shall address notices to the Directors at their usual place of business or such address as may appear on the Corporation's books.

     Section 8. Waiver of Notice. Whenever notice is required to be given to any person, a written waiver of notice signed by the person or persons entitled to such notice, whether before or after the time stated therein, and filed with the Secretary, shall be equivalent to the giving of such notice. If any Director present at a meeting of the Board of Directors does not protest the lack of proper notice prior to or at the commencement of the meeting such Director shall be deemed to have waived notice of such meeting.

     Section 9. Action by Directors Without a Meeting. Any resolution in writing concerning action to be taken by the Corporation, which resolution is approved and signed by all of the Directors, severally or collectively, shall have the same force and effect as if such action were authorized at a meeting of the Board of Directors duly called and held for that purpose, and such resolution together with the Directors' written approval thereof, shall be recorded by the Secretary in the minute book of the Corporation.

     Section 10. Telephonic Participation in Directors Meetings. A Director or member of a committee of the Board of Directors may participate in a meeting of the Board of Directors or of such committee by means of a conference telephone or similar communications equipment enabling all Directors participating in the meeting to simultaneously hear one another, and participation in such a meeting shall constitute presence in person at such meeting.

     Section 11. Quorum and Voting Requirement. A majority of the directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board, unless a higher percentage vote is required by law, the Certificate of Incorporation, or these Bylaws.

     Section 12. Voting. At meetings of the Board of Directors, each Director shall have one vote.

     Section 13. Committees; Appointment and Authority. The Board of Directors, by vote of a majority of the directors then in office, may elect from its number one or more committees, including, without limitation, an Executive Committee, a Compensation Committee, and an Audit Committee, each of which must contain two or more members, and may delegate thereto some or all of its powers except those which by law, by the Certificate of Incorporation, or by these Bylaws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these Bylaws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, to the extent permitted by law, but no such rescission shall have retroactive effect.

     Section 14. Compensation of Directors. The Board of Directors shall have authority to fix the compensation for Directors, including reasonable allowance for expenses actually incurred in connection with their duties.

     Section 15. Presiding at Board Meetings. The Board of Directors shall elect a Chairman who shall preside at all Board meetings and meetings of shareholders. In the absence of the Chairman, the Vice Chairman, if any, or the President of the Corporation, shall preside at that meeting.

                                   ARTICLE IV
                                    Officers

     Section 1. Election of Officers. At the next regular meeting of the Board of Directors, following the annual meeting of the shareholders, or at another time as determined by the Board, the Board of Directors shall elect a President, one or more Vice Presidents (who may be designated

"Executive," "Senior," or other to distinguish them from other Vice Presidents), a Secretary, a Treasurer and shall designate a Chief Executive Officer for the ensuing year.

     The Board may, in its discretion, from time to time, appoint such other officers and assistants as it shall deem necessary who shall have such authority and such designation and shall perform such duties as the Board of Directors or the President from time to time prescribe.

     The same person may be elected or appointed to serve simultaneously in more than one office.

     The officers need not be shareholders, and need not be residents of Connecticut. The duties of the officers of the Corporation shall be such as are imposed by these Bylaws and from time to time prescribed by the Board of Directors or the President.


     Section 2. Vacancies. Vacancies in any office may be filled at any regular or special meeting of the Board of Directors.

     Section 3. Removal. Any officer may be removed, without cause, from office by the President or by the affirmative vote of a two-thirds of the whole Board of Directors at any regular or special meeting, or as may otherwise be provided in any agreement between the Corporation and the officer. Any officer below the level of Vice President may be removed from office at the discretion of the President unless such officer's duties require that the officer report directly to the Board.

     Section 4. President. The President shall have the general charge, supervision, and control of the business and affairs of the Corporation subject to the direction of the Board of Directors. The President shall be the Chief Executive Officer and shall be a director of the Corporation. The President shall have such other powers and perform such other duties as are generally incident to the office of President and as may be assigned to the President by the Board of Directors. The President shall be an ex-officio member of all committees of the Board, except the Audit Committee.

     Section 5. Vice Presidents. The Vice Presidents shall perform such executive and administrative duties as from time-to-time may be assigned to them by the President. In the absence of the President, the Vice Presidents (Executive Senior, if applicable), in the order of their ranking in the Corporation's management hierarchy, shall perform the duties of the President.

     Section 6. Treasurer. The Treasurer shall be responsible for the custody and safekeeping of all of the assets of the Corporation and shall perform all acts incident to the position of Treasurer and shall submit such reports and statements as may be required by law or by the President and perform such other duties as are assigned to the Treasurer from time-to-time by the Board of Directors or the President.

     Section 7. Secretary. The Secretary shall perform such executive and administrative duties as from time-to-time may be assigned to the Secretary by the Board of Directors or the President. The Secretary shall have charge of the seal of the Corporation and shall have such other powers and perform such other duties as designated in these Bylaws or as are generally incident to the office of Secretary. The Secretary shall notify the shareholders and Directors of all meetings and shall keep the minutes of meetings of the shareholders and of the Board of Directors.

                                    ARTICLE V
                                 Indemnification

     Section 1. Indemnification. The Corporation shall indemnify the Directors, officers, employees and agents of the Corporation to the maximum extent permitted and/or required by the Certificate of Incorporation or applicable law. Without otherwise limiting the foregoing, Section 33-770 to 33-778 of the Connecticut Business Corporation Act, as from time to time amended or superseded, governs and applies to certain matters of indemnification of
Directors, officers, employees and agents of the Corporation, and is incorporated herein by reference as a part of these Bylaws.

                                   ARTICLE VI
                                      Stock

     Section 1. Issuance by the Board of Directors. The Board of Directors may issue at one time, or from time to time, all or a portion of the authorized but unissued shares of the capital stock of the Corporation, as in their opinion and discretion may be deemed in the Corporation's best interests. The Board may accept, in consideration for such shares, money, promissory notes, other securities and other property of any description actually received by the Corporation, provided however, that such consideration equals or exceeds in value the par value of said shares, if any, and that the consideration is legally acceptable for the issue of said shares.

     Section 2. Certificates of Stock. Certificates of stock shall be in compliance with Section 33- 676 of the Connecticut Business Corporation Act, as from time to time amended or superseded and in a form adopted by the Board of Directors and shall be signed by the President or the Vice President and by the Secretary or Assistant Secretary, or by facsimile signature of any or all of the foregoing, and shall carry the corporate seal of the Corporation. All certificates shall be consecutively numbered and the name of the person owning the shares represented thereby and the number of such shares and the date of issue shall be entered on the Corporation's books.

     Section 3. Transfer of Stock. Shares of stock shall be transferred only on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender of the certificate of stock properly endorsed. The Corporation shall issue a new certificate to the person entitled thereto for all shares surrendered.

     Section 4. Cancellation of Certificate. All surrendered certificates properly endorsed, shall be marked "canceled" with the date of cancellation and a notation of such cancellation made in the shareholder book.

     Section 5. Lost Certificates. The President or any officer designated by the President may, in case any share certificate is lost, stolen, destroyed, or mutilated, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions, including reasonable indemnification of the Corporation, as the President or any designated officer shall determine, and notation of the transaction made in the shareholder book.

     Section 6. Closing of Stock Transfer Book. The stock transfer book may be closed, if so ordered by the Board, for not exceeding twenty (20) days before any dividend payment date or any meeting of the shareholders.

                                   ARTICLE VII
                              Finance and Dividends

     Section 1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year.

     Section 2. Dividends. Dividends may be voted by the Directors as prescribed by applicable law, as from time to time amended. Such dividends will be payable to shareholders of record at the close of business on such subsequent days as the Directors may designate and to be paid on a named day not more than seventy
(70) days thereafter, and the Directors may further close the transfer books during the period from the day as of which the right to such dividend is determined through the day upon which the same is to be paid. No dividend shall be paid unless duly voted by the Directors of the Corporation and the name of each Director voting for any dividend shall be entered by the Secretary on the records of the Corporation. Dividends may be paid in cash, property, or shares of the Corporation.

                                  ARTICLE VIII
                               Amendment of Bylaws

     These Bylaws may be altered or amended by the Board at any meeting by a majority vote of the directors on the entire Board or at any meeting of the shareholders, whether annual or special, by a majority in interest of the stock entitled to vote, provided however, that in order to amend or repeal or to adopt any provision inconsistent with Article II, Article III (other than sections 5, 6, 14, the last paragraph of section 1 thereof and the last sentence of section 4 thereof) or this Article VIII, any vote of shareholders shall require (i) the affirmative vote of the holders of at least sixty percent (60%) of the voting power of all of the issued and outstanding shares of the Corporation then entitled to vote for the election of Directors, and (ii) if there is an "Interested Shareholder" or an "Interested Securityholder" (as those terms are defined in the Certificate of Incorporation), or an "interested shareholder" (as described in Connecticut General Statutes Section 33-840) the affirmative vote of sixty percent (60%) of the voting powers of all of the issued and outstanding shares of the Corporation entitled to vote for the election of Directors held by shareholders other than the Interested Shareholder, the Interested Securityholder, or an "interested shareholder" (as described in Connecticut
General Statutes Section 33-840) any two or more of the foregoing, as applicable, and any action of Directors shall require the affirmative vote of a majority of the Directors then in office.

     Any notice of a meeting of the shareholders or the Board at which the Bylaws are to be altered or amended shall include notice of such proposed action.

                                    EXHIBIT 4

                      Specimen Common Stock Certificate of
                             Salisbury Bancorp, Inc.

        NUMBER                                                            SHARES
    -------------
     COMMON STOCK                                           CUSIP
                                                                  --------------

                             SALISBURY BANCORP, INC.

             INCORPORATED UNDER THE LAWS OF THE STATE OF CONNECTICUT


--------------------------------------------------------------------------------
                              THIS CERTIFIES THAT


                                    SPECIMEN

                                IS THE OWNER OF
--------------------------------------------------------------------------------

           FULLY PAID AND NONASSESSABLE COMMON SHARES, $.10 PAR VALUE,
                           OF SALISBURY BANCORP, INC.

    (HEREINAFTER CALLED THE "CORPORATION"), TRANSFERABLE ON THE BOOKS OF THE CORPORATION BY THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY
 AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS
                        CERTIFICATE IS NOT VALID UNLESS
      COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.

  WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURE OF
                         ITS DULY AUTHORIZED OFFICERS.

                              CERTIFICATE OF STOCK
DATED:
                                                      JOHN F. PEROTTI
                                                       PRESIDENT AND
COUNTERSIGNED AND REGISTERED:                   CHIEF EXECUTIVE OFFICER
REGISTRAR AND TRANSFER COMPANY
   (NEW YORK) TRANSFER AGENT
       AND REGISTRAR

BY:

                                                      CRAIG E. TOENSING
       AUTHORIZED SIGNATURE                                   SECRETARY

                                    EXHIBIT 5

                    Opinion of Cranmore, FitzGerald & Meaney
                     regarding legality of securities being
                                   registered.

                                 April 22, 1998



The Board of Directors
Salisbury Bancorp, Inc.
5 Bissell Street
P.O. Box 1868
Lakeville, CT 06039-1868

     Re:      Salisbury Bancorp, Inc.
              Registration Statement of Form S-4

Ladies and Gentlemen:

     We are counsel to Salisbury Bancorp, Inc., a Connecticut Corporation with its principal office in Lakeville, Connecticut (the "Company"), and have acted as such in connection with the proposed reorganization (the "Reorganization") of the Company pursuant to an Agreement and Plan of Reorganization, dated April 22, 1998, which provides, among other things, for the acquisition of all of the outstanding common stock of the Bank (the "Bank Common Stock") by the Company, and the issuance of 6 shares of the Company's common stock for each share of the Bank's common stock acquired.

     During the course of our representation, and in rendering our opinion, we have reviewed such documents as we have deemed necessary or advisable to render the opinions stated herein, and, in connection therewith, we have examined originals or copies, authenticated to our satisfaction, of the following: (i) the Certificate of Incorporation of the Company; (ii) the Bylaws of the Company;
(iii) the Agreement and Plan of Reorganization; (iv) resolutions of the Board of Directors of the Company; (v) the Registration Statement on Form S-4 of the Company registering shares of common stock, par value $.10 per share (the "Common Stock"), of the Company to be issued in connection with the Reorganization; and (vi) such other documents and instruments as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, the validity of all applicable statutes and regulations, the legal authority and the capacity of all persons executing documents and proper indexing and accuracy of all public records and documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Bank

The Board of Directors
April 22, 1998
Page 2

and others. The opinions set forth herein are based on the laws of the State of Connecticut and the corporate laws of the State of Connecticut as the same exist on the date hereof, and no opinion is expressed as to the laws of any other jurisdiction.

     Based upon the foregoing, we are of the opinion that upon consummation of the Reorganization, the shares of Common Stock of the Company that will be issued to the shareholders of the Bank pursuant to the terms of the Reorganization will be duly and validly authorized, legally issued, fully paid and non-assessable.

     The opinions expressed herein are made as of the date hereof pursuant to the requirements of Regulation S-K, Item 601, of the SEC in regard to the shares being registered pursuant to the Registration Statement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the caption "Legal Matters" in the Registration Statement and Proxy Statement-Prospectus.

                                            Sincerely,

                                            /s/ Cranmore, FitzGerald & Meaney

                                            CRANMORE, FITZGERALD & MEANEY

                                    EXHIBIT 8

                    Opinion of Cranmore, FitzGerald & Meaney
                      regarding certain federal income tax
                                  consequences.

                                                       April 22, 1998



Salisbury Bank and Trust Company                       Salisbury Bancorp, Inc.
5 Bissell Street                                       5 Bissell Street
P.O. Box 1868                                          P.O. Box 1868
Lakeville, CT 06039-1868                               Lakeville, CT 06039-1868

               REORGANIZATION OF SALISBURY BANK AND TRUST COMPANY
                    INTO A ONE-BANK HOLDING COMPANY STRUCTURE

Ladies and Gentlemen:

         You have requested our opinion as to certain federal income tax consequences of the reorganization and share exchange to be effected among Salisbury Bancorp, Inc., a Connecticut corporation (the "Company"), Salisbury Bank and Trust Company, a Connecticut chartered commercial bank (the "Bank"), and the holders of the Bank's issued and outstanding shares of common stock pursuant to an Agreement and Plan of Reorganization, dated as of April 22, 1998 (the "Agreement"), by and between the Company and the Bank.

                         THE REORGANIZATION TRANSACTION

         Pursuant to the Agreement and subject to shareholder approval and various state and federal regulatory approvals, the Bank will become a wholly-owned subsidiary of the Company pursuant to a statutory share exchange under the provisions of, and with the effect provided in the Connecticut Bank Holding Company and Bank Acquisition Act, Connecticut General Statutes Section 36a-180 ET SEQ. (the "Reorganization"). As a result of the Reorganization, the Company will become the parent holding company of the Bank, and the Bank will continue to conduct its business in substantially the same manner as prior to the Reorganization.

         At the effective date of the Reorganization, each outstanding share of common stock of the Bank ("Bank Common Stock") will be exchanged for and converted into six (6) shares of common stock of the Company ("Company Common Stock").

                                   EXAMINATION

         In connection with the preparation of this opinion, we have examined such documents concerning the Reorganization as we have deemed necessary. We have based our conclusions on the

Salisbury Bank and Trust Company
Salisbury Bancorp, Inc
April 22, 1998
Page 2


Internal Revenue Code of 1986 (the "Code") and the regulations promulgated pursuant thereto, each as amended from time to time and in effect as of the date hereof, as well as existing judicial and administrative interpretations thereof.

         As to various questions of fact material to our opinion, we have relied upon the representations made in the Agreement as well as the additional representations set forth below.

                           ADDITIONAL REPRESENTATIONS

         In  connection  with  the  proposed  Share   Exchange,   the  following
additional representations have been made to and relied upon by us in the preparation of this opinion:

     A. The fair market value of Company Common Stock received by the Bank's shareholders will be approximately equal to the fair market value of the Bank Common Stock to be surrendered in exchange therefor.

     B. To the best knowledge of the management of the Bank, there is no plan or intention on the part of the Bank's shareholders to sell or otherwise dispose of Company Common Stock received by them in the Reorganization that will reduce their holdings of Company Common Stock to a number of shares having in the aggregate a fair market value of less than 50 percent of the fair market value of all of the Bank Common Stock held by the Bank's shareholders on the effective date of the Reorganization.

     C. The Company has no plan or intention to reacquire any Company Common Stock issued in the Reorganization.

     D. There is no plan or intention to sell or otherwise dispose of any of the assets of the Bank, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code, the Bank has no plan or intention to issue additional shares of its capital stock that would result in the Company's ceasing to own 80 percent of the voting power of all the Bank voting stock and the Company has no plan to liquidate the Bank, to merge the Bank into another corporation, or to sell or otherwise dispose of any of the Bank stock acquired in the Reorganization.

     E. Each party to the Reorganization will pay its own expenses, if any, incurred in connection with the Reorganization.

Salisbury Bank and Trust Company
Salisbury Bancorp, Inc
April 22, 1998
Page 3


     F. Following the Reorganization, the Company will continue the historic business of the Bank.

     G. No property will be transferred and no liabilities will be assumed in the Reorganization.

     H. There is no intercorporate indebtedness existing between or among the Company and the Bank that was issued, acquired or will be settled at a discount, and in acquiring the Bank Common Stock, the Company will not assume any liability or take the Bank Common Stock subject to any liability.

     I. No dividends or other distributions will be made with respect to Bank Common Stock immediately before the Reorganization, except for regular, normal distributions.

     J. None of the shares of Company Common Stock received by a shareholder-employee of the Bank in exchange for Bank Common Stock pursuant to the Reorganization constitutes or is intended to be compensation for services rendered, and will not be separate consideration for, or allocable to, any employment agreement or relationship. None of the compensation received by a shareholder-employee of the Bank will be separate consideration for, or allocable to, any of such shareholder-employee's Bank Common Stock. In addition, any compensation paid to any shareholder-employee of the Bank will constitute and be intended as compensation for services actually rendered and bargained for at arm's length, and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

     K. No parties to the Reorganization are investment  companies as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code, and for each of the Company and the Bank, less than 50 percent of the fair market value of its total assets (excluding cash, cash items, government securities, and stock and securities in any 50 percent or greater subsidiary) consists of stock and securities.

     L. The Bank is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     M. Any cash payments to the Bank shareholders who elect to dissent from the Reorganization pursuant to Section 36a-181(c) of the Connecticut General Statutes shall be paid by the Bank or funded from its assets and shall not be attributable directly or indirectly to the Company.

Salisbury Bank and Trust Company
Salisbury Bancorp, Inc
April 22, 1998
Page 4



     N. Upon the consummation of the Reorganization, the Bank will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire any Bank Common Stock.

     O. The Company does not own directly or indirectly, nor has it directly or indirectly owned during the past 5 years, any Bank Common Stock.

                                     OPINION

         Based  upon  the   foregoing,   and  with  due  regard  to  such  legal
considerations as we deem necessary, we are of the opinion that for federal income tax purposes:

     1. The Share Exchange will constitute and qualify as a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code, provided that all cash payments to dissenting Bank shareholders are made by the Bank or from its own funds or assets, and are not directly or indirectly attributable to the funds or assets of the Company (see Revenue Ruling 68-285, 1968-1 C.B. 147). Each of the following opinions below assume that the foregoing provisos of this opinion are satisfied.

     2. No gain, other income or loss will be recognized by the Company (pursuant to Section 1032 of the Code) or the Bank as a result of the Reorganization.

     3. Shareholders of the Bank who receive solely Company Common Stock in exchange for their shares of Bank Common Stock will recognize no gain or loss as a result of the Reorganization, as provided in Section 354(a)(1) of the Code.

     4. A dissenting Bank shareholder who receives solely cash in exchange for his Bank Common Stock will be treated as receiving a distribution in redemption of his Bank Common Stock, subject to the provisions and limitations of Section 302(a) of the Code. Where, as a result of such distribution, a Bank shareholder no longer holds any shares of Company Common Stock directly and, furthermore, is not deemed to own any such shares pursuant to the constructive ownership rules under Section 318 of the Code, the distribution will be treated as a complete termination of such shareholder's interest within the meaning of Section 302(b)(3) of the Code and will be treated as a distribution in full payment in exchange for the shareholder's shares pursuant to Section 302(a) of the Code.

Salisbury Bank and Trust Company
Salisbury Bancorp, Inc
April 22, 1998
Page 5


     5. The tax basis of Company Common Stock received by Bank shareholders who exchange their Bank Common Stock solely for Company Common Stock will be the same as the tax basis of the Bank Common Stock surrendered in exchange therefor, as provided in Section 358(a)(1) of the Code.

     6. The holding period of Company Common Stock received by the Bank's shareholders will include the period during which the Bank Common Stock surrendered in exchange therefor was held by such Bank shareholders, provided the Bank Common Stock was held as a capital asset on the date of the exchange.

     This opinion is based upon the existing provisions of the Code, as interpreted by regulations, administrative rulings, and case law, in effect as of the date hereof.

     This opinion is made in connection with the Reorganization and is solely for the benefit of the Company, the Bank and the Bank's shareholders. It may not be relied upon in any other manner or by any other person.

                                            Very truly yours,

                                            /s/ Cranmore, FitzGerald & Meaney

                                            CRANMORE, FITZGERALD & MEANEY

                                   EXHIBIT 10

               Pension Supplement Agreement with John F. Perotti.

                          SUPPLEMENTAL RETIREMENT PLAN
                                    AGREEMENT


     This Agreement is made this 29th day of June, 1994 between SALISBURY BANK AND TRUST COMPANY, a Connecticut banking corporation having its principal office in Lakeville, Connecticut (hereinafter called the Bank) and JOHN F. PEROTTI, a resident of Sharon, Connecticut (hereinafter called the Employee).

     WHEREAS, there has been an uninterrupted employee relationship between the parties hereto since 1973; and since 1982 the Employee has served as Vice President and Treasurer, and then as Executive Vice President and Treasurer, and then as Executive Vice President and Chief Operating Officer, and then as President and Chief Executive Officer, in which capacity he is now serving; and

     WHEREAS, the Bank wishes to insure the Employee's continuance as Chief Officer of the Bank and wishes to supplement the Employee's current retirement program,

     NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I
                                       A.

     Commencing one month after the Employee retires, having attained the age of sixty-five (65) or later, the Bank will make a monthly payment of One Thousand Two Hundred Fifty ($1,250.00) Dollars to Employee and the same on the first day of each succeeding month for a period of ten (10) years. These payments will be in addition to any payments made to Employee under its current or future retirement and pension plan.

     The parties hereby agree there will be a cost of living adjustment from the date of this agreement (hereinafter called COLA) paid in addition to the One Thousand Two Hundred Fifty ($1,250.00) Dollar monthly payments which adjustment is to be paid as set forth hereinbelow. The adjustment will be based on an Index known as "The Monthly Consumer Price Index for All Urban Consumers, United States City Average, All Items", and is published by the Bureau of Labor Statistics. Notwithstanding the above, COLA will be based on the Index, or on a five (5%) percent annual increase, whichever is less, each COLA increase to be added to the prior year's adjusted amount. Annual COLA adjustments shall continue in effect during the payout period hereunder.

                                       B.

     In recognition of his many years of employment at the Bank, if the Employee retires before attaining the age of sixty-five (65), then his retirement payments as set forth above shall vest and be paid according to the following schedule:

     Retirement at 0-1 years from the date hereof 12 1/2%
                         1-2 years from the date hereof 25%
                         2-3 years from the date  hereof 37 1/2%
                         3-4 years from the date hereof 50%
                         4-5 years from the date hereof 62 1/2%
                         5-6 years from the date hereof 75%
                         6-7 years from the date hereof 87 1/2%
                         7-8 years from the date hereof 100%

     In the event of the Employee's disability which requires him to terminate his employment at the Bank, the full retirement benefit, payable at retirement at age sixty-five (65), shall vest and be paid as set forth in Article 1A herein. Said disability status will be determined by Northwestern Mutual Life Insurance Company or other disinterested third party, which then underwrites the Bank's insured salary continuation plan.

                                    ARTICLE 2
                                       A.

     Upon the death of the Employee prior to his settlement, the Bank will pay to his surviving spouse monthly the benefit value set forth in Article 1A. herein as of the date of his death for a period of ten (10) years (120 months), or until her death, whichever event occurs first.

     Upon the death of the Employee after retirement, the Bank shall pay to his surviving spouse monthly the said benefit value as of the date of his death for a period of ten (10) years (120 months) diminished by the number of months the Employee shall have received benefit payments, or until her death, whichever event occurs first.

     The Employee may designate, in writing, an alternate beneficiary to receive the benefits hereunder in the event that his spouse predeceases him or her is not married at the time of his retirement or subsequent death. In the event the Employee fails to designate an alternate beneficiary, the benefits hereunder shall be paid to his estate.

     No further COLA payments will be in effect if the Employee's surviving spouse or alternative beneficiary is the recipient of the monthly payments hereunder, other than those COLA payments in effect from the date of this agreement to the date of the Employee's death.

                                    ARTICLE 3

     If the Bank shall acquire an insurance policy or any other asset in connection with the liabilities assumed by it hereunder, it is expressly understood and agreed that neither the Employee nor any beneficiary of the Employee shall have any right with respect to, or claim against, such property or other asset except as expressly provided by the terms of such policy or in the title to such other asset. Such policy or asset shall not be deemed to be held under any trust for the benefit of Employee or his beneficiary or to be held in any way as collateral security for the fulfilling of the obligations of the Bank under this Agreement except as may be expressly provided by the terms of such policy or title to such other asset. It shall be, and remain, a general unpledged, unrestricted asset of the Bank.

                                    ARTICLE 4

     Until his retirement, so long as this Agreement remains in force, the Employee will not take part in any banking (Commercial, Savings and Loan, or Savings Bank) enterprise within a thirty-five (35) mile radius of Lakeville, Connecticut, nor shall the Employee take part in any stock brokerage or investment business within the same geographical limitations. The Employee shall be available for consultation, advice and special assignments concerning the affairs of the Bank, according to his ability, from time to time after retirement and during the period of this Agreement.

                                    ARTICLE 5

                                       A.

     The Employee and his surviving spouse have the status of general unsecured creditors of the Bank, and the Supplement Retirement Plan constitutes a mere promise by the Bank to make benefit payments in the future. It is the intention of the parties that the arrangements contained herein be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                                       B.

     Any trust which may be created by the Bank and any assets which may be held by the trust to assist the Company in meeting its obligations under this Plan will confirm to the terms of the model trust described in Revenue Procedure 92-64 issued by the Internal Revenue Service (or any successor thereto).

                                       C.

     In the event that benefits are hereafter determined to be taxable to the Employee (or his surviving spouse) prior to the actual receipt thereof, a payment shall be made to the Employee (or his surviving spouse) in an amount sufficient to pay such taxes, together with any interest or penalties with respect thereto, notwithstanding that the Employee may not then have terminated employment or that the payment is being made prior to the date that benefits would otherwise be payable hereunder. Amounts so paid shall then be used as an offset to the benefits, if any, thereafter payable hereunder.

                                    ARTICLE 6
                                       A.

     This Agreement shall be binding upon the parties hereto, their heirs, executors, administrators, legal representatives and successors. In the event of a merger, sale or reorganization involving the Bank, this Agreement shall continue in force and become an obligation of the Bank's successor or successors.

                                       B.

     Except to the extent permitted under qualified domestic relations order (as defined in Section 414(p) of the Code) or as otherwise required by law, the right to the Employee or his surviving spouse to any benefit or payment under the Plan; (a) shall not be subject to voluntary or involuntary anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Employee or his surviving spouse; (b) shall not be considered as asset of the Employee or his surviving spouse in the event of any divorce, insolvency or bankruptcy; and (c) shall not be subject to attachment, execution, garnishment, sequestration or other legal or equitable process. In the event that the Employee or his surviving spouse who is receiving or is entitled to receive benefits under the Plan attempts to assign, transfer or dispose or such right, or if an attempt is made to subject said right to such process, such assignment, transfer, disposition or process shall, unless permitted under a qualified domestic relations order or otherwise required by law, be null and void.

                                    ARTICLE 7

     This Agreement may be amended, altered and changed only by written agreement by both parties, or the surviving spouse of the Employee or successor or successors of the Bank, as the case may be.

                                    ARTICLE 8

     This Agreement shall be governed by the laws of the State of Connecticut.

     IN WITNESS WHEREOF, SALISBURY BANK AND TRUST COMPANY has caused this instrument to be signed on its behalf of its corporate seal to be hereto affixed by its officer hereunder duly authorized, and the Employee has hereunder set his hand and seal, the day, month and year first written above.

Witnessed in the presence:


/s/ CAROL A. ZUCCO                      SALISBURY BANK AND TRUST COMPANY
-------------------------------

/s/ MARILYN C. DEHATTE                  By: /s/ LOUISE F. BROWN
-------------------------------            -------------------------------------
                                                Louise F. Brown     Its Director


/s/ ROBERT W. PETERSON
-------------------------------

/s/ LINDA F. DECKER                        /s/ JOHN F. PEROTTI
-------------------------------            -------------------------------------
                                               JOHN F. PEROTTI

STATE OF CONNECTICUT                )
                                    )      ss. Sharon              June 29, 1994
COUNTY OF LITCHFIELD                )

     Personally appeared before me, the undersigned officer, Louise F. Brown who acknowledged himself to be Director of Salisbury Bank and Trust Company, a corporation, and that he as such being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as

                                               /s/ CAROL A. ZUCCO
                                               ---------------------------------
                                                   NOTARY PUBLIC
                                               ---------------------------------
                                                   Title of Officer
                                                   My Commission Expires 7/31/99

STATE OF CONNECTICUT                )
                                    )        ss. Sharon            June 29, 1994
COUNTY OF LITCHFIELD                )


     Personally appeared before me, the undersigned officer, John F. Perotti, whose name is subscribed to the within instrument and who acknowledged that he executed the same for the purposes therein.


                                           /s/ LINDA F. DECKER
                                           -------------------------------------
                                            My Commission Expires March 31, 1996


                                               NOTARY
                                           -------------------------------------
                                               Title of Officer

                                  EXHIBIT 23.1

                    Consent of Cranmore, FitzGerald & Meaney

                    Consent of Cranmore, FitzGerald & Meaney


     We hereby consent to the reference to this firm under the caption "Legal Matters" in the Registration Statement on Form S-4, of Salisbury Bancorp, Inc.



                                             /s/ Cranmore, FitzGerald & Meaney

                                                 CRANMORE, FITZGERALD & MEANEY


April 22, 1998

                                  EXHIBIT 23.2

                  Consent of Shatswell, MacLeod & Company, P.C.

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Salisbury Bank and Trust Company
Lakeville, Connecticut

     We hereby consent to the use of our report dated January 13, 1998 in the Registration Statement (Form S-4), of Salisbury Bancorp, Inc. and the reference to us in the section of the Registration Statement designated "Experts".


                                    /s/ Shatswell, MacLeod & Company, P.C.

                                    SHATSWELL, MACLEOD & COMPANY, P.C.



W. Peabody, Massachusetts
April 22, 1998